      As filed with the Securities and Exchange Commission on May 12, 1994

                                                     Registration No. 33-_______
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                           6711                         63-0574085
(State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification No.)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _____________________

                               AUBREY D. BARNARD
                             SOUTHTRUST CORPORATION
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                With copies to:
    C. LARIMORE WHITAKER, ESQ.                   J. WARREN FRAZIER, ESQ.
  BRADLEY, ARANT, ROSE & WHITE          SHACKLEFORD, FARRIOR, STALLINGS & EVANS
    1400 PARK PLACE TOWER                     501 EAST KENNEDY BOULEVARD
      2001 PARK PLACE                                   SUITE 1400
   BIRMINGHAM, ALABAMA 35203                      TAMPA, FLORIDA  33602
       (205) 521-8000                                 (813) 273-5000
   _________________________                    __________________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /



                                                  CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________________
                                                                        Proposed maximum        Proposed maximum        Amount of
            Title of each class of                 Amount to be           offering price       aggregate offering     registration
         securities to be registered                registered               per unit                price                 fee
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
   $2.50 per share . . . . . . . . . . . .        395,756 Shares
 Rights to Purchase Series A Junior                                             *               $4,050,032.70**         $1,396.56
   Participating Preferred Stock . . . . .        175,891 Rights
____________________________________________________________________________________________________________________________________

*    Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.
                         ____________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

                             SOUTHTRUST CORPORATION

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
               PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED
        BY PART I OF FORM S-4 PURSUANT TO ITEM 501(b) OF REGULATION S-K

                                                                                    Location or Heading In Proxy
                     Item                                                              Statement/Prospectus
                     ----                                                           --------------------------
1.   Forepart of Registration Statement and             Forepart of Registration Statement and Outside Front Cover Page of
     Outside Front Cover Page of Prospectus             Prospectus

2.   Inside Front and Outside Back Cover Pages of       Available Information; Incorporation of Certain Documents by  Reference;
     Prospectus                                         Table of Contents

3.   Risk Factors, Ratio of Earnings to Fixed           Summary
     Charges and Other Information

4.   Terms of the Transaction                           Summary; The Merger; Description of Capital Stock of SouthTrust; Comparison
                                                        of the Common Stock of SouthTrust and Bradenton; Certain Federal Income
                                                        Tax Considerations

5.   Pro Forma Financial Information                    *

6.   Material Contacts with the Company Being           Summary; The Merger
     Acquired

7.   Additional Information Required for                *
     Reoffering by Persons and Parties Deemed to
     be Underwriters

8.   Interests of Named Experts and Counsel             Legal Matters

9.   Disclosure of Commission Position on               *
     Indemnification for Securities Act
     Liabilities

10.  Information With Respect to S-3 Registrants        Summary

11.  Incorporation of Certain Information by            Incorporation of Certain Documents by Reference
     Reference

12.  Information With Respect to S-2 or S-3             *
     Registrants

13.  Incorporation of Certain Information by            *
     Reference

14.  Information With Respect to Registrants            *
     Other Than S-3 or S-2 Registrants

15.  Information With Respect to S-3 Companies          *

16.  Information With Respect to S-2 or S-3             *
     Companies

17.  Information With Respect to Companies Other        Summary; Certain Information Concerning the Business of Bradenton and the
     than S-2 or S-3 Companies                          Bank; Selected Financial Data of Bradenton; Management's Discussion and
                                                        Analysis of Financial Condition and Results of Operations; Index to the
                                                        Financial Statements of Bradenton

18.  Information if Proxies,  Consents or               Introduction; Summary; The Merger; Additional Information
     Authorizations are to be Solicited

19.  Information if Proxies, Consents or                *
     Authorizations are not to be Solicited, or
     in an Exchange Offer

____________________________________________________________
* Not Applicable

                             THE BANK OF BRADENTON
                              404 53RD AVENUE WEST
                            BRADENTON, FLORIDA 34206

          _____________________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         ______________________________________________________________

        Notice is hereby given that a Special Meeting of Shareholders of The Bank of Bradenton, a Florida state banking association ("Bradenton"), will he held on _________, 1994, at _____.M., local time, at the principal executive offices of Bradenton at 404 53rd Avenue West, Bradenton, Florida, for the following purposes (the "Special Meeting"):

                1. To consider and vote upon the Agreement and Plan of Merger dated as of January 31, 1994, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of April 27, 1994 (collectively, the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, between Bradenton and SouthTrust Bank of Sarasota County, a Florida state banking association ("ST-Bank"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust of Florida, Inc., a Florida corporation and wholly-owned subsidiary of SouthTrust ("ST-Sub"), whereby Bradenton will be merged with and into ST-Bank and the shareholders of Bradenton will receive 2.14 shares of common stock of SouthTrust (subject to appropriate adjustment in the event of certain occurrences), in exchange for each outstanding share of common stock of Bradenton, with cash being paid in lieu of any fractional shares of common stock of SouthTrust, pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

                2. To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

        Only those persons who were holders of record of the common stock of Bradenton at the close of business on May 10, 1994, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

        The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

        A Proxy Card and a Proxy Statement/Prospectus for the Special Meeting are enclosed.

                                        By Order of the Board of Directors



                                        NORMAN J. PINARDI
                                        President

Bradenton, Florida
_________, 1994

        WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT BRADENTON MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS

                               Proxy Statement Of

                             THE BANK OF BRADENTON

                   For A Special Meeting Of Its Shareholders
                          To Be Held __________, 1994

         ____________________________________________________________

                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                             SOUTHTRUST CORPORATION

                Relating To Up To 395,756 Shares Of Common Stock
                          (Par Value $2.50 Per Share)

               TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER
                OF THE BANK OF BRADENTON INTO SOUTHTRUST BANK OF
                 SARASOTA COUNTY, A WHOLLY-OWNED SUBSIDIARY OF
                  SOUTHTRUST OF FLORIDA, INC., A WHOLLY-OWNED
                      SUBSIDIARY OF SOUTHTRUST CORPORATION

            _______________________________________________________

        No person has been authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by SouthTrust Corporation or the Bank of Bradenton. This Proxy Statement/Prospectus does not constitute an offer of any securities other than the shares to which it relates or an offer of any kind to any person in any jurisdiction where such an offer would be unlawful. Neither delivery of this Proxy Statement/Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof. All information contained in this Proxy Statement/Prospectus relating to SouthTrust Corporation and its subsidiaries has been supplied by SouthTrust Corporation and all information relating to the Bank of Bradenton has been supplied by the Bank of Bradenton.

        THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF BRADENTON ON OR ABOUT ____________, 1994.

            ______________________________________________________

    THE SECURITIES OF SOUTHTRUST CORPORATION OFFERED IN CONNECTION WITH THE
       MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
       APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is _________, 1994.

                               TABLE OF CONTENTS
                                                                            Page

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . .  25
Description of SouthTrust Capital Stock . . . . . . . . . . . . . . . . . .  26
Market and Dividend Information Respecting the Common Stock
    of SouthTrust and Bradenton . . . . . . . . . . . . . . . . . . . . . .  31
Comparison of the Common Stock of SouthTrust and Bradenton  . . . . . . . .  33
Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . .  35
Certain Information Concerning the Business of Bradenton  . . . . . . . . .  40
Selected Financial Data of Bradenton  . . . . . . . . . . . . . . . . . . .  41
Management's Discussion and Analysis of Financial Condition
    and Results of Operations . . . . . . . . . . . . . . . . . . . . . . .  41
Beneficial Ownership of Bradenton Common Stock  . . . . . . . . . . . . . .  49
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . .  50
Index to the Financial Statements of Bradenton  . . . . . . . . . . . . . . F-1
Exhibit A - Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . A-1
Exhibit B - Florida Dissent Provisions  . . . . . . . . . . . . . . . . . . B-1


                             AVAILABLE INFORMATION


        SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

        SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of common stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of common stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

        THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER
(205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________, 1994. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                  INTRODUCTION

GENERAL

        This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $8.00 per share ("Bradenton Common Stock"), of The Bank of Bradenton, a Florida state banking association ("Bradenton"), in connection with the solicitation of proxies by the Board of Directors of Bradenton for use at a special meeting of shareholders of Bradenton to be held on __________, 1994, at ________.M., local time, at the principal executive offices of Bradenton at 404 53rd Avenue West, Bradenton, Florida, and at any postponement or adjournment thereof (the "Special Meeting").

        The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger dated as of January 31, 1994, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of April 27, 1994 (collectively, the "Merger Agreement"), between Bradenton and SouthTrust Bank of Sarasota County, a Florida state banking association ("ST-Bank"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust of Florida, Inc., a Florida corporation and wholly-owned subsidiary of SouthTrust ("ST-Sub"), providing for the merger of Bradenton into ST-Bank (the "Merger") and the exchange in the Merger of each outstanding share of Bradenton Common Stock for 2.14 shares of common stock, par value $2.50 per share, of SouthTrust ("SouthTrust Common Stock"). No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Bradenton Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of one share of SouthTrust Common Stock as reported on the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ") on the last trading day immediately preceding the Effective Time of the Merger (as defined below).

        The 2.14 shares of SouthTrust Common Stock for which each share of Bradenton Common Stock may be exchanged in the Merger had an aggregate market value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding _________, 1994, of approximately $______________________. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK- SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND BRADENTON." Because the number of shares of SouthTrust Common Stock to be received for each share of Bradenton Common Stock in the Merger is fixed, a change in the market price of SouthTrust Common Stock before the Merger would affect the value of the SouthTrust Common Stock to be received in the Merger in exchange for each share of Bradenton Common Stock. However, Bradenton is not obligated to consummate the Merger in the event that the last sales price of a share of SouthTrust Common Stock as reported by NASDAQ on the last trading day immediately preceding the Effective Time of the Merger is less than $16.00 per share. For additional information regarding the terms of the Merger, see Exhibit A and "THE MERGER."

        Subject to the approval of the Merger Agreement by the shareholders of Bradenton and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective on the date and at the time on which the Merger is deemed effective by each of the Florida Department of Banking and Finance (the "Florida Department") and the Federal Deposit Insurance Corporation ("FDIC") (the "Effective Time of the Merger"). It is anticipated that such documents will be filed and the Merger will become effective on or about __________, 1994.

        This Proxy Statement/Prospectus was first sent or given to shareholders of Bradenton on or about _________, 1994. SouthTrust has filed a Registration Statement with the Commission with respect to the shares of SouthTrust Common Stock to be issued pursuant to the Merger. This document also constitutes the Prospectus of SouthTrust that is included as part of such Registration Statement. All information contained in this Proxy Statement/Prospectus pertaining to SouthTrust, ST-Sub, and ST-Bank was supplied by SouthTrust, and all information contained in this Proxy Statement/Prospectus pertaining to Bradenton was supplied by Bradenton.

        A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A.

VOTING AT THE SPECIAL MEETING.

        The Board of Directors of Bradenton has fixed the close of business on May 10, 1994 as the record date (the "Record Date") for the determination of holders of shares of Bradenton Common Stock entitled to notice of and to vote at the Special Meeting. On the Record Date, Bradenton had outstanding 184,933 shares of Bradenton Common Stock, which constituted the only outstanding class of capital stock of Bradenton entitled to notice of and to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Bradenton Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting, and the affirmative vote of the holders of a majority of the outstanding shares of Bradenton Common Stock entitled to vote thereon is required to approve the Merger Agreement. Each holder of record of shares of Bradenton Common Stock on the Record Date is entitled to one vote for each share of such stock held of record.

        As of the Record Date, Bradenton directors and executive officers (a total of 8 persons) beneficially owned a total of 84,165 shares of Bradenton Common Stock (exclusive of 7,800 shares of Bradenton Common Stock which may be acquired by such persons pursuant to options), representing approximately 45.51% of the shares of Bradenton Common Stock entitled to vote at the Special
Meeting. All such directors and officers have advised Bradenton that, as of the date of the Proxy Statement/Prospectus, they intend to vote for approval of the Merger Agreement.

        THE BOARD OF DIRECTORS OF BRADENTON UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRADENTON; INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER."

        A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. Only votes FOR a particular matter constitute affirmative votes. Votes that are withheld or abstain, including broker non-votes, with respect to a matter are counted for quorum purposes, but since they are not cast for a particular matter such votes have the same effect as negative votes. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Cashier of Bradenton either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not itself revoke a proxy.

        In addition to the use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of Bradenton, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by Bradenton. Bradenton will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Bradenton Common Stock.

        SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                    SUMMARY

        The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to Bradenton, SouthTrust and its subsidiaries and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.

PARTIES TO THE MERGER

  SouthTrust

        SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama. As of March 31, 1994, SouthTrust had consolidated total assets of approximately $15.1 billion, which ranked it as the largest bank holding company headquartered in Alabama. Following the enactment of Alabama's interstate banking legislation in 1987, SouthTrust has pursued a strategy of acquiring banks and financial institutions throughout the major growth areas of Florida, Georgia, North Carolina, South Carolina and Tennessee and offers a full range of banking services through 39 bank subsidiaries operating more than 395 offices. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A., Birmingham, Alabama (the oldest predecessor of which was incorporated in 1887), which had approximately $4.4 billion in total assets as of March 31, 1994. Of SouthTrust's approximately $15.1 billion in assets as of March 31, 1994, approximately $9.2 billion were in Alabama, approximately $2.7 billion were in Georgia and approximately $2.4 billion were in Florida.

        SouthTrust has taken advantage of the passage of interstate banking legislation by acquiring banks in major metropolitan markets in Florida, Georgia, North Carolina, South Carolina and Tennessee. The effect of this expansion has been to give SouthTrust access to metropolitan markets with favorable prospects for growth of population, per capita income, and business development opportunities.

        During 1993, SouthTrust effected acquisitions of 14 financial institutions, with total assets of approximately $1.3 billion. The following table presents certain information with respect to acquisitions which are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:



     Institution                                      Location                        Total            Total            Total
     -----------                                      --------                       Assets          Deposits          Loans*
                                                                                  ------------     ------------     ------------
                                                                                                   (in millions)
The Bank of Bradenton                                 Bradenton, Florida           $    46.8        $    42.3        $    24.6
Community Bank of Charlotte                           Port Charlotte, Florida           38.7             29.7             33.1
Island Bank of Collier County                         Marco Island, Florida             29.3             24.9             14.0
Citrus National Bank                                  Crystal River, Florida            35.7             32.1             22.2
First Columbus Community Bank
  & Trust Company                                     Columbus, Georgia                 54.2             48.2             35.7
University State Bank Corp.                           Tampa, Florida                    19.8             17.5             11.8
First Jefferson Corporation                           Biloxi, Mississippi               42.3             39.7             21.9
Home Banc, F.S.B.                                     Atlanta, Georgia                 304.8            265.6            246.1
- ----------------------------
*Net of unearned income

        SouthTrust anticipates accounting for each of these pending transactions pursuant to the purchase method of accounting, with the exception of Bradenton, Community Bank of Charlotte and First Community Bank & Trust Company, which will be accounted for as pooling of interests. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

        As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of Bradenton Common Stock in the Merger.

        The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

  Bradenton

        Bradenton was organized as a Florida state banking association in July 1986. Bradenton operates one full-service office serving customers in Bradenton, Florida. Bradenton is a member of the Federal Reserve Bank and is a member of and its deposits are insured by the Bank Insurance Fund ("BIF") of the FDIC. Bradenton is subject to comprehensive regulation, examination and supervision by the Board of Governors of the Federal Reserve System and the Florida Department. See "CERTAIN INFORMATION CONCERNING THE BUSINESS OF BRADENTON" and "SUPERVISION AND REGULATION."

        The business of Bradenton consists primarily of attracting deposits from the general public and using these funds, as well as loan repayments and borrowings, to originate loans, primarily for individuals and small businesses. Bradenton's primary market area for loans and deposits includes Manatee County, Florida, and the total population of this county was approximately 223,500 as of December 31, 1993.

        Bradenton maintains its principal executive offices at 404 53rd Avenue West, Bradenton, Florida and the telephone number at such office is (813) 755-1212.

  SouthTrust of Florida, Inc.

        ST-Sub, a Florida corporation, is a wholly-owned subsidiary of SouthTrust. It owns eight banking subsidiaries in Florida.

SouthTrust Bank of Sarasota County

        ST-Bank, a Florida state banking association, is a wholly-owned subsidiary of ST-Sub. It operates five full service branches in Sarasota County, Florida.

SPECIAL MEETING

        The Special Meeting will be held at ________.m., local time, on _________, 1994, at the principal executive offices of Bradenton at 404 53rd Avenue West, Bradenton, Florida, to consider and vote upon the Merger Agreement. Only holders of record of shares of Bradenton Common Stock as of the close of business on May 10, 1994 will be entitled to notice of and to vote at the Special Meeting, including any adjournment thereof.

THE MERGER

  Terms of the Merger

        Subject to approval of the Merger Agreement by the shareholders of Bradenton at the Special Meeting, the receipt of required regulatory approval, and other conditions, Bradenton will be merged into ST-Bank pursuant to the Merger Agreement, with ST-Bank being the resulting bank in the Merger (the resulting bank being sometimes referred to herein as the "Resulting Bank"). At the Effective Time of the Merger, each outstanding share of Bradenton Common Stock will be converted into the right to receive 2.14 shares of SouthTrust Common Stock, which exchange ratio is subject to appropriate adjustment in the event of certain stock splits and stock dividends effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Bradenton Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of one share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger.

        The 2.14 shares of SouthTrust Common Stock for which each outstanding share of Bradenton Common Stock may be exchanged in the Merger had an aggregate value, based upon the average of the last sales price of one share of SouthTrust Common Stock for the five (5) trading days immediately preceding _________, 1994, of approximately $______________________.

        As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents shall send or cause to be sent to each former holder of record of Bradenton Common Stock a letter of transmittal for use in exchanging their stock certificates formerly representing such Bradenton Common Stock for the right to receive certificates representing the appropriate number of shares of SouthTrust Common Stock.

  Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of Bradenton Common Stock is required to approve the Merger Agreement. Directors and executive officers of Bradenton and their affiliates owned, as of the Record Date, directly or indirectly, 84,165 shares of Bradenton Common Stock, constituting approximately 45.51% of the shares of Bradenton Common Stock outstanding on the Record Date for the Special Meeting. It is anticipated that all of such shares will be voted for approval of the Merger Agreement.

  Recommendation of the Board of Directors of Bradenton

        THE MEMBERS OF THE BOARD OF DIRECTORS OF BRADENTON HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTEREST OF THE SHAREHOLDERS OF BRADENTON. ACCORDINGLY, THE BOARD OF DIRECTORS OF BRADENTON RECOMMENDS THAT THE SHAREHOLDERS OF BRADENTON VOTE IN FAVOR OF THE MERGER AGREEMENT. This recommendation is based on a number of factors discussed in this Proxy
Statement/Prospectus.   See "THE MERGER - Background of the Merger; Reasons for
the Merger; Recommendations of the Board of Directors of Bradenton."

  Interests of Certain Named Persons in the Merger

        The Merger Agreement provides that the Board of Directors of ST-Bank, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the executive officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. Pursuant to the Merger Agreement, SouthTrust has designated George T. Smith, the Chairman of the Board of Directors of Bradenton, as a director of ST-Bank, and Norman Pinardi, the President of Bradenton and one of its directors, as an executive officer of ST-Bank, following the Effective Time of the Merger.

The Merger Agreement provides that as of or prior to the Effective Time of the Merger, SouthTrust will seek to execute a replacement employment agreement with Mr. Norman Pinardi, which will supersede his existing employment agreement with Bradenton. ST-Bank and Mr. Pinardi have agreed upon an employment agreement for a three year term as an executive officer of ST-Bank at an annual compensation of $102,000 through June 30, 1994, and at an annual compensation of $107,500 thereafter through June 30, 1996. Mr. Lloyd Geiger, Executive Vice President and Cashier of Bradenton, and a director of Bradenton, will be employed as Vice President, Chief Financial Officer and Cashier of ST-Bank following the Effective Time of the Merger. ST-Bank has also agreed to employ Ms. Beverly Albritton as Assistant Vice President of Loan Operations of ST-Bank following the Effective Time of the Merger.

        The parties have agreed in the Merger Agreement that as of the Effective Time of the Merger, those certain officer benefit plans (the "Officer Benefit Plans") between Bradenton and Messrs. Pinardi and Geiger, dated June 13, 1989 and June 12, 1990, respectively, shall be canceled and terminated, and the respective lump sum amounts calculated in accordance with such Officer Benefit Plans shall be paid to Messrs. Pinardi and Geiger, and either Bradenton shall assign to Messrs. Pinardi and Geiger the key man insurance policies insuring their respective lives in exchange for Messrs. Pinardi and Geiger paying to Bradenton the cash surrender value thereof, or Bradenton shall retain such policies, including the cash surrender value thereof; provided, however, that if Mr. Pinardi and SouthTrust or one of its affiliates shall execute a replacement employment agreement, and if Mr. Geiger and SouthTrust or one of its affiliates shall execute a mutually satisfactory employment agreement, the Officer Benefit Plans will remain in full force and effect and will be assumed by ST-Bank.

        The Merger Agreement further provides that the Bylaws of Bradenton with respect to the indemnification of officers, directors, employees and agents of Bradenton will be amended to conform to the basic indemnification provisions set forth in the Florida Business Corporation Act. ST-Sub shall insure that all the rights to indemnification and all limitations of liabilities existing in favor of the officers, directors or employees of Bradenton, as contained in the Bylaws of Bradenton, as so amended, shall continue in full force and effect with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time of the Merger for a period of four years after the Effective Time of the Merger.

        See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of Bradenton Following the Merger; Plans for Business of Bradenton."

  Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

        The Merger is subject to approval by the Florida Department and the FDIC. On or about March 17, 1994, SouthTrust filed a merger application under
Section 658.41 of the Florida Banking Code with the Florida Department and an application under Section 18(c) of the Bank Merger Act with the FDIC on March 22, 1994, seeking approval to merge Bradenton into ST-Bank. Neither the Florida Department nor the FDIC has, as yet, acted upon these applications. The Merger of Bradenton into ST-Bank cannot be consummated until approval is obtained from the Florida Department and for thirty (30) days after approval thereof by the FDIC, and during such thirty day period, the United States Department of Justice (the "Justice Department") may challenge the Merger of Bradenton into ST-Bank on antitrust grounds.

        The respective obligations of ST-Bank and Bradenton to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, (ii) the approval of the Merger Agreement by the requisite vote of Bradenton's shareholders, and (iii) certain other conditions customary in
transactions of this kind.   Assuming that all conditions to the Merger
contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall not be consummated until within ten (10) days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, and (ii) approval by the shareholders of Bradenton of the Merger Agreement.

        At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

        See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

  Termination

        The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and Bradenton or, (ii) by either SouthTrust or Bradenton individually, under certain specified circumstances, including if the Merger shall not have occurred on or prior to June 30, 1994, provided that the failure to consummate the Merger on or before such date is not caused by a breach of the Merger Agreement by the party seeking to terminate. See "THE MERGER - Termination."

  Effective Time of the Merger

        The Merger will become effective on the date and at the time on which the Merger is deemed effective by each of the Florida Department and the FDIC. Unless otherwise agreed, the Merger will become effective on the tenth (10th) business day following the later to occur of: (i) the effective date of the last required consent of any regulatory approval and (ii) the date on which the Bradenton shareholders approve the Merger Agreement. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about ______________________, 1994, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER - Effective Time of the Merger."

RIGHTS OF DISSENT AND APPRAISAL

        By following the procedures set forth elsewhere in this Proxy Statement/Prospectus, a holder of shares of Bradenton Common Stock is entitled to dissent from the Merger and demand the fair value of the shares of Bradenton Common Stock held by such holder in cash. See "THE MERGER - Rights of Dissent and Appraisal."

COMPARATIVE STOCK PRICES

        SouthTrust Common Stock is traded in the over-the-counter market through the facilities of NASDAQ. The market for shares of Bradenton Common Stock is not active, and, during the last two years, the sales price of shares of Bradenton Common Stock of which Bradenton had knowledge ranged from $21.00 to $32.00 per share. The last sale of shares of Bradenton Common Stock known to Bradenton occurred on May 10, 1994, at a sales price of $32.00 per share.

        The following table sets forth applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates.

                                                                                              SouthTrust        SouthTrust
                                                                                             Common Stock      Common Stock
                                                                                           Last Sales Price    Equivalent (4)
                                                                                           ----------------    --------------
            (1)     September 15, 1993 . . . . . . . . . . . . . . . . . . . .             $          19.38    $        41.46
                                                                                            ---------------     -------------
            (2)     January 28, 1994 . . . . . . . . . . . . . . . . . . . . .             $          18.75    $        40.13
                                                                                            ---------------     -------------
            (3)     [date] . . . . . . . . . . . . . . . . . . . . . . . . . .             $                   $
                                                                                            ---------------     -------------

__________________________

(1) Last trading day preceding the announcement of the execution of the non-binding letter of intent.
(2)     Last trading day preceding the execution of the Merger Agreement.
(3) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.
(4) Pro forma equivalents calculated using the historical last sales price for SouthTrust Common Stock as of the selected date multiplied by the conversion ratio of 2.14 shares of SouthTrust Common Stock per share of Bradenton Common Stock.

        Bradenton's shareholders are advised to obtain current market quotations for or information regarding SouthTrust Common Stock and Bradenton Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of Bradenton Common Stock at any time before the Effective Time of the Merger or as to the market price of SouthTrust Common Stock at any time thereafter. Because the exchange ratio of Bradenton Common Stock for SouthTrust Common Stock is fixed, it will not compensate Bradenton's shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. As a result, in the event the market price for SouthTrust Common Stock decreases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Bradenton Common Stock would decrease. However, Bradenton is not obligated to consummate the Merger in the event that the last sales price of SouthTrust Common Stock as reported by NASDAQ on the last trading day immediately preceding the Effective Time of the Merger is less than $16.00 per share. Conversely, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Bradenton Common Stock would increase.

        See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND BRADENTON."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

        The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Bradenton who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of Bradenton and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Bradenton may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Provided that an affiliate of Bradenton otherwise complies with Rule 145, and subject to the undertaking described below, such an affiliate will be free to resell, during any given three month period, all of the shares of Southtrust Common Stock received in the Merger.

        At or prior to the Effective Time of the Merger, each such person deemed an affiliate of Bradenton will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, inter alia, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and
(ii) until such time as financial results covering at least thirty (30) days of combined operations of Bradenton and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

        See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF BRADENTON SHAREHOLDERS

        Upon consummation of the Merger, Bradenton shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by the Florida Banking Code and, to the extent not inconsistent therewith, the Florida Business Corporation Act and Bradenton's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and SouthTrust's Restated Certificate of Incorporation and Bylaws. Because of certain differences between the provisions of the Florida Banking Code and Delaware corporate law and of Bradenton's Articles of Incorporation and Bylaws and SouthTrust's Restated Certificate of Incorporation and Bylaws, the current rights of Bradenton shareholders will change after the Merger. Some of these differences include anti-takeover provisions. See "COMPARISON OF THE COMMON STOCK OF SOUTHTRUST AND BRADENTON."

ACCOUNTING TREATMENT

        The Merger will be accounted for by SouthTrust as a pooling of interests. See "THE MERGER - Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        Bradenton has received an opinion of Bradley, Arant, Rose & White to the effect that, for federal income tax purposes, (i) the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by the holders of shares of Bradenton Common Stock who received shares of SouthTrust Common Stock in the Merger, except in connection with the receipt of cash in lieu of fractional interests in shares of SouthTrust Common Stock; and (iii) cash received by holders of shares of Bradenton Common Stock in lieu of fractional interests in shares of SouthTrust Common Stock will be treated as having been received as distributions in full payment in exchange for the fractional share interests in shares of SouthTrust Common Stock which they would otherwise be entitled to receive. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

        THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY FOR EACH HOLDER OF SHARES OF BRADENTON COMMON STOCK. ALL HOLDERS OF SHARES OF BRADENTON COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

EQUIVALENT SHARE DATA

        The following summary presents certain unaudited comparative historical, pro forma combined and pro forma equivalent per share data for both SouthTrust and Bradenton. The pro forma amounts assume the Merger was effective as of the commencement of the periods presented and was accounted for as a pooling of interests. SouthTrust's pro forma amounts represent the combined pro forma results, and Bradenton pro forma equivalent amounts are computed by multiplying the pro forma amounts by a factor of 2.14 to reflect the exchange ratio in the Merger of 2.14 shares of SouthTrust Common Stock for each share of Bradenton Common Stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                                                        Year Ended              Three Months
                                                                                       December 31,                 Ended
                                                                           ----------------------------------  ----------------
                                                                             1993       1992         1991        March 31, 1994
                                                                           -------    --------     --------     ---------------
         Net income (loss) per common share:
                 SouthTrust                                                $  1.94     $  1.66      $  1.42     $          0.51
                 Bradenton (1)                                                2.58        2.47         1.96                0.54
                 SouthTrust pro forma combined                                1.93        1.65         1.42                0.51
                 Bradenton pro forma equivalent                               4.13        3.54         3.04                1.09

         Cash dividends per common share:
                 SouthTrust                                                $  0.60     $  0.52      $  0.48     $          0.17
                 Bradenton                                                    0.14        0.13         0.12                0.00
                 Bradenton pro forma equivalent                               1.28        1.11         1.03                0.36

                                                                                                                  Three Months
                                                                                                                     Ended
                                                                               Year Ended December, 1993         March 31, 1994
                                                                           ---------------------------------   ------------------
         Book value per common share (period end):
                 SouthTrust                                                            $     13.25              $         13.45
                 Bradenton (1)                                                               21.44                        21.90
                 SouthTrust pro forma combined                                               13.23                        13.43
                 Bradenton pro forma equivalent                                              28.31                        28.75

__________________________________
(1) Adjusted to reflect 30% stock dividend effected on January 1, 1993.

SELECTED FINANCIAL DATA

        The following tables set forth certain selected historical financial information for Bradenton and certain selected historical consolidated financial information for SouthTrust. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited financial statements of Bradenton and audited consolidated financial statements of SouthTrust. This information should be read in conjunction with the financial statements of Bradenton and consolidated financial statements of SouthTrust, and the related notes thereto, included in documents included elsewhere herein or incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                    SOUTHTRUST CORPORATION AND SUBSIDIARIES

                                                                                                              Three Months
                                                                  Years Ended December 31,                    Ended March 31,
                                                    ---------------------------------------------------   ---------------------
                                                     1993       1992      1991        1990       1989        1994        1993
                                                    ------     ------    -------     ------     -------   ---------    --------
INCOME STATEMENT DATA
(in thousands except per share data):
         Interest income                           $ 927,551  $ 828,080  $ 823,725  $ 776,661   $  684,624  $ 238,207 $ 224,332
         Interest expense                            397,743    382,930    474,453    498,329      450,147     99,881    96,320
                                                   ---------  ---------  ---------  ---------   ----------  --------- ---------

                 Net interest income                 529,808    445,150    349,272    278,332      234,477    138,236   128,012
         Provision for loan losses                    45,032     43,305     38,042     44,635       21,166     10,189    11,305
                                                   ---------  ---------  ---------  ---------   ----------  --------- ---------

         Net interest income after provision
                 for loan losses                     484,776    401,845    311,230    233,697      213,311    128,137   116,707

         Non-interest income                         174,702    136,683    108,881     91,084       78,686     46,822    38,081

         Non-interest expense                        434,951    373,636    296,796    234,713      200,147    113,405   103,175
                                                   ---------  ---------  ---------  ---------   ----------  --------- ---------

         Income before income taxes                  224,527    164,892    123,315     90,068       91,850     61,554    51,613

         Provisions for income taxes                  73,992     50,646     33,309     20,360       19,075     20,817    16,769
                                                   ---------  ---------  ---------  ---------   ----------  --------- ---------

                 Net income                        $ 150,535  $ 114,246  $  90,006  $  69,708   $   72,775  $  40,737 $  34,844
                                                   =========  =========  =========  =========   ==========  ========= =========

         Net income per common share and
                 common share equivalent           $    1.94  $    1.66  $    1.42  $    1.14   $     1.21  $    0.51 $    0.46

         Cash dividends declared per
                 common share                           0.60       0.52       0.48       0.46         0.43       0.17      0.15

         Average common shares and
                 common share equivalents
                 outstanding                          77,772     68,948     63,255     61,148       60,077     79,847    76,245

BALANCE SHEET DATA (at period end)
  (in millions):
         Total assets                              $14,708.0  $12,714.4  $10,158.1  $ 9,005.9   $  7,763.2  $15,081.0 $13,427.7

         Total loans net of unearned income          9,448.3    7,546.6    5,965.0    5,531.4      4,690.5    9,849.4   8,121.5

         Total deposits                             11,515.4   10,082.3    8,277.2    7,228.0      6,054.5   11,538.3  10,651.9

         Total stockholders' equity                  1,051.8      860.4      662.0      549.6        507.1    1,068.6     923.6

                             THE BANK OF BRADENTON

                                                                                                              Three Months
                                                                  Years Ended December 31,                   Ended March 31,
                                                   -----------------------------------------------------  -------------------
                                                     1993       1992      1991        1990       1989       1994      1993
                                                   --------  --------   ---------  ---------   ---------  --------  ---------
INCOME STATEMENT DATA
(in thousands except per share data):
         Interest income                           $  3,056  $  3,271   $   3,421  $   3,087   $   2,583  $    731  $     766

         Interest expense                               983     1,332       1,914      1,767       1,520       237        254
                                                   --------  --------   ---------  ---------   ---------  --------  ---------

                 Net interest income                  2,073     1,939       1,507      1,320       1,063       494        512


         Provision for loan losses                       33       203         106         72         100         1         20
                                                   --------  --------   ---------  ---------   ---------  --------  ---------

         Net interest income after provision
                 for loan losses                      2,040     1,736       1,401      1,248         963       493        492


         Non-interest income                            231       245         185        133         125        58         49

         Non-interest expense                         1,536     1,329       1,110        958         800       397        378
                                                   --------  --------   ---------  ---------   ---------  --------  ---------

         Income before income taxes                     735       652         476        423         288       154        163

         Provision for income taxes                     261       222         153        154          99        55         57
                                                   --------  --------   ---------  ---------   ---------  --------  ---------

                 Net income (loss)                 $    474  $    430   $     323  $     269   $     189  $     99  $     106
                                                   ========  ========   =========  =========   =========  ========  =========

         Net income (loss) per common share        $   2.58  $   2.47   $    1.96  $    1.73   $    1.29  $   0.54  $    0.58


         Cash dividends declared
                 per common share                      0.14      0.13        0.12       0.11        0.10      0.00       0.00


         Average common shares outstanding(1)       183,687   174,002     164,530    155,641     146,544   184,933    183,308


BALANCE SHEET DATA (at period end)
         (in millions):
         Total assets                              $   46.0  $   45.4   $    39.7  $    32.6   $    27.0  $   48.5  $    44.0

         Total loans net of unearned income            24.6      22.8        20.5       18.0        14.5      24.6       23.3


         Total deposits                                41.7      41.5        36.5       29.7        24.7      43.9       40.0

         Total stockholders' equity                     4.0       3.5         2.8        2.4         1.9       4.1        3.6

         _________________________________________________________

         (1) Adjusted to reflect 30% stock dividend effected on January 1, 1993

                                   THE MERGER

        The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

GENERAL

        The Merger Agreement has been approved by the Boards of Directors of Bradenton, SouthTrust, ST-Sub and ST-Bank, and by ST-Sub as the sole shareholder of ST-Bank. No approval of the Merger by the stockholders of SouthTrust is required.

        Pursuant to the Merger Agreement, Bradenton will be merged with and into ST-Bank pursuant to the Florida Banking Code, and ST-Bank shall be the resulting bank (the "Resulting Bank"). Upon the effectiveness of the Merger, each outstanding share of Bradenton Common Stock shall be converted into the right to receive 2.14 shares of SouthTrust Common Stock. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Bradenton Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of one share of SouthTrust Common Stock as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger.

        Subject to the approval of the Merger Agreement by the shareholders of Bradenton and the satisfaction or waiver of the conditions contained in the Merger Agreement, the Merger Agreement provides that the Merger will become effective on the date and at the time on which the Merger is deemed effective by each of the Florida Department and the FDIC. Subject to the terms and conditions of the Merger Agreement and unless otherwise agreed upon by SouthTrust and Bradenton, the Effective Time of the Merger will be the tenth
(10th) business day after the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, and (ii) approval by the shareholders of Bradenton of the Merger.

BACKGROUND OF THE MERGER; REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BRADENTON

        In June 1993, representatives of the Board of Directors of Bradenton were approached by representatives of SouthTrust regarding a possible acquisition of Bradenton. Discussions between representatives of the Board of Directors of Bradenton and representatives of SouthTrust regarding a possible business combination continued and culminated in the execution of a non-binding letter of intent on September 15, 1993. The letter of intent provided, subject to certain conditions, that Bradenton would be acquired by SouthTrust or one of its subsidiaries in a transaction in which the shareholders of Bradenton would receive 2.14 shares of SouthTrust Common Stock for each outstanding share of Bradenton Common Stock.

        Following the execution of the letter of intent, representatives of SouthTrust and Bradenton conducted various due diligence activities and negotiated the terms and conditions to be included in a definitive merger agreement. At a special meeting held on January 31, 1994, the Board of Directors of Bradenton met to review and consider the Merger Agreement. At such special meeting, the Board of Directors unanimously voted for the Merger and the Merger Agreement. The Merger Agreement between Bradenton and ST-Bank and joined in by SouthTrust and ST-Sub was executed as of January 31, 1994.

        The 2.14 shares of SouthTrust Common Stock to be exchanged for each share of Bradenton Common Stock reflect prices that were negotiated on an arm's-length basis between representatives of Bradenton and representatives of SouthTrust. There was no affiliation between Bradenton and its representatives, on the one hand, and SouthTrust, ST-Sub and ST-Bank, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

        The Board of Directors of Bradenton considered a variety of factors in evaluating and approving the Merger and the Merger Agreement, including (a) alternatives to the Merger, including remaining an independent institution in light of the current economic condition of the market and the competitive disadvantages as compared to the larger financial institutions operating in the market; (b) the value of the consideration to be received by Bradenton's shareholders relative to the book value and earnings per share of Bradenton Common Stock; (c) certain information concerning the financial condition, results of operations and business prospects of Bradenton and SouthTrust; (d) the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with SouthTrust; (e) the marketability of Bradenton Common Stock; (f) the competitive and regulatory environment for financial institutions generally; (g) the fact that the Merger will enable Bradenton shareholders to exchange their shares of Bradenton Common Stock for shares of common stock of a larger combined entity, the stock of which is more widely held and more actively traded; (h) SouthTrust's ability to provide comprehensive financial services in relevant markets; and (i) SouthTrust's human resources and personnel policies and practices. The Board of Directors did not assign any relative weights to the above factors, but it considered all of such factors to be material. The Board of Directors of Bradenton believes that it appropriately addressed all of the relevant concerns in the proposed transaction with SouthTrust, and it concluded that the terms of the transaction with SouthTrust are fair to the shareholders of Bradenton from a financial point of view. For these reasons, the Board of Directors of Bradenton did not engage a financial advisor to issue an opinion that the transaction is fair,
from a financial point of view, to the shareholders of Bradenton.   Based on
these factors, the Board of Directors of Bradenton has determined that the Merger is in the best interests of the shareholders of Bradenton and has approved the Merger Agreement.

        THE MEMBERS OF THE BOARD OF DIRECTORS OF BRADENTON HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF BRADENTON. ACCORDINGLY, THE BOARD OF DIRECTORS OF BRADENTON RECOMMENDS THAT THE SHAREHOLDERS OF BRADENTON VOTE IN FAVOR OF THE MERGER AGREEMENT.

        SouthTrust is engaging in the transactions pursuant to the Merger because the Merger and the Subsidiary Merger are consistent with its expansion strategy within the southeastern United States and because the acquisition of Bradenton will augment SouthTrust's existing market share in southwest Florida and enhance its competitive position in such market.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

        The Merger Agreement provides that the Board of Directors of ST-Bank, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the executive officers of ST-Bank shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. Pursuant to the Merger Agreement, SouthTrust designated George T. Smith, the Chairman of the Board of Directors of Bradenton, as a director of ST-Bank following the Effective Time of the Merger, and Norman Pinardi, the President of Bradenton and one of its directors, as the Manatee County President of ST-Bank following the Effective Time of the Merger.

The Merger Agreement provides that as of or prior to the Effective Time of the Merger, SouthTrust will seek to execute a replacement employment agreement with Mr. Norman Pinardi, the President of Bradenton, which will supersede his existing employment agreement with Bradenton. ST-Bank and Mr. Pinardi have agreed upon an employment agreement for a three year term as an executive officer of ST-Bank at an annual compensation of $102,000 through June 30, 1994, and at an annual compensation of $107,500 thereafter through June 30, 1996.
Mr. Lloyd Geiger, Executive Vice President and Cashier of Bradenton, and a director of Bradenton, will be employed as Vice President, Chief Financial Officer and Cashier of ST-Bank following the Effective Time of the Merger. ST-Bank has also agreed to employ Ms. Beverly Albritton as Assistant Vice President of Loan Operations of ST-Bank following the Effective Time of the Merger.

        The parties have agreed in the Merger Agreement that as of the Effective Time of the Merger, the Officer Benefit Plans between Bradenton and Messrs. Pinardi and Geiger shall be canceled and terminated, and the respective lump sum amounts calculated in accordance with such Officer Benefit Plans shall be paid to Messrs. Pinardi and Geiger, and either Bradenton shall assign to Messrs. Pinardi and Geiger the key man insurance policies insuring their respective lives in exchange for Messrs. Pinardi and Geiger paying to Bradenton the cash surrender value thereof, or Bradenton shall retain such policies, including the cash surrender value thereof; provided, however, that if Mr. Pinardi and SouthTrust or one of its affiliates shall execute a replacement employment agreement, and if Mr. Geiger and SouthTrust or one of its affiliates shall execute a mutually satisfactory employment agreement, the Officer Benefit Plans will remain in full force and effect and will be assumed by ST-Bank.

        The Merger Agreement further provides that the Bylaws of Bradenton with respect to the indemnification of officers, directors, employees and agents of Bradenton will be amended to conform to the basic indemnification provisions set forth in the Florida Business Corporation Act. ST-Sub shall insure that all rights to indemnification and all limitations of liabilities existing in favor of the officers, directors or employees as contained in the Bylaws of Bradenton, as so amended, shall continue in full force and effect with respect to claims or liabilities existing or arising prior to the Effective Time of the Merger for a period of four years after the Effective Time of the Merger.

        The parties have agreed in the Merger Agreement that appropriate steps shall be taken to terminate all employee benefit plans of Bradenton, other than the Bradenton Profit Sharing Plan (the "Bradenton PS Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the Bradenton PS Plan), SouthTrust has agreed to cover the officers and employees of Bradenton who are employed by ST-Bank under employee benefit plans of SouthTrust, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that
(i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Bradenton's group medical and insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and (ii) credit for each such employee's past service with Bradenton prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

        The Merger Agreement further provides that the Bradenton PS Plan will be amended so that all participants therein as of the Effective Time of the Merger will be fully vested in their accounts. The Bradenton PS Plan will either be merged into SouthTrust Corporation Employee's Profit Sharing Plan ("ST PS Plan") effective as of the January following the Effective Time of the Merger, or, if so elected by SouthTrust, terminated after the Effective Time of the Merger.

        SouthTrust has further agreed that, from and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under the ST PS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment with Bradenton shall be credited as if it were employment with SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

EFFECT OF MERGER ON BRADENTON COMMON STOCK AND BRADENTON STOCK OPTIONS

        At the Effective Time of the Merger, each outstanding share of Bradenton Common Stock, other than shares of Bradenton Common Stock held by shareholders who have dissented from the Merger, as discussed below, and any shares of Bradenton Common Stock held in Bradenton's treasury, shall be converted into the right to receive 2.14 shares of SouthTrust Common Stock, which exchange ratio is subject to appropriate adjustment in the event of stock splits and stock dividends effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of a share of Bradenton Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled, and (ii) the last sales price of such share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger.

        The Merger Agreement contemplates that, as of the Effective Time of the Merger, all rights with respect to Bradenton Common Stock issuable pursuant to the exercise of stock options (the "Bradenton Options") granted by Bradenton under its stock option plans (the "Bradenton Stock Option Plans") which are outstanding at the Effective Time of the Merger, whether or not the Bradenton Options are then exercisable, shall be converted into and become rights with respect to SouthTrust Common Stock and shall be assumed by ST-Sub in accordance with the terms of the Bradenton Stock Option Plan under which such Bradenton Options were issued. From and after the Effective Time of the Merger, (i) each Bradenton Option assumed by SouthTrust pursuant to the Merger Agreement may be exercised solely for SouthTrust Common Stock, (ii) the number of shares of SouthTrust Common Stock subject to each such Bradenton Option shall be equal to the number of shares of Bradenton Common Stock subject to such Bradenton Options immediately prior to the Effective Time of the Merger multiplied by 2.14, subject to appropriate adjustment in the event of stock splits or stock dividends effected by SouthTrust and (iii) the per share exercise price under each such Bradenton Option shall be adjusted by dividing such exercise price by 2.14, subject to appropriate adjustment in the event of stock splits and stock dividends affected by SouthTrust, and rounding down to the nearest cent. The Merger Agreement further provides that SouthTrust will reserve for issuance such SouthTrust Common Stock as shall be necessary to permit the exercise of Bradenton Options in the manner contemplated by the Merger Agreement.
SouthTrust will file with the SEC a registration statement on Form S-3 or Form S-8 on the first business day following the Effective Time of the Merger with respect to the SouthTrust Common Stock and the options relating thereto which are issued in replacement of Bradenton Options and that SouthTrust shall use its best efforts to cause such registration statement to become effective and shall maintain the effectiveness of such registration statement for so long as any of the Bradenton Options remain outstanding.

        Because the exchange ratio of shares of SouthTrust Common Stock for Bradenton Common Stock is fixed, it will not compensate Bradenton's shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. However, Bradenton is not obligated to consummate the Merger in the event that the average last sales price of a share of SouthTrust Common Stock as reported by NASDAQ for the twenty (20) trading days immediately preceding the Effective Time of the Merger is less than $16.00 per share. On _________, 1994, the most recent date practicable preceding the date of this Proxy Statement/Prospectus, the average last sales price of SouthTrust Common Stock was $________ per share. In the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Bradenton Common Stock would increase. In the event the market price of SouthTrust Common Stock decreases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Bradenton Common Stock would decrease. Bradenton's shareholders are advised to obtain current market quotations for and information regarding SouthTrust Common Stock and Bradenton Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of Bradenton Common Stock on the date the Merger becomes effective or as to the market price of SouthTrust Common Stock thereafter.

EFFECTIVE TIME OF THE MERGER

        The Merger will become effective on the date and at the time on which the Merger is deemed effective by each of the Florida Department and the FDIC. The Merger cannot become effective until Bradenton's shareholders have approved the Merger Agreement, all required regulatory approvals and actions have been obtained and taken and the other conditions set forth in the Merger Agreement have either been satisfied or waived. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about __________ 1994, although there can be no assurance as to whether or when the Merger will become effective.

EXCHANGE OF STOCK CERTIFICATES

        As promptly as practicable after the Closing Date of the Merger, SouthTrust and ST-Sub, acting through their agents or designees, including Mellon Bank, N.A., will send a letter of transmittal to each former holder of record of shares of Bradenton Common Stock for use in exchanging their certificates formerly representing shares of Bradenton Common Stock for exchange and conversion in accordance with the procedures provided for herein and in the Merger Agreement. The letter of transmittal will contain instructions concerning the manner of executing and submitting such stock certificates. At the Effective Time of the Merger, the holders of shares of Bradenton Common Stock will cease to be shareholders of Bradenton and will have no voting or other rights with respect to shares of Bradenton Common Stock, other than the right to receive in the Merger shares of SouthTrust Common Stock upon surrender of the stock certificates respecting their shares of Bradenton Common Stock. As of the Effective Time of the Merger, all holders of shares of Bradenton Common Stock shall be deemed to be holders of the shares of SouthTrust Common Stock into which such shares of Bradenton Common Stock shall have been converted in the Merger, whether or not they surrender the stock certificates representing their shares of Bradenton Common Stock. Such holders shall be entitled to all dividends or distributions in respect of shares of SouthTrust Common Stock where the record date for the payment of such dividends or distributions occurs on or after the Effective Time of the Merger; however, no such dividends or distributions shall be paid to holders of any unsurrendered certificate or certificates representing Bradenton Common Stock, and SouthTrust shall not be obligated to deliver any of the consideration to which any holder of Bradenton Common Stock is entitled as a result of the Merger or any cash payment in lieu of a fractional interest in SouthTrust Common Stock until such holder surrenders the certificate or certificates representing Bradenton Common Stock as provided for in the Merger Agreement. Until the stock certificates evidencing the shares of Bradenton Common Stock are surrendered pursuant to the Merger Agreement, no stock certificates representing shares of SouthTrust Common Stock will be delivered or remitted to such holders. In addition, holders of shares of Bradenton Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, and SouthTrust, after the lapse of the appropriate time period and in accordance with the applicable laws of escheat or abandoned property, may remit any unclaimed funds or unclaimed stock certificates representing shares of SouthTrust Common Stock to state officials under the applicable laws of escheat or abandoned property.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

        The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Bradenton who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of Bradenton and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Bradenton may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Provided that an affiliate of Bradenton otherwise complies with Rule 145, and subject to the undertaking described below, such an affiliate will be free to resell, during any given three-month period, all of the shares of Southtrust Common Stock received in the Merger.

        Bradenton will use its reasonable efforts to cause each such person deemed an affiliate of Bradenton to deliver to SouthTrust not later than thirty
(30) days prior to the Effective Time of the Merger, a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, inter alia, that he or she shall not sell, pledge, transfer or otherwise dispose of such shares of SouthTrust Common Stock except for the substitutions of SouthTrust Common Stock for Bradenton Common Stock that was subject to a bona fide pledge at the Effective Time of the Merger (i) in violation of the Securities Act or the rules and regulations thereunder, and
(ii) until such time as financial results covering at least thirty (30) days of combined operations of Bradenton and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

        The Merger will be accounted for by SouthTrust as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of Bradenton and SouthTrust will be carried forward at their previously recorded amounts. For information concerning certain restrictions to be imposed on the transferability of the shares of SouthTrust Common Stock received by the affiliates of Bradenton in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "Resale of SouthTrust Common Stock Received in the Merger."

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

        The Merger is subject to approval by the Florida Department and the FDIC. On or about March 17, 1994, SouthTrust filed a merger application under
Section 658.41 of the Florida Banking Code with the Florida Department, and SouthTrust filed an application under Section 18(c) of the Bank Merger Act with the FDIC on March 22, 1994, seeking approval to merge Bradenton into ST- Bank. The Merger of Bradenton into ST-Bank cannot be consummated until after approval by the Florida Department and for thirty (30) days after approval thereof by the FDIC, and during such thirty day period, the Justice Department may challenge the Merger of Bradenton into ST-Bank on antitrust grounds.

        There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. SouthTrust and Bradenton are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that SouthTrust and Bradenton would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

        In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of Bradenton, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

        (i) The Proxy Statement/Prospectus shall have been filed with the Commission and shall have been cleared thereby or otherwise authorized for mailing, and the Registration Statement shall have been filed with and declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking any stop order;

        (ii) The accuracy of the representations and warranties of SouthTrust, ST-Bank and Bradenton, respectively, made in the Merger Agreement and the performance, in all material respects, of their respective obligations thereunder;

        (iii) The absence of a determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust,
(a) would have a material adverse effect on or which may be foreseen to have a material adverse effect on the financial condition, results of operations or business of Bradenton or the consummation of the transactions contemplated by the Merger Agreement; (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to the Merger Agreement as to render inadvisable the consummation of the transactions pursuant to the Merger Agreement; (c) would be materially adverse to the interests of SouthTrust on a consolidated basis; or (d) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange;

        (iv) The absence of a determination by Bradenton that any fact, event or condition exists or has occurred that, in the judgment of Bradenton,
(a) would have a material adverse effect on the financial condition, results of operations or business of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by the Merger Agreement or (b) would render the Merger or other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange;

        (v) The absence of any litigation or threat of litigation (a) challenging the validity or legality of the Merger Agreement or the consummation thereof, (b) seeking damages in connection with the transactions contemplated by the Merger Agreement, or (c) seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which would, in the reasonable judgment of either SouthTrust or Bradenton, based upon advice of counsel, have a material adverse effect with respect to the interests of SouthTrust or Bradenton, as the case may be;

        (vi) There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority (as defined in the Merger Agreement) which, in connection with the grant of any Consent (as defined in the Merger Agreement) by any Regulatory Authority, imposes, in the judgment of SouthTrust, any materially adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of Bradenton or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of Bradenton or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority, shall be deemed to be a materially adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances;

        (vii) Each holder of a Bradenton Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such documents as SouthTrust may deem necessary to evidence the conversion of his Bradenton Option into rights with respect to shares of SouthTrust Common Stock and the termination of any rights under such Bradenton Option;

        (viii) The total number of shares of Bradenton Common Stock outstanding as of the Effective Time of the Merger and the total number of shares of Bradenton Common Stock covered by any option, warrant, commitment or other right or instrument to purchase or acquire any shares of Bradenton Common Stock that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for shares of Bradenton Common Stock, shall not exceed 193,383 shares in the aggregate;

        (ix) Except for the execution of a replacement employment agreement with Mr. Norman Pinardi containing mutually satisfactory terms, all employment agreements between Bradenton and any executive or employee thereof shall be terminated as of the Effective Time of the Merger and, at the election of SouthTrust, mutually satisfactory replacement employment agreements shall have been executed and delivered;

        (x) Those certain officer benefit plans between Bradenton and Messrs. Pinardi and Geiger, dated June 13, 1989 and June 12, 1990 (the "Officer Benefit Plans"), respectively, shall be canceled and terminated, and the respective lump sum amounts calculated in accordance with such Officer Benefit Plans shall be paid to Messrs. Pinardi and Geiger, and either Bradenton shall assign to Messrs. Pinardi and Geiger the key man insurance policies insuring their respective lives in exchange for Messrs. Pinardi and Geiger paying to Bradenton the cash surrender value thereof, or Bradenton shall retain such policies, including the cash surrender value thereof; provided, however, that if Mr. Pinardi and SouthTrust or one of its affiliates shall execute a replacement employment agreement, and if Mr. Geiger and SouthTrust or one of its affiliates shall execute a mutually satisfactory employment agreement, the Officer Benefit Plans will remain in full force and effect and will be assumed by ST-Bank;

        (xi) The holders of not more than five percent (5%) of the outstanding shares of Bradenton Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares;

        (xii) The average last sales price of one share of SouthTrust Common Stock as reported by NASDAQ for the twenty (20) trading days immediately preceding the Effective Time of the Merger shall be not less than $16.00;

        (xiii) Each of Bradenton, SouthTrust and ST-Bank shall have obtained the consent or approval of each person (other than the consents of regulatory authorities) whose consent or approval shall be required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease, license or interest, except those for which failure to obtain such consents or approvals would not, individually or in the aggregate, have a material adverse effect on the resulting bank or the consummation of the transaction contemplated by the Merger Agreement; and

        (xiv) Bradenton shall have received the tax opinion of Bradley, Arant, Rose & White, counsel for SouthTrust, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and that no gain or loss will be recognized by the shareholders of Bradenton to the extent that they receive SouthTrust Common Stock in exchange for Bradenton Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

        Assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall be consummated on the tenth business day following the later to occur of (i) the effective date of the last required approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, and (ii) the date of the approval by the shareholders of Bradenton of the Merger Agreement.

        At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

        The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and Bradenton; (ii) by SouthTrust or Bradenton if the Merger shall not have occurred on or prior to June 30, 1994, provided that the failure to consummate the Merger on or before June 30, 1994 is not caused by any breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the terminating party; (iii) by either SouthTrust or Bradenton (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled; (iv) by SouthTrust if (1) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of Bradenton set forth in the Merger Agreement or is a material breach of any covenant or agreement of Bradenton contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the financial condition, results of operations or business of Bradenton or upon the consummation of the transactions contemplated by the Merger Agreement,
(C) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) would be of such significance with respect to the business, economic or other benefits expected to be obtained by SouthTrust under the Merger Agreement as to render inadvisable the consummation of the transactions contemplated by the Merger Agreement, (E) renders the Merger or other transactions contemplated by this Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (2) there shall be any litigation or threat of litigation, (A) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the transactions contemplated by the Merger Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Merger Agreement; or (v) by Bradenton if (1) Bradenton shall have determined that any fact, event or condition exists that, in the judgment of Bradenton, (A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Merger Agreement or is a material breach of any covenant or agreement of SouthTrust or ST-Sub contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Merger Agreement; (2) there shall be any litigation or threat of litigation (A) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by the Merger Agreement; (3) Bradenton shall have determined that any fact, event or condition exists that, in the judgment of Bradenton, would render the Merger and the other transactions contemplated by the Merger

Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange; or (4) the average last sales price of SouthTrust Common Stock as reported by NASDAQ for the twenty
(20) trading days immediately preceding the Effective Time of the Merger is less than $16.00 per share.

CERTAIN EXPENSES

        The Merger Agreement provides that the parties thereto shall bear their own expenses incurred in connection with consummating the transactions contemplated thereby.

RIGHTS OF DISSENT AND APPRAISAL

        A shareholder of Bradenton may dissent from the Merger and receive in cash the fair value of the shares of Bradenton Common Stock held by such shareholder pursuant to Section 658.44 of the Florida Banking Code (the "Florida Dissent Provisions"). The appraisal value of the Bradenton Common Stock may differ from the consideration that a shareholder of Bradenton is entitled to receive in the Merger. The following is a summary of the Florida Dissent Provisions, the full text of which is set forth as Exhibit B to this Proxy Statement/Prospectus.

        Under the Florida Dissent Provisions, a shareholder of Bradenton may dissent from the Merger by either (i) voting against the approval of the Merger Agreement at the Special Meeting or (ii) giving written notice to Bradenton at or prior to the Special Meeting that such shareholder dissents from the Merger Agreement. On or promptly after the Effective Time of the Merger, the Resulting Bank or SouthTrust may fix an amount which it considers to be not more than the fair market value of Bradenton Common Stock and which it will pay to the holders of dissenting shares of Bradenton and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of Bradenton. The holders of dissenting shares who have accepted an offer from the Resulting Bank or SouthTrust as set out above shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within thirty (30) days after the Effective Time of the Merger.

        The value of dissenting shares of Bradenton Common Stock, the owners of which have not accepted an offer as set forth above, shall be determined as of the Effective Time of the Merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the Board of Directors of the Resulting Bank, and the third to be selected by the two so chosen. The value agreed upon by any two of such appraisers shall control and be final and binding upon all parties, and the owners of such dissenting shares shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within thirty (30) days after the value of such shares has been determined. The expenses of appraisal shall be paid by the Resulting Bank.

        If, within ninety (90) days from the Effective Time of the Merger, for any reason, one or more of the appraisers is not selected or the appraisers fail to determine the value of such dissenting shares, the Florida Department shall cause an appraisal to be made which shall be final and binding on all parties. The amount payable to holders of dissenting shares, whether payable pursuant to an offer which is accepted by the holders of dissenting shares or pursuant to an appraisal, shall constitute a debt of the Resulting Bank.

        The foregoing is only a summary of the Florida Dissent Provisions. The full text of such provisions is set forth as Exhibit B to this Proxy Statement/Prospectus and each Bradenton shareholder is urged to read these provisions carefully.

        The Merger Agreement provides that Bradenton shall give SouthTrust prompt notice upon receipt by Bradenton of any written objections to the Merger and any written demands for payment of the fair or appraised value of shares of Bradenton Common Stock. SouthTrust Bank of Alabama, N.A. is designated escrow agent ("Escrow Agent") in the Merger Agreement and Bradenton is required to deposit with the Escrow Agent immediately prior to the Effective Time of the Merger an amount in cash equal to 150% of the consideration (computed on the basis of the last sales price of one share of SouthTrust Common Stock as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger) each dissenting shareholder would have received in the Merger but for his exercise of the dissent provisions. Each dissenting shareholder who becomes entitled pursuant to the Florida Dissent Provisions to payment of fair value for any shares of Bradenton Common Stock shall receive payment therefor from the Escrow Agent on behalf of Bradenton out of the funds provided to the Escrow Agent by Bradenton. Prior to the Effective Time of the Merger, Bradenton shall not, except with the prior written consent of ST-Sub, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any dissenting shareholder.

CONDUCT OF BUSINESS BY BRADENTON PENDING THE MERGER

        The Merger Agreement provides that, until the Effective Time of the Merger, and except with the prior approval of SouthTrust, Bradenton will (A) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (B) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (C) except as required by law, take no action which would adversely affect or delay the ability of Bradenton or SouthTrust to obtain any consent or approval from any required regulatory authorities, any other required approvals or to perform its covenants or agreements under the Merger Agreement. The Merger Agreement further provides that, until the Effective Time of the Merger, Bradenton shall not, without the prior approval of SouthTrust and unless otherwise required by law, (A) change any provision of the charter or bylaws of Bradenton; (B) except for the issuance of Bradenton Common Stock upon the exercise of the Bradenton Options, change the number of shares of the authorized, issued or outstanding capital stock of Bradenton, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Bradenton, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Bradenton; (C) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice; (D) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on the date of the Merger Agreement and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair; (E) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of an aggregate of $25,000; (F) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan; grant any general increase in compensation to its employees as a class or to its officers except to non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers; (G) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to Bradenton that involves an aggregate of $25,000; or (H) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (1) any internal reorganization or consolidation involving existing subsidiaries of Bradenton which has been approved in advance in writing by SouthTrust, (2) foreclosures in the ordinary course of business, (3) acquisitions of control by a banking subsidiary in a fiduciary capacity or (4) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by the Merger Agreement.

        Bradenton also has agreed in the Merger Agreement that it will not, directly or indirectly, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to Bradenton; provided, however, that, if Bradenton receives a takeover proposal after the execution of the Merger Agreement and, during the preceding 18 months, neither Bradenton nor any of its representatives has engaged in any discussions or negotiations relating to a takeover proposal with such third party or its representatives, and provided further, that such takeover proposal has not been solicited by Bradenton or its representatives, Bradenton may furnish such third party such information with respect to Bradenton as may be requested in writing by such third party, but it may not engage in negotiations or discussions with such third party or its representatives. Bradenton must promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by Bradenton after the date of the Merger Agreement. For purposes of the Merger Agreement, "takeover proposal" means any proposal for a merger or other business combination involving Bradenton or for the acquisition of a substantial equity interest in Bradenton or for the acquisition of a substantial portion of the assets of Bradenton.

BUSINESS AND MANAGEMENT OF BRADENTON FOLLOWING THE MERGER; PLANS FOR BUSINESS OF BRADENTON

        Upon consummation of the Merger, Bradenton will be merged into ST-Bank which will be the Resulting Bank. The name of the Resulting Bank will be SouthTrust Bank of the Suncoast. As of the Effective Time of the Merger, it is anticipated that the Board of Directors of the Resulting Bank shall consist of those persons who are serving as directors of ST-Bank as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Resulting Bank shall be those persons serving as officers of ST-Bank as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. SouthTrust has designated George T. Smith, Chairman of the Board of Directors of Bradenton, as a director of ST-Bank following the Effective Time of the Merger and Norman Pinardi, President of Bradenton, as Manatee County President of ST-Bank.

        After the Effective Time of the Merger, the operations of Bradenton will be integrated into the operations of ST-Bank, with efforts directed toward preserving the existing customer and banking relationships of Bradenton as part of ST-Bank.

        The parties have agreed in the Merger Agreement that appropriate steps shall be taken to terminate all employee benefit plans of Bradenton, other than the Bradenton PS Plan, as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the Bradenton PS Plan), SouthTrust has agreed to cover the officers and employees of Bradenton who are employed by ST-Bank under employee benefit plans of SouthTrust, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Bradenton's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and (ii) credit for each such employee's past service with Bradenton prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

        The Merger Agreement further provides that the Bradenton PS Plan will be amended so that all participants in such plan as of the Effective Time of the Merger shall be fully vested in their accounts under the Bradenton PS Plan. At the sole election of SouthTrust, the Bradenton PS Plan will either be merged into the ST PS Plan effective as of the January following the Effective Time of the Merger or terminated after the Effective Time of the Merger.

        SouthTrust has further agreed that for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST PS Plan and the ST Retirement Plan, employment with Bradenton shall be credited as if it were employment with SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain anticipated federal income tax consequences of the Merger to holders of Bradenton Common Stock who are citizens of the United States. It does not discuss all the tax consequences that may be relevant to holders of Bradenton Common Stock entitled to special treatment under the Code (such as insurance companies, dealers in securities, tax-exempt organizations or foreign persons) or to holders of Bradenton Common stock who acquired their Bradenton Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth below does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreement or the Merger itself.

        EACH HOLDER OF BRADENTON COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

        Neither SouthTrust, ST-Sub, nor Bradenton has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of Bradenton Common Stock of the Merger or of any of the federal income tax effects to SouthTrust, ST-Sub or Bradenton of the Merger. Instead, Bradenton will rely upon an opinion of Bradley, Arant, Rose & White, counsel for SouthTrust and ST-Sub, as to the federal income tax consequences of the Merger to the holders of Bradenton Common Stock. The opinion of Bradley, Arant, Rose & White is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

        In the opinion of Bradley, Arant, Rose & White, which opinion is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the holders of Bradenton Common Stock will result from the Merger:


  (i) For federal income tax purposes the Merger will be viewed as an acquisition by ST-Sub of substantially all of the assets of Bradenton solely in exchange for SouthTrust Common Stock and the assumption of all the liabilities of Bradenton by ST-Sub, followed by the transfer of the assets of Bradenton to ST-Bank and the assumption by ST-Bank of the liabilities of Bradenton.

  (ii) The acquisition by ST-Sub of substantially all of the assets of Bradenton in exchange solely for shares of SouthTrust voting common stock and the assumption by ST-Sub of Bradenton's liabilities, as described above, will constitute a reorganization within the meaning of
        Section 368(a)(1)(C) of the Code. Pursuant to Section 368(a)(2)(C) of the Code, the acquisition by ST-Sub of substantially all of the assets of Bradenton will not be disqualified under Section 368(a)(1)(C) of the Code solely by reason of the fact that the assets of Bradenton that were acquired by ST-Sub are transferred to ST-Bank. SouthTrust, ST-Sub and Bradenton each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

  (iii) No gain or loss will be recognized by the shareholders of Bradenton upon the receipt of SouthTrust Common Stock (including any fractional share interests to which they may be entitled) solely in exchange for their shares of Bradenton Common Stock.

  (iv) The basis of the SouthTrust Common Stock to be received by the Bradenton shareholders (including any fractional share interest to which they may be entitled) will be the same as the basis of the Bradenton Common Stock surrendered in the exchange.

  (v)   The holding period of the shares of SouthTrust Common Stock
        (including any fractional share interests to which they may be entitled) received by the shareholders of Bradenton will include the period during which the Bradenton Common Stock surrendered in exchange therefor was held, provided that the shares of Bradenton Common Stock were held as capital assets within the meaning of Section 1221 of the Code as of the Effective Time of the Merger.

  (vi) Bradenton shareholders who exercise dissenters' rights, and as a result of which receive only cash, will be treated as having received such cash as a distribution in redemption of their Bradenton Common Stock, subject to the provisions and limitations of Section 302 of the Code.

  (vii) The payment of cash to a Bradenton shareholder in lieu of issuing a fractional share interest in SouthTrust Common Stock will be treated for federal income tax purposes as if the fractional share actually was issued as part of the Merger and then was redeemed by SouthTrust. This cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

  (viii)The holders of options to acquire Bradenton shares which are converted into options to acquire SouthTrust shares and the obligations of which are assumed by ST-Sub in accordance with Section
        2.2 of the Merger Agreement will not recognize taxable income or loss upon the conversion of the Bradenton options into options to acquire SouthTrust shares, or upon the assumption of the Bradenton options by ST-Sub.

        The opinion of Bradley, Arant, Rose & White is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any state or any political subdivision of any state; nor does it extend to any tax effects or consequences of the Merger to SouthTrust, ST-Sub or ST-Bank other than those expressly stated in the opinion. Furthermore, no opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.


                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

        The authorized capital stock of SouthTrust consists of 200,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of March 31, 1994, 79,447,884 shares of SouthTrust Common Stock were issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of March 31, 1994, approximately 1,329,414 shares of SouthTrust Common Stock were reserved for employee benefit plans and in connection with a 1992 acquisition by SouthTrust, and 210,084 shares were reserved for the conversion of convertible debentures assumed in connection with a 1988 acquisition by SouthTrust. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "SouthTrust Common Stock-Stockholder Rights Plan."

        Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including SouthTrust Bank of Alabama, N.A.) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

        The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designation describing the Series A Junior Participating Preferred Stock.

SOUTHTRUST COMMON STOCK

  Dividend Rights

        Subject to any prior rights of any SouthTrust Preferred Stock outstanding, holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND BRADENTON."

  Voting Rights and Other Matters

        The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

        SouthTrust Common Stock does not have any conversion rights, nor are there any redemption or sinking fund provisions applicable therefor. Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

        In the event of liquidation, holders of SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

  Provisions with Respect to Board of Directors

        SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each Annual Meeting of Stockholders of SouthTrust, one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

  Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

        The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of SouthTrust provide that a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of Incorporation and Bylaws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office.

Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Possible Effects of Special Provisions

        Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

        On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in the Rights Agreement referred to below, one additional Right shall be issued with each share of SouthTrust Common Stock issued after March 6, 1989. The number of Rights attached to or to be issued with each share of SouthTrust Common Stock has been adjusted as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, and a three-for-two stock split effected by SouthTrust on May 19, 1993 (collectively, the "Stock Splits"). Accordingly, at the present time four-ninths of a Right is attached to each share of SouthTrust Common Stock and four-ninths of a Right will be issued with each share of SouthTrust Common Stock exchanged in the Merger for Bradenton Common Stock.

        The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors, that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

        In the event that (i) SouthTrust's Board of Directors determines that a person is an Adverse Person; (ii) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property; (iii) an Acquiring Person receives a financial benefit or advantage, through certain self-dealing transactions involving SouthTrust, greater than that received by other stockholders of SouthTrust or that which would have resulted from arms-length negotiations; (iv) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (except pursuant to a "Fair Offer" as determined by the Disinterested Directors); or (v) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse
Person will be null and void.

        Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

        At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors, as defined in the Rights Agreement), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, as appropriately adjusted as a result of the Stock Splits. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

        The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed below.

        The number of Rights attached to or to be issued with each share of SouthTrust Common Stock, as well as the redemption price for each such Right, were appropriately decreased as a result of the Stock Splits. The Rights to be issued with each share of SouthTrust Common Stock exchanged in the Merger for Bradenton Common Stock, as well as the redemption price thereof, will be adjusted similarly.

        The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A., as Rights Agent, and the Certificate of Designation for the Series A Preferred Stock, copies of each of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

        The transfer agent for SouthTrust Common Stock is SouthTrust Bank of Alabama, N.A.

SOUTHTRUST PREFERRED STOCK

  General

        Under SouthTrust's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid; (ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred
Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

       In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the Stock Splits, to 100 shares of SouthTrust Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

                 MARKET AND DIVIDEND INFORMATION RESPECTING THE
                    COMMON STOCK OF SOUTHTRUST AND BRADENTON

COMPARATIVE STOCK PRICES PER SHARE

        The following table sets forth certain information as to the high and low last sales price per share of SouthTrust Common Stock for the calendar quarters indicated. The information listed below with respect to the high and low last sales prices for SouthTrust Common Stock was obtained from NASDAQ (all adjusted to reflect the Stock Splits), and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                                                               SouthTrust
                                                                                              Common Stock
                                                                                          ---------------------
                                                                                            High         Low
                                                                                            ----         ---
         1991:
                 First Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9 3/8      6 5/8
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10 7/8      9 3/8
                 Third Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12 3/4      9 7/8
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17 1/4     12 1/4

         1992:
                 First Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17 3/8     14 1/8
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17 1/8     15
                 Third Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18 1/8     15 1/2
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17         15 3/8

         1993:
                 First Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21 1/8     16 3/4
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22 1/8     18
                 Third Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21 1/8     18 1/2
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19 5/8     17 1/4

         1994:
                 First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19 3/8     18 1/4
                 Second Quarter
                  (through May ___, 1994)  . . . . . . . . . . . . . . . . . . . . . . . .      --         --

        Shares of Bradenton Common Stock are not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. During the last two years, the sales price of shares of Bradenton Common Stock of which Bradenton had knowledge ranged from $21.00 to $32.00 per share. The last sale of Bradenton Common Stock of which Bradenton had knowledge occurred on May 10, 1994, at a sales price of $32.00 per share.

        On September 15, 1993 and September 17, 1993 (the trading days immediately before and after the public announcement of the proposed Merger), the last sales prices of SouthTrust Common Stock, as obtained from the NASD, were $19 3/8 and $19 1/2, respectively; and on _________, 1994, the last sales price of SouthTrust Common Stock as obtained from the NASD was $_____.

DIVIDENDS

        Prior to 1989, Bradenton paid no dividends. In December 1989, Bradenton paid a cash dividend of $0.10 per share. In each succeeding year, Bradenton has paid a cash dividend in December which has increased by $0.01 in each such year, paying a cash dividend of $0.11 in 1990, $0.12 in 1991, $0.13 in 1992 and $0.14
in 1993.  Also,

Bradenton distributed a thirty (30%) percent stock dividend to all stockholders of record as of January 1, 1993. The payment of dividends is at the discretion of the Board of Directors of Bradenton and is based upon the financial condition of Bradenton, its earnings and other factors deemed relevant by the Board of Directors of Bradenton. The payment of dividends by Bradenton is restricted by the Florida Banking Code. The Board of Directors of Bradenton may declare a dividend of so much of the aggregate of the net profits of a year combined with its retained net profits of the preceding two years as it shall judge expedient, and, with the approval of the Florida Department, may declare a dividend from retained net profits which accrued prior to the preceding two years, but must, before a declaration of a dividend on its common stock, carry 20% of its net profits for such preceding year as is covered by the dividend to its surplus fund, until the same shall at least equal the amount of its common stock then issued and outstanding. Bradenton may not declare a dividend at any time at which its net income for the current year combined with the retained net income from the preceding two years is a loss or which would cause Bradenton's capital accounts to fall below the minimum amount required by law.

        The following table sets forth the cash dividends per share declared on SouthTrust Common Stock during the periods indicated (adjusted to reflect the Stock Splits):

                                                                                     Dividends Declared
                                                                                        per share of
                                                                                  SouthTrust Common Stock
                                                                                  -----------------------
         1991:
                 First Quarter. . . . . . . . . . . . . . . . . . . . . . . . .           $0.12
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.12
                 Third Quarter. . . . . . . . . . . . . . . . . . . . . . . . .            0.12
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.12

         1992:
                 First Quarter. . . . . . . . . . . . . . . . . . . . . . . . .            0.13
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.13
                 Third Quarter  . . . . . . . . . . . . . . . . . . . . . . . .            0.13
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.13

         1993:
                 First Quarter  . . . . . . . . . . . . . . . . . . . . . . . .            0.15
                 Second Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.15
                 Third Quarter  . . . . . . . . . . . . . . . . . . . . . . . .            0.15
                 Fourth Quarter . . . . . . . . . . . . . . . . . . . . . . . .            0.15

         1994:
                 First Quarter  . . . . . . . . . . . . . . . . . . . . . . . .            0.17
                 Second Quarter
                  (through May ___, 1994) . . . . . . . . . . . . . . . . . . .            0.17


        Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, SouthTrust's earnings and financial condition and other relevant factors. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the restrictions on the payment of dividends by banks described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

        There are certain limitations on the payment of dividends to SouthTrust by its subsidiary banks. The amount of dividends that each subsidiary national bank of SouthTrust may declare in one year, without approval of the Office of the Comptroller of the Currency ("OCC"), is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. The banking authorities in the states where SouthTrust owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Generally speaking, SouthTrust's subsidiary state banks may not declare or pay a dividend, without the prior written approval of the applicable banking authority, if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined, for that year combined with its retained net profits, as defined, for the preceding two years. Under the foregoing laws and regulations, at December 31, 1993, approximately $269.8 million was available for payment of dividends to SouthTrust by its bank subsidiaries.


SHAREHOLDERS

        As of March 31, 1994, there were approximately 187 holders of record of Bradenton Common Stock.


                        COMPARISON OF THE COMMON STOCK
                                      OF
                           SOUTHTRUST AND BRADENTON

        The rights of Bradenton's shareholders are governed by the Articles of Incorporation of Bradenton, the Bylaws of Bradenton and the laws of the State of Florida. The rights of SouthTrust shareholders are governed by the Restated Certificate of Incorporation of SouthTrust, the Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of Bradenton's shareholders who become SouthTrust shareholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and Bylaws. The following summary of the rights of the holders of SouthTrust Common Stock and the holders of shares of Bradenton Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of Bradenton, the General Corporation Law of the State of Delaware and the Florida Banking Code and, to the extent not inconsistent with the Florida Banking Code, the Florida Business Corporation Act.

        The sources of funds for payments of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are financial institutions, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. The source of funds for payment of dividends by Bradenton is its banking operations. The payment of dividends by Bradenton is also limited by law and the regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock-Dividend Rights" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND BRADENTON" for information concerning the effect of such limitations on SouthTrust's and Bradenton's ability to pay dividends.

VOTING RIGHTS AND OTHER MATTERS

        The holders of Bradenton Common Stock and the holders of SouthTrust Common Stock are each entitled to one vote per share on all matters brought before the shareholders. The holders of the shares of SouthTrust Common Stock and Bradenton Common Stock do not have the right to cumulate their votes in the election of directors.

        The Restated Certificate of Incorporation of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the shareholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Articles of Incorporation of Bradenton do not contain any provisions requiring a certain percentage of outstanding shares of Bradenton Common Stock which must be voted in favor of any merger, consolidation or sale, exchange or lease of all or substantially all of the assets of Bradenton.
Under the Florida Banking Code, any merger must be approved by a majority of the shares of Bradenton Common Stock entitled to vote thereon. Under the Florida Business Corporation Act, any sale, lease, exchange or other disposition of all or substantially all of the assets requires the approval of a majority of all the votes entitled to be cast on the transaction.

        The Bylaws of SouthTrust provide that the members of the Board of Directors are to be divided into three classes, which classes are as nearly equal in number as possible. Each class has been elected for a three-year term. At each annual meeting of shareholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. But for this provision in the Bylaws, all directors would stand for election at each annual meeting. The Articles of Incorporation and the Bylaws of Bradenton provide for the annual election of the entire Board of Directors.

        Both Delaware and Florida law provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of Directors, may be removed by the stockholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and Bylaws of SouthTrust, however, provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal shall then be filled by a majority vote of the directors then in office and the successor director so elected shall fill the unexpired term of the director removed from office. The Bylaws of Bradenton provide that a majority of the voting stock issued and outstanding may remove from office any director at a meeting called for the purpose of such vote.

        The Bylaws of both SouthTrust and Bradenton also provide that vacancies on the Board of Directors, caused by the death or resignation of a director or the creation of a new directorship, may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of shareholders at which the term of the class of directors to which he has been appointed expires. Therefore, if a director of SouthTrust who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after his appointment.

        Under the General Corporation Law of the State of Delaware (unless otherwise provided in the certificate of incorporation), any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. Under the Restated Certificate of Incorporation of SouthTrust, action by the written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and Bylaws of SouthTrust, the shareholders are not permitted to call a special meeting of shareholders or to require that the Board of Directors call such a meeting. Under the Florida Business Corporation Act, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by the holders of the percentage of outstanding capital stock necessary to take such action thereto.

        The portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. The Bylaws of Bradenton may be amended by a vote of the majority of the Board of Directors, provided the amendment is not inconsistent with any bylaws adopted by the stockholders, or by a vote of the majority of the outstanding Bradenton Common Stock at a stockholders meeting.

        The provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change the Board of Directors, and may make the Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure.

This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

RIGHTS ON LIQUIDATION

        In the event of liquidation, the holders of SouthTrust Common Stock and the holders of Bradenton Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and, in the case of SouthTrust, after payment of such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by such corporation.

PREEMPTIVE RIGHTS

        The holders of SouthTrust Common Stock and Bradenton Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or Bradenton, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS

        The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to shareholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its shareholders on an interim basis containing unaudited financial information.

        The Bradenton Common Stock is not registered under the Exchange Act. Bradenton provides its shareholders with annual reports containing unaudited financial statements of Bradenton.

STOCKHOLDERS' RIGHTS PLAN

        As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is four-ninths of a Right issued pursuant to the Rights Agreement described under such caption.


                           SUPERVISION AND REGULATION

  Bank Holding Company Regulation

        SouthTrust is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and is registered with the Federal Reserve Board. Its banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to SouthTrust and to nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to SouthTrust or any nonbanking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

        As a bank holding company, SouthTrust is required to file with the Federal Reserve Board semiannual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and its subsidiaries.

        According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of SouthTrust or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust may be assessed for the FDIC's loss, subject to certain exceptions.

        Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to its holding companies without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. Comparable prohibitions on the declaration of dividends are imposed by the Alabama Banking Code, the Florida Banking Code, the North Carolina Banking Code, the South Carolina Banking Code, the Tennessee Banking Code and the Financial Institution Code of Georgia. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). Under the foregoing laws and regulations, at December 31, 1993, approximately $269.8 million was available for payment of dividends to SouthTrust by its bank subsidiaries. The payment of dividends by any subsidiary bank may also be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

Regulation of Bradenton

        Bradenton is chartered by the State of Florida and is subject to comprehensive regulation, examination and supervision by the Florida Department, the Federal Reserve Board and the FDIC. Bradenton is subject to other laws and regulations applicable to banks, including limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; disclosure of the cost and terms of such credit; and restrictions as to permissible investments. Bradenton is examined periodically by both the Florida Department and the Federal Reserve Board, to each of whom it submits regular periodic reports regarding its financing condition and other matters. Both the Florida Department and the Federal Reserve Board have a broad range of powers to enforce regulations under their respective jurisdictions, and to take discretionary actions determined to be for the protection of the safety and soundness of Bradenton, including the institution of cease and desist orders and the removal of directors and officers. Bradenton's deposit accounts are insured by the Bank Insurance Fund (the "BIF") of the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations, has authority to conduct periodic examinations, requires the filing of reports and generally supervises the operations of its insured banks. This supervision and regulation is intended primarily for protection of depositors.

        Any insured bank which is not operated in accordance with or does not conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. Proceedings may be instituted against any insured bank or any director, officer, or employee of such bank engaging in unsafe and unsound practices, including the violation of application of laws and regulations. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.

        The federal government recently enacted a variety of measures to recapitalize the BIF and to reform the deposit insurance system and other aspects of federal banking regulation. As part of this process, federal deposit insurance premiums increased significantly.

Risk-Based Capital Guidelines

        Banks and bank holding companies are subject to regulations imposed by the regulators respecting the maintenance of certain minimum capital levels.
For bank holding companies, such as SouthTrust, capital requirements are computed both for individual bank subsidiaries as well as for the bank holding company on a consolidated basis. In January 1989, the Federal Reserve Board issued final risk-based capital guidelines for bank holding companies and member banks, such as Bradenton. The guidelines, which became effective in March 1989, were phased in over four years and, as of January 1, 1993, are final. Under the guidelines, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank or bank holding company must have a total risk-based capital ratio in excess of 10%. At December 31, 1993, Bradenton, SouthTrust and all of SouthTrust's subsidiary banks were sufficiently capitalized to be considered "well capitalized." See "SUPERVISION AND REGULATION - Recent Legislation." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). SouthTrust's national banking subsidiaries are subject to similar capital requirements adopted by OCC, and its state non-member bank subsidiaries are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve Board, the OCC and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

        The following table sets forth the various regulatory capital ratios of SouthTrust and Bradenton as of the periods indicated:

                                                                                                              Year Ended
                                                                                                              December 31,
                                                                                                          ---------------------
                                                                                                            1993        1992
                                                                                                          ---------   ---------
                          SouthTrust
                          ----------
         Regulatory capital Ratios:
                 Tier 1 risk-based capital* . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.55%       8.67%
                 Total risk-based capital*  . . . . . . . . . . . . . . . . . . . . . . . . . . .           12.39       12.18
                 Leverage ratio*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.51        6.48


                          Bradenton
                          ---------

         Regulatory capital Ratios:
                 Tier 1 risk-based capital* . . . . . . . . . . . . . . . . . . . . . . . . . . .           18.04%      15.99%
                 Total risk-based capital*  . . . . . . . . . . . . . . . . . . . . . . . . . . .           19.29       17.25
                 Leverage ratio*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8.55        7.64

___________________
* Calculated under the risk-based and leverage capital guidelines in effect as of December 31, 1993. Under these guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

  Regulatory Enforcement Authority

        Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC. FIRREA also significantly increased the enforcement authorities of the FDIC and other federal regulators. It also authorizes the imposition of civil money penalties of up to $1 million per day for violations of applicable law. Civil money penalties may be applicable to any violation of a federal or state banking law or regulation. Criminal sanctions apply to any knowing or willful violation. The group of persons subject to enforcement proceedings includes any "institution-affiliated party," who is defined to be (i) any controlling stockholder, (ii) certain persons who participate in the affairs of an institution, and (iii) attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action that has or is likely to have an adverse effect on an insured depository institution. FIRREA provides that an institution-affiliated party may be subject to removal or suspension whenever such person has violated any law, regulation or order or has engaged in an unsafe or unsound practice that causes the institution to suffer financial loss.

        Criminal penalties have also been raised. Sentences now extend up to 30 years for most crimes involving theft, fraud or embezzlement related to financial institutions to as much as life imprisonment in the case of "financial kingpins" who derive more than $5 million from their crimes within a certain period. The Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 (the "Recovery Act") also enhances the ability of federal bank regulatory agencies through asset freezes and other steps to prevent the dissipation of assets wrongfully obtained. The Recovery Act also amends bankruptcy provisions to prevent their use in avoiding payment of fines. In addition, the Recovery Act makes it a crime to knowingly conceal property from the FDIC or to obstruct the examination of a depository institution.

        Among other things, the Federal Deposit Insurance Corporation Improvements Act ("FDICIA") requires the federal banking regulators to take "prompt corrective action" with regard to depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers which are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier will depend on how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation, including supervisory ratings and the results of examinations. The Federal Reserve Board has adopted regulations establishing relevant capital measures and relevant capital levels. The relevant capital measures are the total risk-based capital ratio, Tier 1 risk-based capital ratio and the leverage ratio. See "Capital Requirements" above. Under the regulations, bank holding companies, such as SouthTrust, will be considered (i) well capitalized if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk- based capital ratio of 6% or greater and a leverage capital ratio of 5% or greater and is not subject to any order or written directive by the Federal Reserve Board to meet and maintain a specific capital level for any capital measure; (ii) adequately capitalized if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage capital ratio of 4% or greater (3% in certain circumstances) and is not well capitalized; (iii) undercapitalized if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4% or a leverage capital ratio of less than 4% (3% in certain circumstances); (iv) significantly undercapitalized if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage capital ratio of less than 3%; and (v) critically undercapitalized if its tangible equity is equal to or less than 2% of average quarterly tangible assets. As of December 31, 1993, each of Bradenton and SouthTrust had capital levels which would permit it to be considered "well capitalized" under such regulations. However, the actual regulatory classification is also dependent on certain qualitative factors, as determined by federal banking regulators.

        FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. Federal banking regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company under such guaranty is limited to the lesser of: (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

        Federal banking regulators have broad powers where an institution fails to meet its capitalization requirements. The powers include mandating management changes, replacing members of the board of directors, causing the institution to sell stock, be acquired or reduce total assets, and precluding receipt of deposits from correspondent banks. Certain actions by the federal regulators are mandated by law. For undercapitalized institutions these include asset growth restrictions, prohibitions on branching, acquisitions and the payment of dividends and required submission of a capital restoration plan. A significantly undercapitalized institution is also subject to limits on compensation paid to its officers and is prohibited from paying above-market rates on deposits. In addition to the foregoing, a critically undercapitalized institution is prohibited from making payments on subordinated debt, engaging in any transaction out of the ordinary course of business, amending its charter or bylaws or changing its accounting methods. Critically undercapitalized institutions are subject to the employment of a receiver or conservator. Additional restrictions and requirements apply to each class of undercapitalized institution.

        FDICIA substantially revises the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. FDICIA requires federal banking agencies to develop uniform accounting standards and requirements that are consistent with, or no less stringent than, generally accepted accounting principles. The federal banking agencies also are required by FDICIA to develop a method for insured depository institutions to provide supplemental disclosure of contingent liabilities and the estimated fair market value of assets and liabilities, to the extent feasible and practicable, for any balance sheet, financial statement, report or condition or other report required to be filed with a federal banking agency. FDICIA requires that, no later than December 1, 1993, the federal banking agencies prescribe new safety and soundness standards.

        FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. The FDIC has implemented risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points, effective January 1, 1993, with the particular amount charged to an institution dependent on its capital and regulatory standing and ranging from 23 to 31 basis points.

        Each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant will be required to audit and attest to certain of the statements made in that annual report.

        FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "undercapitalized" may not accept brokered deposits. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

        FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

        The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Furthermore, bills are presently pending for the United States Congress and certain state legislatures and additional bills may be introduced in the future in the Congress and state legislatures, to alter the structure, regulation and competitive relationships of financial institutions. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the respective businesses of SouthTrust and Bradenton may be affected thereby.


                      CERTAIN INFORMATION CONCERNING THE
                             BUSINESS OF BRADENTON

GENERAL

        Bradenton is a state banking corporation which was organized under the laws of the State of Florida in Bradenton, Florida in July, 1986. Bradenton provides general retail and commercial banking services principally to customers in Manatee County, Florida.

        Bradenton is the largest city in Manatee County, Florida. Manatee County has an aggregate population of approximately 223,500 persons. The economy of the county is primarily based on tourism and service industries.

        As of March 31, 1994, Bradenton had total deposits of approximately $44 million and total loans of approximately $25 million.

        As of March 31, 1994, Bradenton employed approximately 26 persons. Bradenton believes that its relations with its employees are good.

  Market Data with Respect to Common Stock of Bradenton

        There is not an established trading market in the shares of Bradenton Common Stock, and the trading that occurs in the shares of Bradenton Common Stock is inactive and is effected in privately negotiated transactions. During the last two years, the sales price of shares of Bradenton Common Stock of which Bradenton had knowledge ranged from $21.00 to $32.00 per share. The last sale of shares of Bradenton Common Stock of which Bradenton had knowledge occurred on May 10, 1994, at a sales price of $32.00 per share.

        Prior to 1989, Bradenton paid no dividends. In December 1989, Bradenton paid a cash dividend of $0.10 per share. In each succeeding year, Bradenton has paid a cash dividend in December which has increased by $0.01 in each such year, paying a cash dividend of $0.11 in 1990, $0.12 in 1991, $0.13 in 1992 and $0.14
in 1993.


                                       SELECTED FINANCIAL DATA OF THE BANK OF THE BRADENTON



                                       Three Months Ended
                                           March 31,                                     Years Ended December 31,
                                     ------------------------    -------------------------------------------------------------------
                                         1994         1993           1993           1992            1991           1990       1989
                                     ------------  ----------    ------------  -------------   ------------    ----------  ---------
(In Thousands)

Net Interest Income                  $        494  $      512    $      2,073  $       1,939   $      1,507    $    1,320  $   1,063

Provision for Loan
    Losses                                      1          20              33            203            106            72        100

Net Income (Loss)                              99         106             474            430            323           269        189

Per Share Data:
    Net Income (Loss)                        0.54        0.58            2.58           2.47           1.96          1.73       1.29
    Cash Dividends                              0           0            0.14           0.13           0.12          0.11       0.10

Total Average Equity                 $      4,027  $    3,545    $      3,725  $       3,140   $      2,595    $    2,128  $   1,713
Total Average Assets                       47,084      44,983          45,396         41,882         37,192        30,231     24,914

Ratios:
    Average Equity to Assets                 8.55%       7.88%           8.21%          7.50%          6.98%        7.04%      6.88%
    Return on Average Equity                 9.83       11.96           12.72          13.69          12.45         12.64      11.03
    Return on Average Assets                 0.84        0.94            1.04           1.03           0.87          0.89       0.76



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        The following discussion should be read in conjunction with the Financial Statements of Bradenton and related Notes appearing elsewhere in this Merger Agreement.

FINANCIAL CONDITION

        Bradenton functions as a financial intermediary. As such, its financial success results from its ability to manage its sources and uses of funds.

        The primary source of funds are customers' deposits which take the form of non-interest bearing demand accounts, interest bearing demand accounts, savings accounts and interest bearing time accounts. Management's decisions as to rates paid for each type of deposit directly affects the customers' willingness to make deposits and the corresponding charge to operations for interest expense.

        Total deposits increased $4,976,642 (13.6%) and $232,437 (0.6%) from
1991 to 1992 and 1992 to 1993, respectively. Demand deposits (including NOW and Money Market Accounts) increased $6,413,665 (49.2%) and $1,278,754 (6.6%) while savings and time deposits decreased $1,437,023 (6.1%) and $1,046,317 (4.8%) during the same periods. During the three months ended March 31, 1993 and 1994, total deposits decreased $1,479,792 and $2,242,066, respectively. These changes are attributed to the economic conditions in Bradenton's market area, and historically low interest rates on interest bearing deposits.

        Bradenton's principal use of funds is lending. The loan portfolio is comprised of real estate loans, commercial loans, and consumer loans. During 1992 and 1993 gross loans increased $2,328,444 (11.3%) and

$1,766,360 (7.7%), respectively. During the three months ended March 31, 1994 and 1993, total gross loans decreased $53,333 (0.2%) and increased $425,874 (1.9%), respectively.

        Real estate loans comprise a majority of the loans made by Bradenton, and averaged 74.0% and 77.4% of Bradenton's total loan portfolio during 1992 and 1993. Real estate loans increased $2,837,298 (20.1%) and $2,146,883 (12.6%) in
1992 and 1993.

        Bradenton's commercial loans decreased $341,374 (7.9%) and $152,476 (3.9%) during 1992 and 1993 while consumer loans decreased $149,336 (7.0%) and $225,745 (11.3%). The decline in loans reflected the economic slowdown during the period.

        A substantial portion of Bradenton's loan portfolio is in long term real estate loans, with the major portion of those loans secured by single family residences, generally regarded as the safest type of mortgage loan.

        Additionally, all of the long term real estate loans held by Bradenton are subject to annual interest rate adjustments, with the consumer loans tied to changes in the Federal Home Loan Bank Board Index on Mortgage Loans for Previously Occupied Single Family Homes.

        While the adjustable interest rate feature may result in declining income from existing loans in a declining interest rate market, it also provides substantial protection for Bradenton in a rising interest rate market, allowing Bradenton to increase its yield on long term real estate loans to compensate for the increased costs of funds which accompany rising interest rates on loans.

        In either scenario, rising or falling interest rates, the Index used can be expected to lag behind the movement, thus increasing Bradenton's spread between loans and cost of funds in a declining market, and reducing the spread in a rising market.

        At March 31, 1994 and December 31, 1993, approximately $6,187,852 and $6,153,718, respectively, in bank loans were tied to changes in the Prime Rate. Adjustments in the Prime Rate are immediate, while the cost of money changes more slowly, thus having an opposite effect from mortgage loan interest rates. When the Prime Rate is decreased, Bradenton's spread will be decreased in the short term; while an increase in the Prime Rate increases Bradenton's spread over the short term.

        Uncertainty over the direction interest rates will take is the primary
reason banks have adopted cash management programs.   The objective of cash
management is to schedule maturities of its deposits to coincide with maturities of its loans and investments, enabling Bradenton to adjust its interest rates on maturing loans at the same time it adjusts its interest rates on maturing deposits, thus maintaining its interest rate spread.

        Bradenton also invests its funds in securities, primarily U.S. Treasury and U.S. Agency obligations. Investment securities increased $611,775 (4.0%) from 1991 to 1992 and decreased $146,187 (0.9%) from 1992 to 1993. During the first quarters of 1993 and 1994, investment securities decreased $474,832 (3.1%) and increased $681,319 (10.8%), respectively. The Board of Directors' investment policy provides specific guidelines for management to follow for the investment of Bank funds.

        Bradenton had an investment of $3,436,000 and $2,400,000 in Federal Funds Sold at year end 1992 and 1993, respectively, and $3,098,000 and $2,200,000 at March 31, 1993 and 1994, respectively. While these investments are more volatile than other investments they tend to provide better liquidity. Bank management continuously monitors the investment "mix" in an effort to achieve the maximum return with the least exposure to risk.

        While it is virtually impossible to maintain a precise balance of maturing loans to maturing deposits, Bradenton has kept the ratio of Rate Sensitive Assets to Rate Sensitive Liabilities within acceptable limits.

LIQUIDITY

        Liquidity refers to the ability to generate adequate funds when and as required by Bradenton. Liquidity management involves meeting the funds flow requirements of customers who may be either depositors wanting to withdraw funds, or borrowers needing assurance that sufficient funds will be available to meet their credit needs. This liquidity is primarily provided by new deposits and maturing investments including loans, Federal Funds Sold and investment securities. At December 31, 1993 securities maturing in one year or less totalled $13,017,025 and Bradenton had $2,400,000 in Federal Funds Sold. This represents 85.6% of Bradenton's total investment portfolio plus Federal Funds Sold being available to meet Bradenton's short term liquidity needs. At March 31, 1994, these amounts were $12,990,187 and $2,200,000, representing 78.3%.

CAPITAL RESOURCES

        The assessment of capital adequacy is dependent on several factors including asset quality, earnings trends, liquidity, and economic conditions. Bradenton continually monitors its current and projected capital adequacy positions. Maintaining adequate capital levels is integral to provide stability to Bradenton, resources to achieve Bradenton's growth objectives, and provide a return to the stockholders in the form of dividends.

        Bradenton's primary capital (stockholder's equity plus reserve for loan losses) as a percentage of year end assets plus loan loss reserve increased from 8.33% at December 31, 1992 to 9.28% at December 31, 1993, and decreased to 9.07% at March 31, 1994. Federal Reserve Bank and state capital adequacy guidelines presume that a bank with a primary capital ratio between 6% to 7% or higher is adequately capitalized.

        The Federal Reserve Board which is the regulatory agency governing Bradenton has guidelines for determining ratios to aid in the analysis and determination of capital levels required to support a bank's operations. The Federal Reserve Board has adopted risk-based capital guidelines that incorporate factors weighing the relative credit risk of assets and items with off-balance-sheet exposure. The guidelines also define regulatory capital, placing strong emphasis on the equity components of regulatory capital.

        The rules require a risk-based capital ratio of 8%, at least one half of which must be made up of Core or Tier 1 capital elements. Bradenton's risk-based capital ratio at December 31, 1993 was 18.04% and 18.40% at March 31, 1994.
Tier 1 capital generally consists of common stockholders' equity. Total risk-based capital includes Tier 1 capital and reserves for loan losses, subject to certain limitations. Bradenton's total risk-based capital ratio at December 31, 1993 was 19.29% and 19.65% at March 31, 1994. The guidelines also impose a leverage requirement, defined as the ratio of Tier 1 capital to average assets. The leverage ratio generally must exceed 4% for Bradenton to be considered Well Capitalized, but is subject to evaluation at the discretion of the regulators. Bradenton's leverage ratio at December 31, 1993 was 8.55% and 8.36% at March 31, 1994. The Federal Deposit Insurance Corporation Improvement Act of 1992 provided further guidance as to capital levels to be maintained by insured depository institutions and corresponding supervisory treatments. Under these guidelines Bradenton is considered "Well Capitalized," the highest of the five supervisory groupings.

RESULTS OF OPERATIONS

        Bradenton's Net Income has steadily increased over the past three years from $322,659 in 1991 to $430,081 in 1992, and $473,976 in 1993. Net interest income for the same years was $1,506,518, $1,938,829 and $2,072,702, respectively, while non-interest income was $185,001, $245,432 and $231,451. Bradenton's Net Income for the quarters ended March 31, 1993 and 1994 was $105,620 and $99,101, respectively, with net interest income of $512,203 and $494,291, respectively.

        The amount of provision for possible loan losses is added to the Reserve for Loan Loss during each accounting period. This provision is based upon the Board of Directors' current evaluation of economic conditions, change in the character and size of the loan portfolio, estimated net charge-offs, and other pertinent indicators derived from a regulator review of the loan portfolio.

During 1991, 1992, 1993 and the first quarter of 1994, Bradenton added $106,138, $203,306, $33,002 and $836, respectively, to Reserve for Loan Loss. Net charge-offs for 1991 were $71,138 representing .37% of average loans outstanding; for 1992 were $169,306 representing .78% of average loans outstanding; and for 1993 were $2,002 representing .01% of average loans outstanding. There were no charge-offs during the first quarter of 1994.

        Because the financial condition and results of operations for all industries are traditionally reported on the basis of historical costs, they have not reflected the effects of inflation in our economy. For example, in industries with a significant amount of premises and equipment, reported earnings are likely to be reduced by overstated depreciation expense. The carrying costs of these assets may likewise be significantly overstated. In industries where the level of inventories is significant, report earnings may be understated by significant unrecognized gains in inventory values. Neither premises and equipment nor inventories are significant in the banking industry. Inflation, however, does have an important impact on the growth of total assets in the banking industry, with result that equity capital must be increased more frequently and at higher levels in order to maintain an appropriate ratio of equity to assets. In the process, management must carefully balance the distribution of pre-tax earnings among income taxes, dividends, and earnings retained for investment.

        The growth of total assets is affected by both increases in the supply of money and the rate of inflation. For example, customers may require increasing amounts of funds to acquire more costly goods and services, thus increasing loan demand. Interest rates are also affected by inflation. For example, changes in interest rates may closely approximate the rate of changes in the prices of and demand for goods and services. On the other hand, the level of interest rates may differ significantly from the level of prices of goods and services. Thus, interest rates may decline with a slowing of price level changes, although prices of goods and services remain relatively high.

        Bradenton has adopted several strategies to cope with the effect of inflation. An asset/liability management program has attempted to enhance the balance between interest-sensitive assets and interest-sensitive liabilities. Also, periodic reviews of banking services are conducted to adjust pricing for current costs.

AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES ON FULLY TAXABLE EQUIVALENT BASIS

(Table 1)

The following table details average balances of interest-earning assets and interest-bearing liabilities, the fully taxable equivalent amount of interest earned/paid thereon, and the fully taxable equivalent yield/rate for the three years ended December 31, 1993.

                                                     1993                          1992                           1991
                                     -------------------------------   -----------------------------  ------------------------------
                                      Average              Yield/      Average                Yield/  Average              Yield/
                                      Balance   Interest    Rate       Balance    Interest     Rate   Balance    Interest   Rate
                                     -------------------------------   -----------------------------  ------------------------------
ASSETS
(In thousands)

Loans, net of unearned income         $ 24,088   $ 2,099    8.71%      $ 21,863  $ 2,068     9.46%    $ 19,403   $ 2,085    10.75%


Securities                              15,253       688    4.51%        15,799      965     6.11%      14,685     1,101     7.50%


Short-term investments                   2,712        80    2.95%         1,836       62     3.38%       1,565        90     5.75%
                                      --------   -------  ------       --------  -------   ------     --------   -------   ------

Total interest-earning assets           42,053     2,867    6.82%        39,498    3,095     7.84%      35,653     3,276     9.19%


Allowances for loan losses                (371)                            (330)                          (292)

Other assets                             3,714                            2,714                          1,831
                                      --------   -------  ------       --------  -------   ------     --------   -------   ------

          Total assets                $ 45,396                         $ 41,882                       $ 37,192
                                      ========                         ========                       ========


LIABILITIES AND STOCKHOLDERS'
         EQUITY

Savings deposits                      $  5,276   $   116    2.20%      $  4,161  $   126     3.03%    $  2,730   $   141     5.16%

Interest-bearing demand deposits        11,268       257    2.28%         9,516      276     2.90%       7,161       335     4.68%

Time deposits                           16,718       610    3.65%        19,405      930     4.79%      20,619     1,438     6.97%
                                      --------   -------  ------       --------  -------   ------     --------   -------   ------

Total interest-bearing liabilities      33,262       983    2.96%        33,082    1,332     4.03%      30,510     1,914     6.27%

Demand deposits                          7,681                            5,049                          3,614

Other liabilities                          728                              611                            473
                                      --------   -------  ------       --------  -------   ------     --------   -------   ------

Stockholders' equity                     3,725                            3,140                          2,595
                                      --------   -------  ------       --------  -------   ------     --------   -------   ------
          Total liabilities and
           stockholders' equity       $ 45,396   $   983    2.96%      $ 41,882  $ 1,332     4.03%    $ 37,192   $ 1,914     6.27%
                                      ========   =======  ======       ========  =======   ======     ========   =======   ======

Net interest income                              $ 1,884                         $ 1,763                         $ 1,362

Net interest margin                                         4.48%                            4.46%                           3.82%

Net interest spread                                         3.86%                            3.81%                           2.92%

         PROVISION FOR LOAN LOSSES

        The provision for loan losses was $33,002 in 1993, compared to $203,306 in 1992 and $106,138 in 1991. Table 2 "Allowance for Loan Losses" summarizes information concerning the allowance for loan losses for the five year period ending December 31, 1993.


ALLOWANCE FOR LOAN LOSSES
(Table 2)
(In Thousands)

The following table summarizes information concerning the allowance for loan losses:

                                                              1993          1992          1991          1990          1989
                                                         ------------ ------------- ------------- -------------- -------------
Net Loans Outstanding - Year End                         $     24,603  $     22,838  $     20,518  $     18,046  $     14,474
                                                         ============  ============  ============  ============  ============

Average Net Loans - During Year                          $     24,088  $     21,863  $     19,403  $     16,461  $     12,728
                                                         ============  ============  ============  ============  ============

Balance-Beginning of Year                                $        344  $        310  $        275  $        212  $        118

Provision Charged to Expense                                       33           203           106            72           100

Recoveries on Loans Previously Charged off                         13             2             2             7             0

Loans Charged Off                                                 (15)         (171)          (73)          (16)           (6)
                                                         ------------  ------------  ------------  ------------  ------------

Balance - End of Year                                    $        375  $        344  $        310  $        275  $        212
                                                         ============  ============  ============  ============  ============


For the Period:
         Net charge-offs as % of average loans                  0.01%         0.77%         0.37%         0.05%         0.05%

         Provision for loan losses as a % of net
          charge-offs                                        1650.00%       120.12%       149.30%       800.00%      1666.67%

         Provision for loan losses as a % of net
          average loans                                         0.14%         0.93%         0.55%         0.44%         0.79%

Period End:
         Allowance as a % of net loans                          1.52%         1.51%         1.51%         1.52%         1.46%

         Allowance as a % of non-performing
          and more than 90 days past due                           NA       165.38%       248.00%       561.22%       336.51%

NON-PERFORMING ASSETS
(Table 3)
(In Thousands)

The following table summarizes Bradenton's non-performing assets and loans past due 90 days or more and accruing as of December 31 for the last five years.

                                                             1993          1992          1991          1990          1989
                                                         ------------  ------------  ------------  ------------  ------------
Non-Performing Loans                                     $          0  $        203  $         91  $          0  $         10

Other Real Estate Owned                                           725           598           572             0             0

Accruing Loans 90 Days or More Past Due                             0             5            34            49            53
                                                         ------------  ------------  ------------  ------------  ------------

Total Non-Performing Assets and
         Accruing Loans 90 Days or More Past Due         $        725  $        806  $        697  $         49  $         63
                                                         ============  ============  ============  ============  ============

Provision for Loan Losses                                $         33  $        203  $        106  $         72  $        100
                                                         ============  ============  ============  ============  ============

Net Charge-offs                                          $          2  $        169  $         71  $          9  $          6
                                                         ============  ============  ============  ============  ============



NON-INTEREST INCOME
(Table 4)

The following table presents an analysis of non-interest income for 1993, 1992 and 1991 together with the amount and percent change from the prior year for 1993 and 1992:

                                                                                               Change From Prior Year
                                                                                        ------------------------------------------
                                                             Year Ended 12/31                  1993                   1992
                                                       ------------------------------   -------------------  ---------------------
                                                        1993        1992       1991       Amount        %      Amount         %
                                                       --------   ---------  --------   ---------   -------  ---------     -------
Service charges on deposit accounts                    $    196   $     174  $    160   $      22    12.6%   $      14      8.8%


Customer service fees and other income                       29          15        16          14    93.3           (1)    (6.3)


Gain on sale of assets                                        6          56         9         (50)     NA           47       NA
                                                       --------   ---------  --------   ---------   -------- ---------   ---------

Total non-interest income                              $    231   $     245  $    185   $     (14)    106%   $      60     32.4%
                                                       ========   =========  ========   =========   =======  =========   =========

NON-INTEREST EXPENSE
(Table 5)

The following table presents an analysis of non-interest expense for 1993, 1992 and 1991 together with the amount and percent change from the prior year for 1993 and 1992:

                                                                                              Change From Prior Year
                                                                                         -------------------------------------------
                                                              Year Ended 12/31                 1993                  1992
                                                       ------------------------------   --------------------   --------------------
                                                       1993          1992      1991      Amount        %       Amount         %
                                                       --------   ---------  --------   ---------  --------   ---------   ---------
Salaries and employee benefits                         $    747   $     658  $    556   $      89      13.5   $     102       18.3%


Occupancy expense                                           142         135       128           7       5.2           7        5.5

Equipment expense                                            68          56        54          12      21.4           2        3.7

FDIC insurance                                               88          84        65           4       4.8          19       29.2

Printing and supplies                                        75          62        59          13      21.0           3        5.1

Professional fees                                            66          63        52           3       4.8          11       21.2

Insurance                                                    15          17        17          (2)    (11.8)          0        0.0

Data processing                                              61          65        63          (4)     (6.2)          2        3.2

Communications                                                8           7         6           1      14.3           1       16.7

Business development                                         41          40        30           1       2.5          10       33.3

Loss on Sale of Assets                                       80          13         0          67     515.4          13         NA

Other                                                       145         129        80          16      12.4          49       61.3
                                                       --------   ---------   -------   ---------  --------   ---------   --------

          Total non-interest expense                   $  1,536   $   1,329   $ 1,110   $     207      15.6%  $     219       19.7%
                                                       ========   =========   =======   =========  ========   =========   ========

                 BENEFICIAL OWNERSHIP OF BRADENTON COMMON STOCK

        Bradenton is authorized under its Articles of Incorporation to issue 200,000 shares of Bradenton Common Stock. As of the Record Date, Bradenton had issued and outstanding 184,933 shares of Bradenton Common Stock. The following table sets forth information as of the Record Date with respect to those persons known by Bradenton to be the beneficial owners of more than 5% of the outstanding shares of Bradenton Common Stock, and as to shares of Bradenton Common Stock beneficially owned by the directors of Bradenton individually and by all officers and directors of Bradenton as a group. Management of Bradenton knows of no other persons, other than those set forth in the following table, who own beneficially more than 5% of the outstanding shares of Bradenton Common Stock as of the date of this Proxy Statement/Prospectus. See "THE MERGER-Background of the Merger; Reasons for Merger; Recommendation of the Board of Directors of Bradenton."

                NAME AND ADDRESS OF                 AMOUNT AND NATURE OF                    PERCENT
                 BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)                 OF CLASS
                 ----------------                   --------------------                   ---------
5% Shareholders:
         George T. Smith (2)                             30,698 Shares                      16.60%
         5060 19th Avenue West
         Bradenton, Florida  34209

         Jesse W. Simpson (2)                            18,454 Shares                       9.98%
         6545 Connecticut Avenue
         Sarasota, Florida  34243

         George L. Thibodeau (2)                         12,108 Shares                       6.55%
         503 Montezuma Drive
         Bradenton, Florida  34209

         Norman J. Pinardi (2)                           11,051 Shares                       5.98%
         5812 9th Avenue Drive West
         Bradenton, Florida  34209

Directors:
         Ben W. Hardin                                    6,993 Shares                       3.78%
         4576 Aladdin Avenue
         North Port, Florida  34287

         Dozier B. Hilliard                               1,827 Shares                        .99%
         4406 Riverview Boulevard West
         Bradenton, Florida  34209

         Lloyd W. Geiger                                    174 Shares                        .10%
         3707 24th Avenue West
         Bradenton, Florida  34205

All Directors and Executive
         Officers of Bradenton as                        84,165 Shares                      45.51%
         a group (8 persons)

__________________________
(1) Includes all shares held directly as well as by spouses and minor children over which shares the named individuals or group of individuals exercise sole or shared voting or investment power. The figures set forth above do not include options to purchase Bradenton Common Stock held by the directors and executive officers of Bradenton as follows: Mr. Pinardi, 6,500; Mr. Geiger, 1,300; and Ms. Beverly R. Albritton, 325.
(2)     Messrs. Smith, Simpson, Thibodeau and Pinardi are directors of
        Bradenton.

                                 LEGAL MATTERS

        Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 1400 Park Place Tower, 2001 Park Place, Birmingham, Alabama, counsel for SouthTrust. As of December 31, 1993, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,130,000 shares of SouthTrust Common Stock.


                                    EXPERTS

        The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

        The balance sheets of Bradenton as of December 31, 1993 and 1992, and the statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31, 1993, included in this Proxy Statement/Prospectus have been incorporated herein in reliance on the report of George Russell, independent certified accountant, as an expert in accounting and auditing.

        Mr. Russell is expected to be present at the Special Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.


                             ADDITIONAL INFORMATION

OTHER BUSINESS

        The Board of Directors of Bradenton does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

                   SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1993 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held April 20, 1994) (Commission File No. 0-3613); and

                   SouthTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (Commission File No. 0-3613).

        All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

        The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

        Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard, Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.

                      INDEX TO THE FINANCIAL STATEMENTS
                           OF THE BANK OF BRADENTON


Caption
- -------
Unaudited Financial Statements

        Balance Sheet at March 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

        Statements of Operations for the three months ended March 31, 1994 and 1993 . . . . . . . . . . .  F-3

        Statements of Stockholders' Equity for the three months ended March 31, 1994 and 1993 . . . . . .  F-4

        Statements of Cash Flows for the three months ended March 31, 1994 and 1993 . . . . . . . . . . .  F-5

        Note to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

Audited Financial Statements:

        Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

        Balance Sheets at December 31, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8

        Statements of Operations for the three years ended December 31, 1993, 1992 and 1991 . . . . . . .  F-9

        Statements of Stockholders' Equity for the three years ended December 31, 1993, 1992 and 1991 . .  F-10

        Statements of Cash Flows for the three years ended December 31, 1993, 1992 and 1991 . . . . . . .  F-11

        Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-12


                             THE BANK OF BRADENTON

                                 Balance Sheet

                                 March 31, 1994

                                     Assets


Cash and Due From Banks                                                                         $  3,022,712

Investment Securities                                                                             17,289,774

Federal Funds Sold                                                                                 2,200,000

Loans                                                                                             24,193,750

Fixed Assets                                                                                         464,632

Other Assets                                                                                       1,251,629
                                                                                                ------------

    Total Assets                                                                                $ 48,422,497
                                                                                                ============



                     LIABILITIES AND STOCKHOLDERS' EQUITY


Deposits
    Demand--Non Interest Bearing                                                                $  8,493,938
    Demand--Interest Bearing                                                                      14,483,011
    Savings Deposits                                                                               6,055,171
    Time Deposits                                                                                 14,904,589
                                                                                                ------------
       Total Deposits                                                                             43,936,709


Other                                                                                                435,506
                                                                                                ------------

       Total Liabilities                                                                          44,372,215
                                                                                                ------------
Common Stock--Par Value $8.00;
    Authorized 200,000 Shares;
    Issued and Outstanding 184,933 shares                                                          1,479,464

Paid--In Surplus                                                                                   1,478,264

Retained Earnings                                                                                  1,092,554
                                                                                                ------------

      Total Stockholders' Equity                                                                   4,050,282
                                                                                                ------------

      Total Liabilities and Stockholders' Equity                                                $ 48,422,497
                                                                                                ============

See accompanying note to financial statements

                             THE BANK OF BRADENTON
                            Statements of Operations

                                                             For the Three Months Ended March 31,
                                                                  1994                 1993
                                                                --------             --------
Interest Income:
         Interest and Fees on Loans                           $ 552,070            $ 553,499
         Interest on Investment Securities:
              U. S. Treasury                                    105,411               79,643
              U. S. Government Agencies                          51,783              105,389
              Corporate and Other                                 1,329                5,752
         Interest on Federal Funds Sold                          20,481               21,547
                                                              ---------            ---------
                          Total Interest Income                 731,074              765,830
                                                              ---------            ---------
Interest Expense:
         Savings Deposits and Interest
              Bearing Demand Deposits                            63,739               56,603
         Other Time Deposits                                    173,044              197,024
                                                              ---------            ---------
                          Total Interest Expense                236,783              253,627
                                                              ---------            ---------

Net Interest Income                                             494,291              512,203

Provision for Possible Loan Losses                                  836               20,401
                                                              ---------            ---------
Net Interest Income After Provision for
         Possible Loan Losses                                   493,455              491,802

Other Operating Income:
         Service Charges on Deposit Accounts                     45,743               43,318
         Other Service Charges, Commissions and Fees             12,277                5,391
         Asset Disposals                                        (30,000)             (14,458)
                                                              ---------            ---------
Net Interest and Other Operating Income After
         Provision for Possible Loan Losses                     521,475              526,053
                                                              ---------            ---------
Other Operating Expenses:
         Salaries                                               145,926              137,786
         Employee Benefits                                       41,871               36,668
         Occupancy Expense                                       35,648               34,310
         Furniture and Equipment Expense                         17,250               15,481
         Other Operating Expenses                               126,440              139,003
                                                              ---------            ---------
                          Total Other Operating Expenses        367,135              363,248
                                                              ---------            ---------

Income Before Income Taxes                                      154,340              162,805

Income Taxes                                                     55,239               57,185
                                                              ---------            ---------

Net Income                                                    $  99,101            $ 105,620
                                                              =========            =========

Net Income Per Share                                          $    0.54            $    0.75
                                                              =========            =========

Average Shares Outstanding                                      184,933              141,006

See accompanying note to financial statements

                             THE BANK OF BRADENTON

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                         Common Stock                                           Total
                                    -----------------------                     Retained     Stockholders'
                                     Shares      Par Value       Surplus        Earnings        Equity
                                    --------    -----------    -----------    ------------  -------------
Balance, January 1, 1993            141,006     $ 1,128,048    $ 1,137,291    $  1,226,110    $ 3,491,449

    Net Income                                                                     105,620        105,620

                                    -------     -----------    -----------    ------------    -----------
Balance, March 31, 1993             141,006     $ 1,128,048    $ 1,137,291    $  1,331,730    $ 3,597,069
                                    =======     ===========    ===========    ============    ===========





Balance, January 1, 1994            184,933     $ 1,479,464    $ 1,478,264    $  1,008,053    $ 3,965,781

    Net Income                                                                      99,101         99,101

    Mark--to--market Adjustment                                                    (14,600)       (14,600)
                                    -------     -----------    -----------    ------------    -----------
Balance, March 31, 1994             184,933     $ 1,479,464    $ 1,478,264    $  1,092,554    $ 4,050,282
                                    =======     ===========    ===========    ============    ===========





See accompanying note to financial statements

                             THE BANK OF BRADENTON
                            Statements of Cash Flows
                      For the Three Months Ended March 31,



                                                                         1994                      1993
                                                                     -----------              -------------
Cash Flows From Operating Activities:
  Interest Received                                                  $   538,297              $     522,811
  Interest Paid                                                         (229,154)                  (195,702)
  Cash Paid for Salaries and Benefits                                   (163,249)                  (147,701)
  Other Operating Expenditures                                          (165,338)                  (171,982)
  Other Operating Receipts                                                69,679                     46,080
                                                                     -----------              -------------
    Net Cash Provided by Operating Activities                             50,235                     53,506
                                                                     -----------              -------------

Cash Flows From Investing Activities:
  Change in Investment Securities                                     (1,673,691)                  (474,832)
  Change in Loans                                                         34,757                    453,263
                                                                     -----------              -------------
    Net Cash Used by Investing Activities                             (1,638,934)                   (21,569)
                                                                     -----------              -------------
Cash Flows from Financial Activities:
  Change in Deposits                                                   2,242,066                 (1,642,784)

                                                                     -----------              -------------
    Net Cash Provided by Financing Activities                          2,242,066                 (1,642,784)
                                                                     -----------              -------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                                   $   653,367              $  (1,610,847)
                                                                     ===========              =============

Reconciliation of Net Income to Net
  Cash Provided by Operating Activities:
    Net Income                                                       $    99,101              $     105,620
    Adjustments:
        Dividend Paid
        Provision for Loan Losses                                            836                     20,401
        Depreciation and Amortization                                     11,722                     10,415
        Change in Other Assets                                           (96,600)                  (110,652)
        Change in Other Liabilities                                       41,320                     36,232
        Change in Interest Receivable                                    (13,773)                   (30,688)
        Change in Interest Payable                                         7,629                     22,178
                                                                     -----------              -------------
Net Cash Provided by Operating Activities                            $    50,235              $      53,506
                                                                     ===========              =============

See accompanying note to financial statements.

                                THE BANK OF BRADENTON

                             Note to Financial Statements

                        Three Months Ended March 31, 1994 and 1993

         1. The financial statements included herein have been prepared by the Bank, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Bank believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the annual financial statement and the notes thereto. In the opinion of the Bank, all adjustments (solely of a normal recurring nature) necessary to present fairly the financial position of the Bank as of March 31, 1994 and 1993 have been included.
                 The results of operations for such interim periods are not necessarily indicative of the results for the entire year.

                             GEORGE H. RUSSELL, JR.

                          CERTIFIED PUBLIC ACCOUNTANT

- --------------------------------------------------------------------------------

                          Independent Auditor's Report

Board of Directors and Stockholders
The Bank of Bradenton
Bradenton, Florida

I have audited the balance sheets of The Bank of Bradenton as of December 31, 1993 and December 31, 1992 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years ended December 31, 1993. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bank of Bradenton as of December 31, 1993 and December 31, 1992, and the results of its operations and its cash flows for the three years then ended in conformity with generally accepted accounting principles.



/s/ G. H. Russell, Jr.
- ---------------------------
Certified Public Accountant

Tampa, Florida
January 18, 1994, except for
Note J, as to which the date
is May 6, 1994.

                            THE BANK OF BRADENTON
                                Balance Sheets

                                    Assets


                                                                       December 31,
                                                ------------------------------------------------------------
                                                    1993                    1992                    1991
                                                ------------           -------------           -------------
Cash and Due From Banks                         $  2,169,345           $   2,238,868           $   1,345,186

Investment Securities (Notes A & B)               15,608,455              15,754,642              15,142,867

Federal Funds Sold                                 2,400,000               3,436,000               1,525,000

Loans (Note C)                                    24,227,671              22,493,305              20,208,485

Fixed Assets (Notes A & D)                           472,708                 409,384                 387,481

Other Assets (Note E)                              1,168,802               1,018,386               1,096,871
                                                ------------           -------------           -------------

    Total Assets                                $ 46,046,981           $  45,350,585           $  39,705,890
                                                ============           =============           =============

                     LIABILITIES AND STOCKHOLDER'S EQUITY


Deposits
  Demand--Non Interest Bearing                  $  7,549,895           $   8,649,217           $   4,021,177
  Demand--Interest Bearing                        13,168,343              10,790,267               9,004,642
  Savings Deposits                                 5,340,292               4,998,336               3,201,054
  Time Deposits                                   15,636,113              17,024,386              20,258,691
                                                ------------           -------------           -------------
    Total Deposits                                41,694,643              41,462,206              36,485,564


Other (Note F)                                       386,557                 396,930                 473,143
                                                ------------           -------------           -------------

    Total Liabilities                             42,081,200              41,859,136              36,958,707
                                                ------------           -------------           -------------
Common Stock--Par Value $8.00;
   Authorized 200,000 Shares;
   Issued and Outstanding 184,933, 141,006
   and 122,228 Shares at 1993, 1992, and
   1991 respectively.                              1,479,464               1,128,048                 977,824

Paid--In Surplus                                   1,478,264               1,137,291                 955,000

Retained Earnings                                  1,008,053               1,226,110                 814,359
                                                ------------           -------------           -------------

    Total Stockholders' Equity                     3,965,781               3,491,449               2,747,183
                                                ------------           -------------           -------------

    Total Liabilities and Stockholders' Equity  $ 46,046,981           $  45,350,585           $  39,705,890
                                                ============           =============           =============




See accompanying notes to financial statements

                             THE BANK OF BRADENTON
                            Statements of Operations

                                                                                     For the Year Ended December 31,
                                                                      ----------------------------------------------------------
                                                                          1993                    1992                  1991
                                                                      ------------             -----------           -----------
Interest Income:
         Interest and Fees on Loans                                    $ 2,287,888             $ 2,243,813           $ 2,229,771
         Interest on Investment Securities:
              U. S. Treasury                                               365,326                 425,518               644,260
              U. S. Government Agencies                                    306,459                 511,353               410,473
              Corporate and Other                                           16,355                  28,277                45,935
         Interest on Federal Funds Sold                                     79,752                  61,855                90,145
                                                                       -----------             -----------           -----------
                          Total Interest Income                          3,055,780               3,270,816             3,420,584
                                                                       -----------             -----------           -----------
Interest Expense:
         Savings Deposits and Interest
              Bearing Demand Deposits                                      372,695                 401,441               476,006
         Other Time Deposits                                               610,383                 930,546             1,438,060
                                                                       -----------             -----------           -----------
                          Total Interest Expense                           983,078               1,331,987             1,914,066
                                                                       -----------             -----------           -----------

Net Interest Income                                                      2,072,702               1,938,829             1,506,518

Provision for Possible Loan Losses (Notes A & C)                            33,002                 203,306               106,138
                                                                       -----------             -----------           -----------
Net Interest Income After Provision for
         Possible Loan Losses                                            2,039,700               1,735,523             1,400,380

Other Operating Income: (Costs)
         Service Charges on Deposit Accounts                               195,847                 174,402               160,272
         Other Service Charges, Commissions and Fees                        29,532                  15,214                15,610
         Security Sales                                                      6,072                  55,816                 9,119
         Asset Disposals                                                   (79,552)                (12,886)                    0
                                                                       -----------             -----------           -----------
Net Interest and Other Operating Income After
         Provision for Possible Loan Losses                              2,191,599               1,968,069             1,585,381
                                                                       -----------             -----------           -----------
Other Operating Expenses:
         Salaries                                                          575,469                 529,573               447,978
         Employee Benefits                                                 171,912                 128,673               108,199
         Occupancy Expense (Note G)                                        141,521                 134,640               128,058
         Furniture and Equipment Expense (Note G)                           67,710                  56,085                54,425
         Other Operating Expenses (Note G)                                 499,837                 467,465               370,875
                                                                       -----------             -----------           -----------
                          Total Other Operating Expenses                 1,456,449               1,316,436             1,109,535
                                                                       -----------             -----------           -----------
Income Before Income Taxes                                                 735,150                 651,633               475,846

Income Taxes                                                               261,174                 221,552               153,187
                                                                       -----------             -----------           -----------
Net Income                                                             $   473,976             $   430,081           $   322,659
                                                                       ===========             ===========           ===========
Net Income Per Share                                                   $      2.58             $      2.47           $      1.90
                                                                       ===========             ===========           ===========
Average Shares Outstanding (adjusted for
stock dividend January 1993)                                               183,687                 174,002               164,530


See accompanying note to financial statements

                             THE BANK OF BRADENTON

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     Common Stock                                               Total
                              ------------------------                       Retained        Stockholders'
                               Shares       Par Value        Surplus         Earnings           Equity
                              --------      ----------      ----------      ----------        ----------
Balance, January 1, 1991       122,228     $   977,824     $   908,000     $   553,367       $ 2,439,191

   Net Income                                                                  322,659           322,659

   Transfer                                                     47,000         (47,000)                0

   Cash Dividend                                                               (14,667)          (14,667)
                              --------      ----------      ----------      ----------        ----------

Balance, December 31, 1991     122,228         977,824         955,000         814,359         2,747,183

   Net income                                                                  430,081           430,081

   Sale of Stock                18,778         150,224         182,291                           332,515

   Cash Dividend                                                               (18,330)          (18,330)
                              --------      ----------      ----------      ----------        ----------

Balance, December 31, 1992     141,006       1,128,048       1,137,291       1,226,110         3,491,449

   Net income                                                                  473,976           473,976

   Sale of stock                 1,670          13,360          12,160             727            26,247

   Stock dividend               42,257         338,056         328,813        (666,869)                0

   Cash dividend                                                               (25,891)          (25,891)
                              --------      ----------      ----------      ----------        ----------

Balance, December 31, 1993     184,933     $ 1,479,464     $ 1,478,264     $ 1,008,053       $ 3,965,781
                              ========      ==========      ==========      ==========        ==========



See accompanying notes to financial statements

                             THE BANK OF BRADENTON
                            Statements of Cash Flows

                                                                For the Year Ended December 31,
                                                      -----------------------------------------------

                                                           1993              1992             1991
                                                      ------------      ------------     ------------
Cash Flows From Operating Activities:
   Interest Received                                  $  3,075,686      $  3,365,405     $  3,380,722
   Interest Paid                                        (1,271,377)       (1,464,910)      (1,906,029)
   Cash Paid for Salaries and Benefits                    (729,101)         (627,684)        (532,869)
   Other Operating Expenditures                           (940,687)         (843,985)        (690,142)
   Other Operating Receipts                                232,445           242,170          201,839
                                                      ------------      ------------     ------------
      Net Cash Provided by Operating Activities            366,966           670,996          453,521
                                                      ------------      ------------     ------------

Cash Flows From Investing Activities:
   Change in Investment Securities                         146,187          (611,775)      (3,417,980)
   Change in Loans                                      (1,766,360)       (2,504,451)      (3,128,162)
   Expenditures for Fixed Assets                          (111,004)          (59,245)         (31,581)
                                                      ------------      ------------     ------------
      Net Cash Used by Investing Activities             (1,731,177)       (3,175,471)      (6,577,723)
                                                      ------------      ------------     ------------
Cash Flows from Financial Activities:
   Change in Deposits                                      232,437         4,976,642        6,776,210
   Proceeds from Issuance of Common Stock                   26,247           332,515                0
                                                      ------------      ------------     ------------
      Net Cash Provided by Financing Activities            258,684         5,309,157        6,776,210
                                                      ------------      ------------     ------------

Net Increase (Decrease) in Cash and
   Cash Equivalents                                   $ (1,105,527)     $  2,804,682     $    652,008
                                                      ============      ============     ============
Reconciliation of Net Income to Net
   Cash Provided by Operating Activities:
      Net Income                                      $    473,976      $    430,081     $    322,659
      Adjustments:
         Dividend Paid                                     (25,891)          (18,330)
         Provision for Loan Losses                          33,002           203,306          106,138
         Depreciation and Amortization                      46,668            37,749           37,009
         Change in Other Assets                           (170,322)           91,762           23,855
         Change in Other Liabilities                       (18,292)          (35,238)          (4,315)
         Change in Interest Receivable                      19,906            94,589          (39,862)
         Change in Interest Payable                          7,919          (132,923)           8,037
                                                      ------------      ------------     ------------
Net Cash Provided by Operating Activities             $    366,966      $    670,996     $    453,521
                                                      ============      ============     ============

See accompanying notes to financial statements

                             THE BANK OF BRADENTON
                         Notes to Financial Statements
                       December 31, 1993, 1992, and 1991


Note A - Statement of Significant Accounting and Reporting Policies

    Organization
    The Banks accounting and reporting policies are in accordance with generally accepted accounting principles and the general practice within the banking industry. The following summarizes the more significant of these policies:

    The Bank of Bradenton ("the Bank") is a state chartered bank incorporated under the laws of the State of Florida. The Bank was organized during 1986 and commenced operations as of July 9, 1986.

    The Bank has signed a letter of intent to enter into an Agreement and Plan of Merger with SouthTrust Corporation dated September 15, 1993. The agreement calls for the Bank of Bradenton to be merged with and into SouthTrust. Each existing shareholder of the Bank as of a date to be specified will receive 2.14 shares of SouthTrust for each share of Bradenton stock owned.

    Investment Securities
    Investment securities are stated at cost, adjusted for amortization of premium and accretion of discount to call date and price, or maturity as applicable. Gains and losses are recognized when the securities are disposed of.

    In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). The Bank has not adopted the provisions of SFAS No. 115 as of December 31, 1993. SFAS No. 115 requires the reporting of certain securities at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Management is to determine the appropriate classification of its investment securities at the time of purchase and account for them as follows:

    Held to maturity - Investment securities that management has the intent and the Bank has the ability at the time of purchase to hold until maturity are classified as securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the effective interest method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

    Available for sale - Investment securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rates and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized holding gains and losses on securities available for sale, net of taxes, are included as a separate component of stockholders' equity in the balance sheets until these gains or losses are realized. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the statement of operations.

    Trading securities - Securities that are held principally for the purpose of selling in the near future are classified as trading securities. These securities are recorded at fair value. Both unrealized gains and losses are included in the consolidated statement of operations. The Bank currently has no securities classified as trading securities.

                             The Bank of Bradenton
                         Notes to Financial Statements

Note A - Statement of Significant Accounting and Reporting Policies, Continued

Loans
Loans are carried at the principal amount outstanding, net of deferred loan fees. Interest is accrued on a simple-interest basis. Loans are charged to the allowance for loan losses at such time as management considers them uncollectible in the normal course of business. Accrual of interest on past due loans is discontinued when not well collateralized and in the process of collection. Classification of a loan as nonaccrual is not necessarily indicative of a potential loss of principal.

Allowance for Loan Losses
The allowance for loan losses is based upon the Bank's current and historical loss experience, management's overall evaluation of the inherent risks in the loan portfolio and detailed evaluations of the collectibility and underlying value of collateral. Ultimate losses may vary from the current estimates and any adjustments, as they become necessary, are reported in earnings in the periods in which they become known.

The Bank provides for loan losses by charges to current operations in amounts sufficient to maintain the allowance at an adequate level based on factors which, in management's judgment, affect the collectibility of the loans. Such factors include changes in prevailing economic conditions, concentration of credits, changes in the character and size of the loan portfolio and the overall creditworthiness of the borrowers.

In May of 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan". The Statement requires that impaired loans that are within the scope of this Statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Statement indicates that a creditor should evaluate the collectibility of both contractual interest and contractual principal of all receivables when assessing the need for a loan accrual. SFAS No. 114 is effective for financial statements for fiscal years beginning after December 15, 1994 with career application encouraged. Management believes that the provisions of SFAS No. 114 will not have a material impact on the financial position of the Bank upon adoption.

Fixed Assets
Fixed assets are stated at cost, less accumulated depreciation and amortization. Charges to income for depreciation and amortization are computed on the straight-line method using the following estimated useful lives:

                Furniture and Equipment           3 to 20 years
                Leasehold improvements            5 to 38 years

When properties are sold or otherwise disposed of, the gain or loss resulting from the disposition is credited or charged to income. Expenditures for maintenance and repairs are charged against income, and renewals and betterments are capitalized.

Assets Acquired From Loan Defaults
Assets acquired from loan defaults are carried at the lower of the loan balance plus acquisition costs or estimated net realizable value.

                             THE BANK OF BRADENTON
                         Notes to Financial Statements

Note A - Statement of Significant Accounting and Reporting Policies, Continued

Net Income Per Share
Net income per share amounts are computed by dividing net income by the weighted average number of common shares outstanding each year. Common stock equivalents in the form of outstanding stock options are not included due to the immaterial impact on dilution of net income per share.

Income Recognition
Interest income on all loans is accrued based upon the principal amount outstanding. Non-refundable fees associated with the origination of loans are deferred and recognized over the life of the loan.

Income Taxes
The Bank accounts for certain income and expense items (such as depreciation expense and deferred compensation) in different time periods for financial reporting purposes than for income tax purposes. Provisions for deferred taxes are made in recognition of such timing differences, using the asset and liability method set forth in SFAS No. 109, Accounting For Income Taxes.

Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, which are invested primarily overnight.

                             THE BANK OF BRADENTON
                         Notes to Financial Statements


NOTE 8 - INVESTMENT SECURITIES
         A comparison of the par value, book value and the approximate market value of investment securities follows:


                                                                        December 31, 1993
                                                      -------------------------------------------------------
                                                                                                 Approximate
                                                       Par Value            Book Value           Market Value
                                                      ------------        -------------          ------------
 U.S. Treasury                                        $  9,500,000        $   9,518,495          $  9,550,853

 U.S. Government Agencies                                6,000,000            6,001,960             5,995,600

 Federal Reserve Bank                                       88,000               88,000                88,000
                                                      ------------        -------------          ------------
 Total Investment Securities                          $ 15,588,000        $  15,608,455          $ 15,634,453
                                                      ============        =============          ============



                                                                        December 31, 1992
                                                      -------------------------------------------------------
                                                                                                 Approximate
                                                       Par Value           Book Value            Market Value
                                                      ------------        -------------          ------------
 U.S. Treasury                                        $  5,500,000        $   5,522,278          $  5,576,017

 U.S. Government Agencies                                9,450,000            9,441,386             9,499,176

 Other                                                     778,000              790,978               792,770
                                                      ------------        -------------          ------------
 Total Investment Securities                          $ 15,728,000        $  15,754,642          $ 15,867,963
                                                      ============        =============          ============


                                                                        December 31, 1991
                                                      -------------------------------------------------------
                                                                                                 Approximate
                                                       Par Value            Book Value           Market Value
                                                      ------------        -------------          ------------
 U.S. Treasury                                        $  9,000,000        $   9,061,571          $  9,249,338

 U.S. Government Agencies                                5,564,844            5,628,296             5,769,711

 Other                                                     453,000              453,000               458,769
                                                      ------------        -------------          ------------
 Total Investment Securities                          $ 15,017,844        $  15,142,867          $ 15,477,818
                                                      ============        =============          ============


The Bank has elected not to adopt SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" until 1994. (Note A)

                            THE BANK OF BRADENTON
                        Notes to Financial Statements


NOTE C - LOANS
   Components of the loan portfolio are classified as follows:


                                                           December 31,
                                --------------------------------------------------------------
                                    1993                      1992                    1991
                                -------------           --------------          --------------
  Real Estate Loans             $  19,118,662           $   16,971,779          $   14,134,481
  Commercial Loans                  3,804,291                3,956,767               4,298,141
  Consumer Installment Loans        1,772,142                1,997,887               2,147,223
  Overdrafts                            6,789                    9,091                  27,235
                                -------------           --------------          --------------
      Total Loans                  24,701,884               22,935,524              20,607,080
      Less:
         Reserve for Loan Losses      375,000                  344,000                 310,000
         Deferred Loan Income          99,213                   98,219                  88,595
                                -------------           --------------          --------------
  Net Loans                     $  24,227,671           $   22,493,305          $   20,208,485
                                =============           ==============          ==============


  NOTE D - FIXED ASSETS
     A summary of the Banks' fixed assets follows:

                                                         December 31,
                                -----------------------------------------------------------
                                   1993                     1992                    1991
                                ----------              -----------             -----------
  Leasehold Improvements        $  270,992              $   244,377             $   217,030
  Furniture, Fixtures and
   Equipment                       387,992                  312,193                 280,295
                                ----------              -----------             -----------
                                   658,984                  556,570                 497,325
  Less Accumulated depreciation
   and amortization                186,276                  147,186                 109,844
                                ----------              -----------             -----------
                                $  472,708              $   409,384             $   387,481
                                ==========              ===========             ===========


                             THE BANK OF BRADENTON
                         Notes to Financial Statements

Note E - Other Assets
   Other Assets are classified as follows:

                                                                              December 31,
                                                            -------------------------------------------------
 Income Earned - Not Collected:                                1993               1992                1991
                                                            -----------        -----------         ----------
    Investment Securities                                   $   148,977        $   170,059         $  234,829
    Loans                                                       131,644            130,468            160,288
                                                            -----------        -----------         ----------
                                                                280,621            300,527            395,117
 Prepaid Expenses                                                84,403             68,646             60,968
 Forfeited Property                                             725,065            598,010            571,882
 Other                                                           78,713             51,203             68,904
                                                            -----------        -----------         ----------
     Total Other Assets                                     $ 1,168,802        $ 1,018,386        $ 1,096,871
                                                            ===========        ===========        ===========





Note F - Other Liabilities
   Other Liabilities are classified as follows:

                                                                               December 31,
                                                              -----------------------------------------------
 Accrued Expenses:                                              1993               1992               1991
                                                              ---------          ---------          ---------
   Interest on Deposits                                       $ 205,127          $ 197,208          $ 330,131
   Income Taxes Payable                                          75,511            110,727             46,139
 Other                                                          105,919             88,995             96,873
                                                              ---------          ---------          ---------
      Total Other Liabilities                                 $ 386,557          $ 396,930          $ 473,143
                                                              =========          =========          =========



                            THE BANK OF BRADENTON
                        Notes to Financial Statements


Note G - Operating Expenses
   Operating expenses include the following:


                                                                  Year Ended December 31,
                                                   -------------------------------------------------
                                                     1993                 1992               1991
                                                   ---------            ---------          ---------
Occupancy Expenses:
  Rent                                             $  85,115            $  81,810          $  77,865
  Repairs and Maintenance                             15,002               16,766             15,100
  Utilities                                           12,611               11,293             10,418
  Taxes                                               13,746               13,355             14,168
  Depreciation                                        11,002                8,949              8,078
  Other                                                4,045                2,467              2,429
                                                   ---------            ---------          ---------
    Total Occupancy Expense                        $ 141,521            $ 134,640          $ 128,058
                                                   =========            =========          =========

Furniture and Equipment Expense:
  Depreciation                                     $  35,666            $  28,800          $  28,931
  Repairs and Maintenance                             23,502               20,590             19,310
  Taxes, Rent & Insurance                              8,542                6,695              6,184
                                                   ---------            ---------          ---------
     Total Furniture & Equipment Expense           $  67,710            $  56,085          $  54,425
                                                   =========            =========          =========

Other Operating Expenses:
  Data Processing                                  $  61,223            $  65,398          $  63,306
  Professional Fees                                   65,784               62,540             52,366
  Advertising                                         40,685               39,854             30,111
  General Insurance                                   14,971               17,309             17,413
  FDIC Insurance                                      88,463               83,786             65,321
  Printing and Office Supplies                        74,945               61,977             59,632
  Dues and Subscriptions                              15,897               14,357              9,124
  Travel and Entertainment                             2,939                4,361              2,528
  Correspondent Bank Charges                          26,942               23,224             18,507
  Telephone                                            8,494                6,521              6,173
  Taxes                                                9,122                9,930              7,668
  Armored Car and Courier                              6,077                4,693              4,265
  Deferred Compensation                               15,456               12,860             11,174
  Conventions and Meetings                            12,306                9,293              9,777
  Other Real Estate                                   17,709               24,321                  0
  Sundry                                              38,824               27,041             13,510
                                                   ---------            ---------          ---------
     Total Other Operating Expense                 $ 499,837            $ 467,465          $ 370,875
                                                   =========            =========          =========

                             THE BANK OF BRADENTON
                         Notes to Financial Statements
                               December 31, 1993




Note H - Commitments and Contingencies
     George Smith, A Director and Chairman of the Board is the owner of the property on which the Bank is located. The Bank leases the land and building. The Bank paid $88,715 and $85,410 in 1993 and 1992 respectively, for rent of the facilities (occupied in May, 1988). Three (3) years after the commencement of the lease, the rent increased annually by an amount equal to the greater of five percent (5%) or the increase in the Consumer's Price Index during the previous lease year. The lease is net for a twenty (20) year period. The
     Bank has two options to renew for additional ten (10) year periods. The Bank also has an option to purchase the property at any time during the lease period after the expiration of three (3) years following the completion of the permanent bank building, for a price equal to the then current value of the improved property.

Note I - Stock Options
     The Board of Directors of the Bank have adopted The Bank of Bradenton Stock Options Plan ("the plan") which was approved by the holders of a majority of the outstanding shares of common stock. The plan provides for the issuance of up to an aggregate of 13,000 shares (adjusted for stock dividend) common stock. The option price may not be less than the greater of the fair market value of the common stock on the date of the grant or 125% of the par value of the shares of stock. The options may be either "incentive stock options" as defined in Section 422A of the Internal Revenue Code or options which do not qualify as incentive stock options. Only officers and employees of the Bank are eligible for stock options. A director may not be granted a stock option unless he is also an officer of or an employee of the Bank. Option exercise periods will not exceed ten (10) years, or such shorter period as may be specified in the grant by the Board.

                             THE BANK OF BRADENTON
                         Notes to Financial Statements

      Note I - Stock Options  continued
         As compensation for services which these individuals are expected to render to the Bank in the future, and, as compensation for the services they rendered in connection with the organization of the Bank, the Bank granted the following stock options:

         Name of Optionee

         Original:                       Number of            Term of            Price of                 Date
         June 13, 1986                    Shares*             Options             Option*              Exercised
         -------------                   ---------            -------            --------              ---------
         Norman J. Pinardi                 3,900              10 Years           $   11.54
         Lloyd W. Geiger                   2,000              10 Years               15.00             1988-1992
         Marlene J. Einwag                   250              10 Years               15.00                1989
         Beverley R. Albritton               325              10 Years               11.54

         January 20, 1987
         ----------------
         Deborah S. Harloff                  325              10 Years               12.31                1993

         June 13, 1989
         -------------
         Norman J. Pinardi                 1,300              10 Years               17.31
         Lloyd W. Geiger                   1,300              10 Years               17.31

         May 21, 1991
         ------------
         Dana D. Sanborn                   1,300              10 Years               16.92                1993

         June 15, 1992
         -------------
         Norman J. Pinardi                 1,300              10 Years               17.69

         July 21, 1992
         -------------
         Vickie D. Einwag                    325              10 Years               17.69

* Adjusted for stock dividend

                             THE BANK OF BRADENTON

                         Notes to Financial Statements


Note J - Subsequent Event:

         On January 31, 1994, and amended April 27, 1994, the Bank entered into an Agreement and Plan of Merger (the Merger Agreement) with SouthTrust Corporation, a Delaware corporation (SouthTrust), SouthTrust of Florida, Inc., a Florida corporation and wholly-owned subsidiary of SouthTrust (ST-Sub) and SouthTrust Bank of Sarasota County, a Florida state banking association (ST-Bank). Under the Merger Agreement, the Bank will be merged with and into ST-Bank and the shareholders of the Bank will receive 2.14 shares of common stock of SouthTrust in exchange for each outstanding share of common stock of the Bank.

                                                                       EXHIBIT A





                          AGREEMENT AND PLAN OF MERGER

                                       OF

                       SOUTHTRUST BANK OF SARASOTA COUNTY

                                      AND

                             THE BANK OF BRADENTON

                                  JOINED IN BY

                          SOUTHTRUST OF FLORIDA, INC.

                                      AND

                             SOUTHTRUST CORPORATION

                                                             ARTICLE I

                                                            THE MERGER


Section 1.1      Consummation of Merger; Closing Date; Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.2      Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.3      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.4      Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                                              ARTICLE II

                                              CONVERSION OF CONSTITUENTS' CAPITAL SHARES

Section 2.1      Manner of Conversion of Bradenton Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 2.2      Bradenton Stock Options and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 2.3      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 2.4      Effectuating Conversion    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 2.5      Laws of Escheat  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                                                             ARTICLE III

                                             REPRESENTATIONS AND WARRANTIES OF BRADENTON

Section 3.1      Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 3.2      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 3.3      Financial Statements; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 3.4      Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 3.5      Certain Loans and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 3.6      Authority; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.7      Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.8      Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 3.9      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 3.10     Legal Proceedings; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 3.11     Taxes and Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 3.12     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 3.13     Title and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 3.14     Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.15     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.16     Commitments and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.17     Regulatory and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.18     Registration Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.19     State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.20     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.21     Labor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.22     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.23     Transactions with Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.24     Proxy Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.25     Deposit Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.26     Untrue Statements and Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                                            ARTICLE IV

                                                 REPRESENTATIONS AND WARRANTIES OF
                                                  SOUTHTRUST, ST-SUB AND ST-BANK


Section 4.1      Organization and Related Matters of SouthTrust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 4.2      Organization and Related Matters of ST-Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 4.3      Organization and Related Matters of ST-Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 4.4      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 4.5      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 4.6      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 4.7      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 4.8      Legal Proceedings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.9      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.10     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.11     Accounting, Tax, Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.12     Proxy Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.13     No Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 4.14     Untrue Statements and Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                              ARTICLE V

                                                       COVENANTS AND AGREEMENTS

Section 5.1      Conduct of the Business of Bradenton . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 5.2      Current Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 5.3      Access to Properties; Personnel and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 5.4      Approval of Bradenton Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 5.5      No Other Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 5.6      Notice of Deadlines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 5.7      Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 5.8      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.9      Environmental Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.10     Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.11     Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.12     Compliance Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 5.13     Exemption Under Anti-Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                              ARTICLE VI

                                                 ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1      Best Efforts; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 6.2      Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 6.3      Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 6.4      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 6.5      Current Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 6.6      Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 6.7      Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 6.8      Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 6.9      Certain Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 6.10     Officer Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                                                             ARTICLE VII

                                                     MUTUAL CONDITIONS TO CLOSING

Section 7.1      Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 7.2      Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 7.3      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 7.4      Proxy Statement and Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                             ARTICLE VIII

                                   CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST, ST-SUB AND ST-BANK

Section 8.1      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 8.2      Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 8.4      Absence of Adverse Facts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.5      Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.6      Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.7      Material Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.8      Matters Relating to Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.9      Officer Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 8.10     Acknowledgement of Option Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 8.11     Outstanding Shares of Bradenton  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 8.12     Dissenters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 8.13     Certification of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                                              ARTICLE IX

                                                CONDITIONS TO OBLIGATIONS OF BRADENTON

Section 9.1      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 9.2      Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 9.3      Certificate Representing Satisfaction of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 9.4      Absence of Adverse Facts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 9.5      Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 9.6      Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 9.7      SouthTrust Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 9.8      Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30


                                                              ARTICLE X

                                                  TERMINATION, WAIVER AND AMENDMENT

Section 10.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Section 10.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 10.3     Effect of Wrongful Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 10.4     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 10.5     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 10.6     Non-Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                                              ARTICLE XI

                                                            MISCELLANEOUS

Section 11.1     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 11.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 11.3     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.4     Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.5     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.6     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.8     Persons Bound; No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.9     Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.10    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 11.11    Construction of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       SOUTHTRUST BANK OF SARASOTA COUNTY
                                      AND
                             THE BANK OF BRADENTON
                                  JOINED IN BY
                          SOUTHTRUST OF FLORIDA, INC.
                                      AND
                             SOUTHTRUST CORPORATION


                 This AGREEMENT AND PLAN OF MERGER, dated as of the 31st day of January, 1994 (this "Agreement"), by and between SouthTrust Bank of Sarasota County, a Florida state banking association ("ST-Bank"), and The Bank of Bradenton, a Florida state banking association ("Bradenton"), and joined in by SouthTrust of Florida, Inc., a Florida corporation ("ST-Sub"), and SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                 WHEREAS, ST-Sub wishes to acquire the assets and business of Bradenton in exchange for stock of SouthTrust, the parent corporation of ST-Sub, in a transaction that qualifies as a reorganization pursuant to section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code");

                 WHEREAS, ST-Sub desires to effect such acquisition through its wholly-owned subsidiary, ST-Bank, and intends to acquire the assets and business of Bradenton by causing Bradenton to be merged into ST-Bank;

                 WHEREAS, the respective Boards of Directors of ST-Bank and Bradenton deem it in the best interests of ST-Bank and of Bradenton, respectively, and of their respective shareholders, that ST-Bank and Bradenton merge pursuant to this Agreement (the "Merger");

                 WHEREAS, the Boards of Directors of ST-Bank and Bradenton have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Florida;

                 WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver to ST-Sub, which in turn will deliver to the shareholders of Bradenton, the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Bradenton will be merged with and into ST-Bank and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Bradenton, par value $8.00 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.

                                   ARTICLE I

                                   THE MERGER


         Section 1.1 Consummation of Merger; Closing Date; Constituent Corporations. (a) Subject to the provisions hereof, Bradenton shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Sections 658.40 through 658.45 of the Florida Financial Institutions Code and the applicable laws of the State of Florida and ST-Bank shall be the resulting bank (sometimes hereinafter referred to as the "Resulting Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Merger is deemed effective by each of the Florida Department of Banking and Finance and the Federal Deposit Insurance Corporation (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and Bradenton, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of Bradenton, to the extent their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board) (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties and their respective bank subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of Bradenton at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The main office of Bradenton is located at
404 53rd Avenue West, Bradenton, Florida. The main office of ST-Bank is located at 240 North Washington Street, Sarasota, Florida and, in addition, ST-Bank has branch offices located at 4794 Tamiami Trail, Sarasota, Florida, 1201 Beneva Road, Sarasota, Florida and 1366 East Venice Avenue, Venice, Florida.

                          (d)     The proposed main office of the Resulting
Bank shall be located at 240 North Washington Street, Sarasota, Florida. The branch offices of the Resulting Bank shall be each existing branch office of Bradenton and ST-Bank and the existing main office of Bradenton.

                          (e)     As of November 30, 1993, Bradenton had a
total capital of $3,942,686, divided into 184,933 shares of common stock, each of $8.00 par value, and surplus and undivided profits of $984,957.86, and ST-Bank had a total capital of $9,172,793, divided into 800,000 shares of common stock, each of $1.00 par value, and surplus and undivided profits of ($957,129);

                          (f)     After the Effective Time of the Merger, the
Resulting Bank shall have 800,000 shares of common stock, par value $1.00 per share ("ST-Bank Common Stock"), authorized, 800,000 shares of which shall be issued and outstanding and [no] shares of which shall be held as treasury stock. The total amount of capital stock of the Resulting Bank shall be $800,000, and the total capital of the Resulting Bank shall consist of such capital stock, plus the combined capital and surplus of Bradenton and ST-Bank (as stated in Section

1.1(e), 1.1(f) hereof), adjusted, however, for earnings (losses) between November 30, 1993 and the Effective Time of the Merger.

                  (g)     The Resulting Bank shall not have trust powers.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, Bradenton shall be merged with and into ST-Bank and the separate existence of Bradenton shall cease. The articles of incorporation of the Resulting Bank are set forth in Schedule I hereto which is incorporated herein in its entirety. The articles of incorporation and bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the articles of incorporation and the bylaws of the Resulting Bank until further amended as provided therein and in accordance with applicable law. The Resulting Bank shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a banking association organized under the laws of the State of Florida and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent banks. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent banks so merged shall be taken and deemed to be transferred to and vested in the Resulting Bank without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent banks shall not revert or be in any way impaired by reason of the Merger. The Resulting Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent banks so merged and any claim existing or action or proceeding pending by or against either of the constituent banks may be prosecuted as if the Merger had not taken place or the Resulting Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.


         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by, and at the expense of, the Resulting Bank, the officers and directors of Bradenton last in office shall execute and deliver or cause to be executed and delivered in the name of Bradenton such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Resulting Bank title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Bradenton.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Resulting Bank shall be those persons theretofore serving as directors of ST-Bank and the executive officers of the Resulting Bank shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing. The names and addresses of the persons who will serve as the directors and executive officers of the Resulting Bank until the next annual meeting of stockholders or until such time as their successors have been elected and have qualified are listed on Schedule II hereto, which is incorporated herein in its entirety.



                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Bradenton Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of Bradenton, par value $8.00 (the "Bradenton Shares"):

         (a) All Bradenton Shares which are held by Bradenton as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section
                 2.3 hereof, each Bradenton Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.14 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.)
                 (such shares and rights, together, being referred to as the "SouthTrust Shares") (such shares, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

         (c) Each outstanding Bradenton Share, the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Sections 607.1301,
                 607.1302 and 607.1320 of the 1989 Florida
                 Business Corporation Act (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Bradenton Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Bradenton shall give SouthTrust prompt notice upon receipt by Bradenton of any written objection to the Merger and any written demands for payment of the fair or appraised value of Bradenton Shares, and of withdrawals of such demands, and any other instruments provided to Bradenton pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent
                 Provisions, to payment of fair value for any Bradenton Shares held by such Dissenting Shareholder shall receive payment therefor from SouthTrust Bank of Alabama, N.A., as escrow agent (the "Escrow Agent") on behalf of Bradenton, out of funds provided to the Escrow Agent by Bradenton in accordance with the provisions of Section 2.1(d) (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Bradenton Shares shall be canceled. Prior to the Effective Time of the Merger, Bradenton shall not, except with the prior written consent of ST-Sub, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Bradenton Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         (d) With respect to each Dissenting Shareholder, on or immediately prior to the Effective Time of the Merger, Bradenton shall deposit with the Escrow
                 Agent
                 an amount in cash equal to 150% of the consideration (computed in the same manner set forth in Section 2.3 hereof) such Dissenting Shareholder would have received in the Merger but for the exercise of the Dissent Provisions (the "Dissent Escrow"). The Escrow Agent shall disburse the Dissent Escrow to such Dissenting Shareholders in accordance with the Dissent Provisions. Any and all funds remaining in the Dissent Escrow after such disbursement shall be remitted by the Escrow Agent to the Resulting Bank.

         Section 2.2 Bradenton Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to the Bradenton Shares issuable pursuant to the exercise of stock options ("Bradenton Options") granted by Bradenton under stock option plans of Bradenton (the "Bradenton Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such Bradenton Options are then exercisable, shall, subject to this section, be converted into and become rights with respect to SouthTrust Shares, and shall be assumed by ST-Sub in accordance with the terms of the particular Bradenton Stock Option Plan under which such Bradenton Options were issued and the stock option agreement by which such Bradenton Options are evidenced. From and after the Effective Time of the Merger, (i) each Bradenton Option assumed by ST-Sub hereunder may be exercised solely for SouthTrust Shares, which SouthTrust Shares, prior to the exercise of each Bradenton Option, either shall be transferred to ST-Sub by SouthTrust or ST-Sub shall purchase such SouthTrust Shares from SouthTrust in exchange for a purchase price in cash or its equivalent equal to the last sale price of the SouthTrust Shares, as reported by the Automated Quotation System of the National Association of Securities Dealers, Inc.-National Market System ("NASDAQ") as of the last trading prior to the transfer of the SouthTrust Shares to ST-Sub or, at ST-Sub's election, the last trading day prior to the exercise of each such Bradenton Option, (ii) the number of SouthTrust Shares subject to such Bradenton Option shall be equal to the number of Bradenton Shares subject to such Bradenton Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such Bradenton Option shall be adjusted by dividing the per share exercise price under each such Bradenton Option by the Conversion Ratio and rounding down to the nearest cent.

                 (b) At all times after the Effective Time of the Merger, SouthTrust, in accordance with Section 2.2(a)(i) above, shall make available to ST-Sub, and SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the Bradenton Options in the manner contemplated by this Agreement. SouthTrust shall transmit for filing with the SEC a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form) (the "Registration Statement for the Options"), on the first business day following the the Effective Time of the Merger, and shall use its best efforts to cause the Registration Statement for the Options to become effective and shall maintain the effectiveness of the Registration Statement for the Options (and the prospectus or prospectuses contained therein) for so long as any of the Bradenton Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such Bradenton Options for resale thereunder.

                 (c) The number of SouthTrust Shares subject to the Bradenton Options to be assumed by SouthTrust hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in the last sentence of Section 2.1(b) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

                 (d) It is intended that the foregoing assumption of Bradenton Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an "incentive stock option" as defined in Section 422 of the Code.
All restrictions or limitations on transfer with respect to Bradenton Shares awarded under a Bradenton Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement described in Section 2.2(b) above.

                 (e) Bradenton acknowledges that the holders of Bradenton Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

                 (f) At the election of SouthTrust, Bradenton shall procure from each holder of Bradenton Options, and shall deliver to ST-Sub at the Closing, an executed acknowledgement of the treatment and disposition of such holder's Bradenton Options, as provided for under Section 2.2 of this Agreement.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Bradenton Shares converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sale price of such SouthTrust Shares, as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion (a) As soon as practicable following the Closing Date, SouthTrust and ST-Sub, acting through their agents or designees, including, without limitation, Mellon Bank, N.A., shall send or cause to be sent to each former holder of record of Bradenton Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Bradenton Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates formerly representing Bradenton Shares for the consideration contemplated by this Agreement and will require each holder of Bradenton Shares to transfer good and marketable title to such Bradenton Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Upon receipt of properly completed Letters of Transmittal, SouthTrust and St-Sub, acting through their agents or designees, shall cause the appropriate number of SouthTrust Shares to be issued to the former holders of Bradenton Shares. Amounts that would have been payable to Dissenting Shareholders for Bradenton Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(c) hereof shall be handled in accordance with and in a manner consistent with the Dissent Provisions.

                 (b) At the Effective Time of the Merger, the stock transfer books of Bradenton shall be closed as to holders of Bradenton Shares immediately prior to the Effective Time of the Merger and no transfer of Bradenton Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Bradenton Shares shall, without any action on the part of any holder thereof, no longer represent Bradenton Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Bradenton Shares represented thereby were converted in the Merger, subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the Effective Time of the Merger but prior to the exchange of Bradenton Shares for the consideration contemplated by this Agreement.

                 (c) In the event that any holder of Bradenton Shares is unable to deliver the certificate which represents such holder's Bradenton Shares, SouthTrust, in the absence of actual notice that any Bradenton Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, cause ST-Sub to deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust and ST-Sub that any such certificate has been lost, wrongfully taken or destroyed;

                 (ii) Such security or indemnity as may be reasonably requested by SouthTrust and ST-Sub to indemnify and hold SouthTrust and ST-Sub harmless; and

                 (iii) Evidence to the satisfaction of SouthTrust and ST-Sub that such holder is the owner of the Bradenton Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Bradenton Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust and ST-Sub, or their agents or designees, that such tax has been paid or is not applicable.

                 (e) No holder of Bradenton Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Subject to Section 2.4(c) above, neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Bradenton Shares, and neither SouthTrust, ST-Sub nor any of their agents or designees shall be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing Bradenton Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Bradenton Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust, ST-Sub or their agents or designees shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Bradenton, SouthTrust, ST-Sub nor any of their agents or designees shall be liable to a holder of Bradenton Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BRADENTON


         Bradenton hereby represents and warrants to ST-Bank, ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) Bradenton is a state banking association duly organized, validly existing and in good standing under the laws of the State of Florida. Bradenton has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Bradenton is duly licensed or qualified to do business in Florida and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of Bradenton. True and correct copies of the articles of incorporation of Bradenton and the bylaws of Bradenton, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) Bradenton has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of Bradenton.

                 (c) Excluding interests as to which Bradenton possesses a bona fide security interest and as to which Bradenton has not effected foreclosure proceedings, Bradenton does not own any capital stock of any subsidiary; nor does Bradenton have any interest in any partnership or joint venture. For purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than five percent (5%) of the outstanding equity securities.

                 (d) The minute book of Bradenton contains complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Board of Directors (including all committees thereof).

         Section 3.2 Capitalization. The authorized capital stock of Bradenton consists of 200,000 shares of common stock, par value $8.00 (hereinbefore and hereinafter referred to as "Bradenton Shares"), 184,933 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of Bradenton). The Bradenton Shares do not have any special limitations, rights, preferences or terms. All of the issued and outstanding Bradenton Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of Bradenton, except for options to purchase 8,450 Bradenton Shares (which are described in more detail in Disclosure Schedule 3.2).

         Section 3.3 Financial Statements; Filings. (a) Bradenton has previously delivered to SouthTrust copies of the financial statements of Bradenton as of and for the years ended December 31, 1992, 1991 and 1990 (such financial statements being hereinafter referred to collectively as the "Annual Financial Statements of Bradenton"), and as of and for the periods ended September 30, 1993, June 30, 1993 and March 31, 1993 (such interim financial statements being hereinafter referred to collectively as the "Interim Financial Statements of Bradenton"), and Bradenton shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Bradenton, the financial statements of Bradenton as of and for such subsequent calendar quarter (or other reporting period) or year (such Annual Financial Statements of Bradenton and Interim Financial Statements of Bradenton, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Bradenton").

                 (b) Bradenton has previously delivered to SouthTrust copies of the call reports of Bradenton as of and for the years ended December 31, 1992, 1991 and 1990 (such call reports being hereinafter referred to collectively as the "Annual Call Reports of Bradenton"), and as of and for the periods ended September 30, 1993, June 30, 1993 and March 31, 1993 (such interim call reports being hereinafter referred to collectively as the "Interim Call Reports of Bradenton"), and Bradenton shall deliver to SouthTrust, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year of Bradenton, the call reports of Bradenton as of and for each such subsequent calendar quarter (or other reporting period) or year (such Annual Call Reports of Bradenton and Interim Call Reports of Bradenton, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of Bradenton").

                 (c) Each of the Annual Financial Statements of Bradenton and each of the Annual Call Reports of Bradenton (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Bradenton are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Annual Financial Statements of Bradenton and each of the Annual Call Reports of Bradenton (including the related notes, where applicable) fairly present or will fairly present the financial position of Bradenton as of the respective dates thereof and fairly present or will fairly present the results of operations of Bradenton for the respective periods therein set forth.

                 (d) Each of the Interim Financial Statements of Bradenton and each of the Interim Call Reports of Bradenton (including the related notes, where applicable) accurately and correctly sets forth the interim financial information purported to be set forth therein and, without limiting the foregoing, each of such Interim Financial Statements of Bradenton and each of such Interim Call Reports of Bradenton do not materially overstate or materially understate the revenues or net income of Bradenton for each of the periods therein set forth and do not materially overstate or materially understate the assets and liabilities of Bradenton as of each of the dates thereof.

                 (e) To the extent not prohibited by law, and as requested by SouthTrust, Bradenton has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by Bradenton with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (f) Since December 31, 1992, Bradenton has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of Bradenton, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Bradenton or the Call Reports of Bradenton, or reflected in the notes thereto, or (ii) which were incurred after December 31, 1992, in the ordinary course of business consistent with past practices. Since December 31, 1992, Bradenton has not incurred or paid any obligation or liability which would be material to the Condition of Bradenton, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $5,000 reflected as assets in the Financial Statements of Bradenton and the Call Reports of Bradenton as of and for the year ended December 31, 1992 and as of and for the periods ended June 30, 1993 and March 31, 1993 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowances for possible loan losses shown on the Financial Statements of Bradenton and the Call Reports of Bradenton as of and for the year ended December 31, 1992 and as of and for the periods ended June 30, 1993 and March 31, 1993 were, and the allowance for possible loan losses to be shown on the Financial Statements of Bradenton and the Call Reports of Bradenton as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Bradenton and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) to the extent that the accounting principles described in Section 3.3(c) are relevant to the establishment of any such allowance, each such allowance described in (ii) above has been established in accordance with the accounting principles described in Section 3.3(c).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, Bradenton is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $5,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Bradenton or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Bradenton or any ten percent (10%) shareholder of Bradenton, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Bradenton including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of Bradenton. As of the date of any Financial Statement of Bradenton or any Call Report of Bradenton subsequent to the execution of this Agreement, including the date of the Financial Statements of Bradenton and the Call Reports of Bradenton that immediately precede the Effective Time of the Merger, there shall not have been any material increase in any of the matters described in (i) through (iv) above and Disclosure
Schedule 3.5.

         Section 3.6 Authority; No Violation. (a) Bradenton has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Bradenton and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Bradenton has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Bradenton's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of Bradenton are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Bradenton and delivered by Bradenton, will constitute a valid and binding obligation of Bradenton, and will be enforceable against Bradenton in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by Bradenton nor the consummation by Bradenton of the transactions contemplated hereby, nor compliance by Bradenton with any of the terms or provisions hereof, will (i) violate any provision of the articles of incorporation or bylaws of Bradenton, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bradenton or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Bradenton under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Bradenton is a party, or by which Bradenton or any of its properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the filing by Bradenton with the SEC of any required proxy statement of Bradenton relating to the meeting of the shareholders of Bradenton at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the FDIC and the Florida Department of Banking and Finance; (iii) approval of this Agreement by the shareholders of ST-Bank and Bradenton; (iv) filing of this Agreement and certified resolutions with the Florida Department of Banking and Financing and the FDIC, (v) the issuance by the Florida Department of Banking and Finance of a Certificate of Merger; and (vi) no Consents of any person are necessary in connection with the execution and delivery by Bradenton of this Agreement, and the consummation by Bradenton of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Neither Bradenton nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.9, since December 31, 1992, there has not been
(i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Bradenton Shares or (ii) any change or any event involving a prospective change in the Condition of Bradenton which has had, or is reasonably likely to have, a material adverse effect on the Condition of Bradenton or on Bradenton generally, including, without limitation any change in the administration or supervisory standing or rating of Bradenton with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, Bradenton is not a party to any, and there are no pending or, to the knowledge of Bradenton threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Bradenton challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Bradenton, as of the date hereof, there is no material proceeding, claim, action or governmental investigation against Bradenton; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Bradenton which has a material adverse effect on the Condition of Bradenton; there is no default by Bradenton under any material contract or agreement to which Bradenton is a party; and Bradenton is not party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Bradenton and Bradenton has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) Bradenton has previously delivered or made available to SouthTrust copies of the federal income tax returns of Bradenton for the years 1992, 1991 and 1990 and all schedules and exhibits thereto, and will provide SouthTrust with a copy of its federal income tax return for the year 1993 with all exhibits and schedules thereto, when such return is filed, and, to the knowledge of Bradenton, such returns have not been examined by the Internal Revenue Service. Bradenton has duly filed in correct form all federal, state and local information returns and tax returns required to be filed by it on or prior to the date hereof, and Bradenton has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from it by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Bradenton) other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of Bradenton and the Call Reports of Bradenton are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Bradenton is not responsible for the taxes of any other person other than Bradenton under treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) (i) Proper and accurate amounts have been withheld by Bradenton from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by Bradenton for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by Bradenton in the Financial Statements of Bradenton.

         Section 3.12 Employee Benefit Plans. (a) Bradenton does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a).

                 (b) Bradenton (or any pension plan maintained by it) has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to
Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) Bradenton has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in
Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by Bradenton comply in both form and operation, in all material respects with ERISA and all provisions of the Code that are applicable, or intended to be applicable, to such "employee benefit plans." Bradenton does not have any material liability under any such plan that is not reflected in the Financial Statements of Bradenton or the Call Reports of Bradenton.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by Bradenton (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of Bradenton; and, to the best knowledge of Bradenton, no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) All reporting or disclosure requirements applicable to any such "employee benefit plan" under ERISA or the Code have been met on a timely basis.

                 (h) All employee benefit plans, programs or practices maintained by Bradenton that are not employee benefit plans as defined in
Section 3(3) of ERISA comply, in form and operation, in all material respects with all laws applicable thereto.

                 (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Bradenton under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Bradenton has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or carried under the name of Bradenton on the Financial Statements of Bradenton or the Call Reports of Bradenton or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1992), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Bradenton and the Call Reports of Bradenton or incurred in the ordinary course of business after December 31, 1992, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of Bradenton.

                 (b) All agreements pursuant to which Bradenton leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Bradenton.

                 (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by Bradenton are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Bradenton are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by Bradenton or in which Bradenton has any ownership or leasehold interest.

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which Bradenton is the lessee of any real property and which relates in any manner to the operation of the businesses of Bradenton. All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent Bradenton from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Bradenton. Except as set forth in Disclosure Schedule 3.14(b), Bradenton has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. Bradenton has the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by Bradenton and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) Bradenton has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of Bradenton.

                 (d) As to each parcel of real property owned or used by Bradenton, Bradenton has not received notice of any pending or, to the knowledge of Bradenton, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15     Environmental Matters.

                 (a) Bradenton and, to the knowledge of Bradenton, the Participation Facilities (as defined below) and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a material adverse effect on the Condition of Bradenton.

                 (b) There is no litigation pending or, to the knowledge of Bradenton, threatened before any court, governmental agency or board or other forum in which Bradenton or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by Bradenton or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of Bradenton.

                 (c) There is no litigation pending or, to the knowledge of Bradenton, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Bradenton in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a material adverse effect on the Condition of Bradenton.

                 (d) To the knowledge of Bradenton, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of Bradenton.

                 (e) During the period of (i) ownership or operation by Bradenton of any of its current properties, (ii) participation by Bradenton in the management of any Participation Facility, or (iii) to the best of Bradenton's knowledge, holding by Bradenton of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of Bradenton.

                 (f) Except as set forth in Disclosure Schedule 3.15, to the best of Bradenton's knowledge, prior to the period of (i) ownership or operation by Bradenton of any of its current properties, (ii) participation by Bradenton in the management of any Participation Facility, or (iii) holding by Bradenton of a security interest in any Loan Property of Bradenton, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of Bradenton.

                 (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by Bradenton, or in which Bradenton holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. section
9601 et seq., or any similar federal, state or local law; and

"Participation Facility" means any facility in which Bradenton participates in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, Bradenton is not a party or subject to any of the following (whether written or oral, express or implied):

                 (a) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Bradenton);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of Bradenton to compete in any line of business or which involve any restriction of the geographical area in which Bradenton may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which would be required to be disclosed in reports filed by Bradenton with the SEC or the FRB and which has not been so disclosed.

         Section 3.17 Regulatory and Accounting Matters. Bradenton has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder; and Bradenton shall not take any action that would materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 3.18 Registration Obligations. Bradenton is not under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. Bradenton is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Bradenton, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Bradenton provide adequate coverage against loss, and the fidelity bonds in effect as to which Bradenton is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure
Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving Bradenton is pending as of the date hereof or, to the knowledge of Bradenton, threatened. Bradenton is not involved in, or, to the knowledge of Bradenton, threatened with or affected by, any proceeding asserting that Bradenton has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of Bradenton. No union represents or claims to represent any employees of Bradenton, and, to the knowledge of Bradenton, no labor union is attempting to organize employees of Bradenton.





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
         Section 3.22 Compliance with Laws. Bradenton has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of Bradenton. Bradenton:

                 (a) Is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of Bradenton; and

                 (b) Has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that Bradenton is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, except where such noncompliance is not reasonably likely to have a material adverse effect on the Condition of Bradenton, (ii) threatening to revoke any permit, except such permits the revocation of which is not reasonably likely to have a material adverse effect on the Condition of Bradenton, (iii) requiring Bradenton to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of Bradenton, including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Bradenton at the time such deposits were entered into, (b) the agreements listed on Disclosure Schedule 3.16, and (c) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Proxy Materials. None of the information relating to Bradenton to be included in any Proxy Statement which is to be mailed to the shareholders of Bradenton in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any of its subsidiaries) shall be and remain with Bradenton.

         Section 3.25 Deposit Insurance. The deposit accounts of Bradenton are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Bradenton has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.26 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of Bradenton contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.





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
                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                         SOUTHTRUST, ST-SUB AND ST-BANK


         SouthTrust, ST-Sub and ST-Bank hereby represent and warrant to Bradenton as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to Bradenton.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by ST-Sub, or the character or location of the properties and assets owned or leased by ST-Sub makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of ST-Sub on a consolidated basis. ST-Sub is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of ST-Sub and the Bylaws of ST-Sub, each as amended to the date hereof, have been made available to Bradenton.

                 (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of ST-Sub on a consolidated basis.

                 (c) The minute books of ST-Sub contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Sub.

         Section 4.3 Organization and Related Matters of ST-Bank. (a) ST-Bank is, or as of the Effective Time of the Merger will be a state banking association duly organized, validly existing and in good standing under the laws of the State of Florida. ST-Bank has, or will have, as of the Effective Time of the Merger, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Bank is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Bank, or the character or location or the properties and assets owned or leased by ST-Bank make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the articles of incorporation and bylaws of ST-Bank, as each may be amended to the date hereof, will be made available to Bradenton.

                 (b) ST-Bank, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) As of the Effective Time of the Merger, the minute books of ST-Bank will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Bank.

         Section 4.4 Capitalization. As of June 30, 1993, the authorized capital stock of SouthTrust consisted of 150,000,000 shares of Common Stock, par value $2.50 per share, 77,294,694 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.5 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust, ST-Sub and ST-Bank, and no other corporate proceedings on the part of SouthTrust, ST-Sub or ST-Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust, ST-Sub and ST-Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, the Articles of Incorporation or Bylaws of ST-Sub or the Articles of Association or Bylaws of ST-Bank or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust, ST-Sub or ST-Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust, ST-Sub or ST-Bank is a party, or by which SouthTrust, ST-Sub or ST-Bank or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust, ST-Sub or ST-Bank or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.5 hereto; and (Y) with respect to (B) and (C) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Financial Statements. (a) SouthTrust has made available to Bradenton copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1992 and 1991, and as of and for the periods ended June 30, 1993 and March 31, 1993, and SouthTrust will make available to Bradenton, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since December 31, 1992 SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1992 in the ordinary course of business consistent with past practices. Since December 31, 1992, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.7 Absence of Certain Changes or Events. Since December 31, 1992, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.8 Legal Proceedings, Etc. SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitrary or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to
Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.9 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.10 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Bank and Bradenton; (iii) filing of this Agreement and certified resolutions with the Florida Department of Banking and Finance and the FDIC; (iv) issuance of a Certificate of Merger by the Florida Department of Banking and Finance; and (v) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Bank or, to the knowledge of SouthTrust, by Bradenton of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.11 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action and has not agreed to any circumstance that would
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in the Agreement, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 4.12 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of Bradenton in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of Bradenton to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 4.13 No Broker's or Finder's Fees. None of SouthTrust, ST-Sub or ST-Bank or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.14 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust, ST-Sub or ST-Bank, and no statement contained in any annual, quarterly or current report filed by SouthTrust since January 1, 1992 under the Securities Exchange Act of 1934, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE V

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of Bradenton. (a) During the period from the date of this Agreement to the Effective Time of the Merger, Bradenton shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of Bradenton or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Bradenton shall not without the prior written consent of SouthTrust:

         (i) change, delete or add any provision of or to the articles of incorporation or bylaws of Bradenton;

         (ii) except for the issuance of Bradenton Shares pursuant to the terms of Bradenton Options, change the number of shares of the authorized, issued or outstanding capital stock of Bradenton, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Bradenton, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Bradenton;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on the date of this Agreement, and disclosed in a Disclosure Schedule delivered pursuant to Article III of this Agreement or in the annexed
                 Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of, in either case, an aggregate of $25,000;

         (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to Bradenton that involves an aggregate of $25,000; or

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of Bradenton which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Bradenton will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of Bradenton. Bradenton will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of Bradenton, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Bradenton, the institution or the threat of material litigation, claims, threats or causes of action involving Bradenton, and will keep SouthTrust fully informed of such events. Bradenton will furnish to SouthTrust, promptly after the preparation and/or receipt by Bradenton thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Bradenton and the Call Reports of Bradenton.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, Bradenton shall permit SouthTrust or its agents full access, during normal business hours, to the properties of Bradenton, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Bradenton, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and Bradenton shall use its reasonable best efforts to provide SouthTrust and its representatives access to the work papers of Bradenton's accountants.
Bradenton shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that Bradenton shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Bradenton.

                 (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of Bradenton Shareholders. Bradenton will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of Bradenton will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Bradenton will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. Bradenton, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by Bradenton, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to Bradenton; provided, however, that if, after the execution of this Agreement, Bradenton receives a takeover proposal from a third party and, during the preceding 18 months, neither Bradenton nor any of its directors, officers, employees, investment bankers, agents or representatives ("Bradenton and its Representatives") has engaged in any discussions or negotiations relating to a takeover proposal with such third party or any of its directors, officers, employees, investment bankers, agents or representatives, and provided that such takeover proposal by such third party is not, directly or indirectly, solicited by Bradenton and its Representatives, Bradenton may furnish to such third party such information with respect to Bradenton as may be requested in writing by such third party, but Bradenton and its Representatives shall not engage in any negotiations or discussions with such third party or any of its directors, officers, employees, investment bankers, agents or representatives relating to a takeover proposal. Bradenton shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by Bradenton after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving Bradenton or for the acquisition of a significant equity interest in Bradenton or for the acquisition of a significant portion of the assets of Bradenton.

         Section 5.6 Notice of Deadlines. Bradenton shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which Bradenton is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least thirty (30) days prior to the Effective Time of the Merger and if elected by SouthTrust, Bradenton shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Bradenton, "affiliates" of Bradenton for purposes of Rule 145 under the Securities Act of 1933. Bradenton shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the Bradenton Shares held by such person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger, except for the substitution of SouthTrust Shares for Bradenton Shares that as of the Effective Time of the Merger were the subject of a bona fide pledge by any shareholder of Bradenton, and except in compliance with applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder. If the Merger will qualify for pooling-of-interests accounting treatment, the agreement described above shall provide that the SouthTrust Shares issued to such affiliates of Bradenton in exchange for Bradenton Shares shall not be transferable until such time as the financial results covering at least thirty
(30) days of combined operations of SouthTrust and Bradenton have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Common Stock of SouthTrust by such persons.

         Section 5.8 Maintenance of Properties. Bradenton will maintain its respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9      Environmental Audits.   Bradenton will, at least
thirty (30) days prior to the Effective Time of the Merger, deliver to SouthTrust all environmental audits conducted prior to the date of this Agreement on property owned, leased or subleased by Bradenton. At the election of SouthTrust, Bradenton will, at its own expense, with respect to each parcel of real property that Bradenton owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust; provided, however, that SouthTrust shall reimburse Bradenton for the cost of any environmental audit conducted at the election of SouthTrust if the Agreement is terminated and the Merger abandoned for any reason other than Bradenton being in breach of any representation, warranty, covenant or other agreement contained herein.

         Section 5.10     Title Insurance.  Bradenton will, at least thirty
(30) days prior to the Effective Time of the Merger, deliver to SouthTrust all owner's title insurance policies issued prior to the date of this Agreement on property owned, leased or subleased by Bradenton. At the election of SouthTrust, Bradenton will, at its own expense, with respect to each parcel of real property that Bradenton owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction; provided, however, that SouthTrust shall reimburse Bradenton for the cost of any owner's title insurance policy issued at the election of SouthTrust if the Agreement





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
is terminated and the Merger abandoned for any reason other than Bradenton being in breach of any representation, warranty, covenant or other agreement contained herein.

         Section 5.11 Surveys. Bradenton will, at least thirty (30) days prior to the Effective Time of the Merger, deliver to SouthTrust a survey for each parcel of real property owned, leased or subleased by Bradenton as to which a title insurance policy has been issued prior to the date of this Agreement. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to
Section 5.10, Bradenton, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger, Bradenton shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by Bradenton, including compliance with Regulations Z and CC of the FRB; provided that neither SouthTrust nor ST-Bank shall be responsible for discovering or have any obligation to disclose the existence of such defects to Bradenton nor shall SouthTrust or ST-Bank have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, Bradenton will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.



                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and Bradenton shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Bradenton. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.





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
                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that, except as otherwise expressly provided in Section 6.9 of the Agreement, nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of Bradenton or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) The parties agree that, except as otherwise expressly provided in Section 2.2 of the Agreement, appropriate steps shall be taken to terminate all employee benefit plans of Bradenton other than the Bradenton Profit Sharing Plan (the "Bradenton PS Plan"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the Bradenton PS Plan), and subject to Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of Bradenton who the Resulting Bank employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Bradenton's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with Bradenton, the Bank or any of their respective subsidiaries prior to the Effective Time ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, past service credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         (c) The parties further agree that the Bradenton PS Plan will be amended so that all participants in the Bradenton PS Plan as of the Effective Time of the Merger shall be fully vested in their accounts under the Bradenton PS Plan. The Bradenton PS Plan shall be terminated after the Effective Time of the Merger or merged into the SouthTrust Profit Sharing Plan as of the January following the Effective Time of the Merger, as determined by SouthTrust. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the ST PS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment by Bradenton shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 6.4 Indemnification. (a) Bradenton agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact with respect to Bradenton and furnished by Bradenton and contained in the Proxy Statement that is included in the Registration Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

                 (b) As soon as practicable following the execution of this Agreement, the Board of Directors of Bradenton will amend Article VII of the Bylaws of Bradenton to delete the existing provisions of Sections 1 and 2 of Article VII in their entirety and adopt, in lieu of such provisions, the provisions set forth in Schedule 6.4(b) annexed hereto and appropriately renumber existing Section 3 of Article VII of such Bylaws. ST-FL shall ensure that all rights to indemnification and all limitations of liability existing in favor of the officers, directors or employees of Bradenton, as provided in the Bylaws of Bradenton, amended as contemplated in Schedule 6.4(b), with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect, without any amendment thereto, for a period of four (4) years from the Effective Time of the Merger.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with Bradenton and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. (a) SouthTrust shall cause a registration statement relating to the SouthTrust Shares proposed to be issued pursuant to Section 2.1 of this Agreement to be filed on Form S-4, or such successor form prescribed by the SEC, (the "Registration Statement") with the SEC and any applicable state securities authorities and SouthTrust shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933 and any applicable state securities laws. The Registration Statement, at the time it becomes effective, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933 and any applicable state securities laws.

                 (b) The Registration Statement shall include the form of Proxy Statement for the meeting of Bradenton's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement and shall be effective when delivered to such shareholders and at the Effective Time of the Merger.

                 (c) Bradenton will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC or state securities authorities and again before any amendments are filed.

                 (d) SouthTrust shall take all actions required to register or qualify or obtain exemptions from such registrations or qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable federal and state securities laws, as appropriate.


         Section 6.7 Reservation of Shares. SouthTrust, on behalf of ST-Bank, shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay to holders of Bradenton Shares the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust, on behalf of ST-Bank, shall issue the SouthTrust Shares to holders of Bradenton Shares and shall pay or cause to be paid to holders of Bradenton Shares all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

         Section 6.9 Certain Employment Agreements. As of or prior to the Effective Time of the Merger, SouthTrust shall seek to execute a replacement employment agreement (the "Replacement Agreement") with Mr. Norman Pinardi, containing such terms as shall be mutually acceptable to Mr. Pinardi and SouthTrust, which Replacement Agreement will supersede and replace that certain employment agreement dated February 12. 1992 between Mr. Pinardi and Bradenton (the "Existing Employment Agreement").

         Section 6.10 Officer Benefit Plans. As of the Effective Time of the Merger, the Officer Benefit Plans between Bradenton and Messrs. Norman Pinardi and Lloyd Geiger dated June 13, 1989 and June 12, 1990 (the "Officer Benefit Plans") shall be canceled and terminated, and Bradenton, in complete settlement and discharge of all of its obligations under the Officer Benefit Plans, shall pay to Messrs. Pinardi and Geiger the respective lump sum payments, calculated in accordance with the Officer Benefit Plans, due Messrs. Pinardi and Geiger under the Officer Benefit Plans as of the Effective Time of the Merger and either Bradenton shall assign to Messrs. Pinardi and Geiger the key man insurance policies insuring their respective lives and issued by New England Mutual Life Insurance company in exchange for Messrs. Pinardi and Geiger paying to Bradenton the cash surrender value thereof or Bradenton shall retain such policies, including the cash surrender thereof; provided, however, that if Mr. Pinardi and SouthTrust or one of its affiliates, prior to or as of the Effective Time of the Merger, shall execute the Replacement Agreement described in Section 6.9 above, and if Mr. Geiger and SouthTrust or one of its affiliates, prior to or as of the Effective Time of the Merger, shall execute an employment agreement acceptable to Mr. Geiger and SouthTrust (or one of its affiliates), the Officer Benefit Plans shall remain in full force and effect and shall be assumed by ST-Bank.



                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust, ST-Sub and ST-Bank, on the one hand, and Bradenton, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Bradenton and the sole shareholder of ST-Bank.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or Bradenton, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or Bradenton, as the case may be.

         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement on Form S-4 relating to the SouthTrust Shares to be issued pursuant to this Agreement shall have been declared effective by the SEC, no stop orders suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated; in addition, SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.



                                  ARTICLE VIII

        CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST, ST-SUB AND ST-BANK


         The obligations of SouthTrust, ST-Sub and ST-Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of Bradenton set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. Bradenton shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. Bradenton shall have delivered to SouthTrust, ST-Sub and ST-Bank a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Bradenton under Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of Bradenton or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Shackleford, Farrior, Stallings & Evans or other counsel to Bradenton acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. Bradenton shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Resulting Bank to any obligation, right or interest of Bradenton under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Resulting Bank or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of Bradenton or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of Bradenton or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. Except as otherwise contemplated by Section 6.9 of this Agreement, all employment agreements between Bradenton and any executive or employee thereof shall be terminated in their entirety as of the Effective Time of the Merger, and at the election of SouthTrust, replacement employment agreements, which are satisfactory to SouthTrust and such employees, between each of such executives or employees and SouthTrust or the Resulting Bank, shall have been executed and delivered.

         Section 8.9 Officer Benefit Plans. As of the Effective Time of the Merger, the Officers Benefit Plans described in Section 6.10 of the Agreement shall be cancelled and terminated, and the respective lump sum amounts described in Section 6.10 of the Agreement shall be paid to Messrs. Pinardi and Geiger and either Bradenton shall assign to Messrs. Pinardi and Geiger the key man insurance policies insuring their respective lives and issued by New England Mutual Life Insurance Company in exchange for Messrs. Pinardi and Geiger paying to Bradenton the cash surrender value thereof or Bradenton shall retain such policies, including the cash surrender value thereof; provided, however, that if Mr. Pinardi and SouthTrust or one of its affiliates and Mr. Geiger and SouthTrust or one of its affiliates shall execute, prior to or as of the Effective Time of the Merger, the Replacement Agreement and the employment agreement, respectively, described in Section 6.10 hereof, the Officers Benefit Plans shall be accorded the treatment described in the proviso of Section 6.10 hereof.

         Section 8.10 Acknowledgement of Option Conversion. Each Bradenton Option shall have been converted as of the Effective Time of the Merger into rights with respect to SouthTrust Shares as contemplated by Section 2.2 hereof, and each holder of a Bradenton Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such documents as SouthTrust, with the advice of counsel, may deem necessary to evidence such conversion and the cancellation and termination of any rights under the Bradenton Options and the Bradenton Stock Option Plans.

         Section 8.11 Outstanding Shares of Bradenton. The total number of Bradenton Shares outstanding as of the Effective Time of the Merger and the total number of Bradenton Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Bradenton Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Bradenton Shares, shall not exceed 193,303 shares.

         Section 8.12 Dissenters. The holders of not more than five percent (5%) of the outstanding Bradenton Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 8.13 Certification of Claims. Bradenton shall have delivered a certificate to SouthTrust that Bradenton is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Bradenton.

                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF BRADENTON


         The obligation of Bradenton to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger).

         Section 9.2 Performance of Obligations. SouthTrust and ST-Bank shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Bank shall have delivered to Bradenton a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Bank under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by Bradenton that any fact, event or condition exists or has occurred that, in the judgment of Bradenton, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Bank shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of Bradenton, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. Bradenton shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Tax Opinion. Bradenton shall have received an opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, on or before the date on which the Proxy Statement of Bradenton is to be mailed to holders of Bradenton Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Bradenton to the extent that they receive SouthTrust Shares in exchange for their Bradenton Shares in the Merger.





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
         Section 9.9 Price of SouthTrust Shares. The average last sale price of the SouthTrust Shares to be issued in connection herewith, as reported by NASDAQ for the twenty (20) trading days immediately preceding the Effective Time of the Merger, shall not be less than $16.00 per SouthTrust Share.

                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust and Bradenton; or

                 (b) by SouthTrust or Bradenton if the Merger shall not have occurred on or prior to June 30, 1994, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by SouthTrust or Bradenton (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of Bradenton set forth in the Agreement or is a material breach of any covenant or agreement of Bradenton contained in the Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of Bradenton or upon the consummation of the transactions contemplated by the Agreement, (C) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement.

                 (e) by Bradenton if (i) Bradenton shall have determined that any fact, event or condition exists that, in the judgment of Bradenton,
(A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Bank contained in the Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement,
(ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, (iii) Bradenton shall have determined that any fact, event or condition exists that, in the judgment of Bradenton, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange, or (iv) the average last sale price of the SouthTrust Shares to be issued in connection herewith, as reported by NASDAQ for the twenty (20) trading days immediately preceding the Effective Time of the Merger, is less than $16.00 per SouthTrust Share.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.

         Section 10.3 Effect of Wrongful Termination. Notwithstanding the foregoing provisions of Section 10.2, if the Merger fails to be consummated because of the wrongful termination of this Agreement or a willful, knowing or grossly negligent breach by SouthTrust or ST-Bank, on the one hand, or Bradenton, on the other hand, of any representation, warranty, covenant, undertaking, term or restriction contained herein, the other party shall have all rights and remedies afforded by law.

         Section 10.4 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, ST-Bank and Bradenton.

         Section 10.5 Waivers. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Bank, on the one hand, and Bradenton, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.6 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub, ST-Bank or Bradenton shall survive the Merger; provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, ST-Bank or Bradenton (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub, ST-Bank or Bradenton contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust, ST-Sub or ST-Bank, on the one hand, and Bradenton, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, ST-Bank or Bradenton, and/or their respective representatives, knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.



                                  ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub, ST-Bank and Bradenton with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that certain letter of intent between the parties dated ___________, 1993. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                 If to Bradenton:

                          The Bank of Bradenton
                          404 53rd Avenue West
                          Bradenton, Florida  34207
                          Attention:         Mr. Norman Pinardi
                          Fax (813) 755-4887

                 with a copy to:

                          J . Warren Frazier, Esq.
                          Shackleford, Farrior, Stallings & Evans
                          501 East Kennedy Boulevard
                          Suite 1400
                          Tampa, Florida  33601
                          Fax (813) 273-5145


                 If to ST-Bank or SouthTrust, then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention:       Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022

                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention:       C. Larimore Whitaker, Esq.
                          Fax (205) 251-8611

                 All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.4 Costs and Expenses. Expenses incurred by Bradenton on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Florida without respect to its conflicts of laws principles.

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

         Section 11.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]

                                                                                           THE BANK OF BRADENTON

                                                                    By:                    /s/  NORMAN J. PINARDI
                                                                        ------------------------------------------------------------
                                                                                             Its President & CEO
ATTEST:
             /s/  LLOYD W. GEIGER
- ------------------------------------------------
                  Its Cashier


[CORPORATE SEAL]

                                                                                        SOUTHTRUST BANK OF SARASOTA
                                                                                                   COUNTY

                                                                    By:                   /s/  CHARLES O. MURPHY
                                                                        ------------------------------------------------------------
                                                                                       Its Chairman, President & CEO
ATTEST:
             /s/  EVELYN M. TORRES
- ------------------------------------------------
                 Its Secretary



[CORPORATE SEAL]

                                                                                      SOUTHTRUST OF FLORIDA, INC.

                                                                    By:                   /s/  ALTON E. YOTHER
                                                                        ------------------------------------------------------------
                                                                                       Its Senior Vice President
ATTEST:
            /s/  AUBREY D. BARNARD
- ------------------------------------------------
                 Its Secretary



[CORPORATE SEAL]

                                                                                         SOUTHTRUST CORPORATION

                                                                    By:                   /s/  ALTON E. YOTHER
                                                                        -----------------------------------------------------------
                                                                                        Its Senior Vice President
ATTEST:
            /s/  AUBREY D. BARNARD
- ------------------------------------------------
                Its Secretary

                                                                      SCHEDULE I



                           ARTICLES OF INCORPORATION
                                       OF
                       SOUTHTRUST BANK OF SARASOTA COUNTY



                                 See attached.

                                  SCHEDULE II


                 Following the Effective Time of the Merger, the following persons will serve as directors of the Resulting Bank until the next annual meeting of stockholders of the Resulting Bank or until their successors are elected and shall qualify:

                 Name                                     Address
 --------------------------------------   --------------------------------------

  Dr. John W. Chidsey                     1219 East Avenue South
                                          Sarasota, Florida  34239

  Charles O. Murphy                       SouthTrust Bank of Sarasota County
                                          240 North Washington Boulevard
                                          Sarasota, Florida  34236

  Russell S. Natherson                    Natherson & Company
                                          1801 Glengary
                                          Sarasota, Florida  34231

  Charles E. Richards, Jr.                311 57th Street
                                          Sarasota, Florida  34243

  C. Dana Rollings                        The Rollings Company
                                          2815 Proctor Road
                                          Sarasota, Florida  34231

 *George T. Smith                         5060 18th Avenue West
                                          Bradenton, Florida  34209





- -----------------------------------------
*Former director of The Bank of Bradenton.

Following the Effective Time of the Merger, the following persons will serve as executive officers of the Resulting Bank until their successors are elected and shall qualify:


                 Name                                    Address
 --------------------------------------   --------------------------------------

  Charles O. Murphy                       SouthTrust Bank of Sarasota County
  Chairman/President & CEO                240 North Washington Boulevard
                                          Sarasota, Florida  34236

  Kevin Hagan                             SouthTrust Bank of Sarasota County
  Senior Vice President, South County     240 North Washington Boulevard
  Area Executive                          Sarasota, Florida  34236

 *Norman Pinardi                          SouthTrust Bank of Sarasota County
  Manatee County President                240 North Washington Boulevard
                                          Sarasota, Florida  34236

  Cindy Kunz                              SouthTrust Bank of Sarasota County
  Vice President, Cashier/CFO             240 North Washington Boulevard
                                          Sarasota, Florida  34236



- -------------------------------------------
*Former officer of The Bank of Bradenton.

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       SOUTHTRUST BANK OF SARASOTA COUNTY
                                      WITH
                               BANK OF BRADENTON


                               LIST OF SCHEDULES

                      -----------------------------------


Disclosure Schedule 3.2
Disclosure Schedule 3.4
Disclosure Schedule 3.5
Disclosure Schedule 3.9
Disclosure Schedule 3.10
Disclosure Schedule 3.12(a)
Disclosure Schedule 3.14(a)
Disclosure Schedule 3.14(b)
Disclosure Schedule 3.15
Disclosure Schedule 3.16
Disclosure Schedule 3.20
Disclosure Schedule 3.23
Disclosure Schedule 4.5

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       SOUTHTRUST BANK OF SARASOTA COUNTY
                                      WITH
                               BANK OF BRADENTON


                                LIST OF EXHIBITS

                 ---------------------------------------------



Exhibit 8.5      Opinion of Shackleford, Farrior, Stallings & Evans
Exhibit 9.6      Opinion of Bradley, Arant, Rose & White

                               AMENDMENT NO. 1
                                      TO
                         AGREEMENT AND PLAN OF MERGER

        This AMENDMENT NO. 1 (the "Amendment"), dated as of April 27, 1994, to that certain Agreement and Plan of Merger dated as of January 31, 1994 by and between SouthTrust Bank of Sarasota County and The Bank of Bradenton, and joined in by SouthTrust of Florida, Inc. and SouthTrust Corporation.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        (a) Amendment to Section 1.1(a). The Agreement is hereby amended by inserting immediately after the end of the first sentence of Section 1.1(a) therein the following sentence:

        "The name of the Resulting Bank shall be 'SouthTrust Bank of the Suncoast.'"

        (b) Amendment to Section 1.1(d). The Agreement is hereby amended by deleting Section 1.1(d) therein and inserting in its place and stead the following:

                "(d) The proposed main office of the Resulting Bank shall be located at 1800 2nd Street, Sarasota, Florida. The branch offices of the Resulting Bank shall be each existing branch office of Bradenton and ST-Bank and the existing main office of Bradenton."

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the day and year first above written.


                                                  THE BANK OF BRADENTON

[CORPORATE SEAL]                        By:       /s/ NORMAN J. PINARDI
                                           ------------------------------------
                                                 Its President and Chief
                                                    Executive Officer
ATTEST:

By:        /s/ LLOYD W. GEIGER
   ----------------------------------
                Its Cashier


                                                SOUTHTRUST BANK OF SARASOTA
                                                         COUNTY

[CORPORATE SEAL]                        By:       /s/ CHARLES O. MURPHY
                                           ------------------------------------
                                                Its Chairman, President and
                                                  Chief Executive Officer
ATTEST:

By:       /s/ EVELYN M. TORRES
   ----------------------------------
              Its Secretary


                                                 SOUTHTRUST OF FLORIDA, INC.

[CORPORATE SEAL]                        By:         /s/ ALTON E. YOTHER
                                           ------------------------------------
                                                 Its Senior Vice President
ATTEST:

By:       /s/ AUBREY D. BARNARD
   ----------------------------------
              Its Secretary

                                                   SOUTHTRUST CORPORATION

[CORPORATE SEAL]                        By:         /s/ ALTON E. YOTHER
                                           ------------------------------------
                                                 Its Senior Vice President
ATTEST:

By:       /s/ AUBREY D. BARNARD
   ----------------------------------
              Its Secretary

                     EXHIBIT B - FLORIDA DISSENT PROVISIONS

658.44   APPROVAL BY STOCKHOLDERS; RIGHTS OF DISSENTERS; PRE-EMPTIVE RIGHTS.

         (1) The department shall not issue a certificate of merger to a resulting state bank or trust company unless the plan of merger and merger agreement, as adopted by a majority of the entire board of directors of each constituent bank or trust company, and as approved by each appropriate federal regulatory agency and by the department, has been approved:

                 (a) By the stockholders of each constituent national bank as provided by, and in accordance with the procedures required by, the laws of the United States applicable thereto, and

                 (b) After notice as hereinafter provided, by the affirmative vote or written consent of the holders of at least a majority of the shares entitled to vote thereon of each constituent state bank or state trust company, unless any class of shares of any constituent state bank or state trust company is entitled to vote thereon as a class, in which event as to such constituent state bank or state trust company the plan of merger and merger agreement shall be approved by the stockholders upon receiving the affirmative vote or written consent of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Such vote of stockholders of a constituent state bank or state trust company shall be at an annual or special meeting of stockholders or by written consent of the stockholders without a meeting as provided in s. 607.0704.

Approval by the stockholders of a constituent bank or trust company of a plan of merger and merger agreement shall constitute the adoption by the stockholders of the articles of incorporation of the resulting state bank or state trust company as set forth in the plan of merger and merger agreement.

         (2) Written notice of the meeting of, or proposed written consent action by, the stockholders of each constituent state bank or state trust company shall be given to each stockholder of record, whether or not entitled to vote, and whether the meeting is an annual or a special meeting or whether the vote is to be by written consent pursuant to s. 607.0704, and the notice shall state that the purpose or one of the purposes of the meeting, or of the proposed action by the stockholders without a meeting, is to consider the proposed plan of merger and merger agreement. Except to the extent provided otherwise with respect to stockholders of a resulting bank or trust company pursuant to subsection (7), the notice shall also state that dissenting stockholders will be entitled to payment in cash of the value of only those shares held by the stockholders:

                 (a) Which at a meeting of the stockholders are voted against the approval of the plan of merger and merger agreement;

                 (b) As to which, if the proposed action is to be by written consent of stockholders pursuant to s. 607.0704, such written consent is not given by the holder thereof; or

                 (c) With respect to which the holder thereof has given written notice to the constituent state bank or trust company, at or prior to the meeting of the stockholders or on or prior to the date specified for action by the stockholders without a meeting pursuant to
         s. 607.0704 in the notice of such proposed action, that the stockholder dissents from the plan of merger and merger agreement.

Hereinafter in this section, the term "dissenting shares" means and includes only those shares, which may be all or less than all the shares of any class owned by a stockholder, described in paragraphs (a), (b), and (c).

         (3) On or promptly after the effective date of the merger, the resulting state bank or trust company, or a bank holding company which, as set out in the plan of merger or merger agreement, is offering shares rights, obligations, or other securities or property in exchange for shares of the constituent banks or trust companies, may fix an amount which it considers to be not more than the fair market value of the shares of a constituent bank or trust company and which it will pay to the holders of dissenting shares of that constituent bank or trust company and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of that constituent bank or trust company. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares, and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of the resulting state bank or state trust company.

         (4) The owners of dissenting shares who have accepted an offer made pursuant to subsection (3) shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the effective date of the merger, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the effective date of the merger.

         (5) The value of dissenting shares of each constituent state bank or state trust company, the owners of which have not accepted an offer for such shares made pursuant to subsection (3), shall be determined as of the effective date of the merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of the resulting state bank, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within 90 days from the effective date of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such dissenting shares, the department shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by the resulting state bank or trust company.

         (6) Upon the effective date of the merger, all the shares of stock of every class of each constituent bank or trust company, whether or not surrendered by the holders thereof, shall be void and deemed to be canceled, and no voting or other rights of any kind shall pertain thereto or to the holders thereof except only such rights as may be expressly provided in the plan of merger and merger agreement or expressly provided by law.

         (7) The provisions of subsection (6) and, unless agreed by all the constituent banks and trust companies and expressly provided in the plan of merger and merger agreement, subsections (3), (4), and (5) are not applicable to the resulting bank or trust company or to the shares or holders of shares of a resulting bank or trust company the cash, shares, rights, obligations, or other securities or property of which in whole or in part, is provided in the plan of merger or merger agreement to be exchanged for the shares of the other constituent banks or trust companies.

         (8) The stock, rights, obligations and other securities of a resulting bank or trust company may be issued as provided by the terms of the plan of merger and merger agreement, free from any preemptive rights of the holders of any of the shares of stock or of any of the rights, obligations, or other securities of such resulting bank or trust company or of any of the constituent banks or trust companies.

         (9) After approval of the plan of merger and merger agreement by the stockholders as provided in subsection (1), there shall be filed with the department, within 30 days after the time limit in s. 658.43(5), a fully executed counterpart of the plan of merger and merger agreement as so approved if it differs in any respect from any fully executed counterpart thereof theretofore filed with the department, and copies of the resolution approving the same by the stockholders of each constituent bank or trust company, certified by the president, or chief executive officer if other than the president, and the cashier or corporate secretary of each constituent bank or trust company, respectively, with the corporate seal impressed thereon.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Restated Certificate of Incorporation and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he not be adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   The following exhibits are filed as part of this Registration
Statement:

  2(a) Agreement and Plan of Merger between SouthTrust Bank of Sarasota County and The Bank of Bradenton, and joined in by SouthTrust Corporation and SouthTrust of Florida, Inc. (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
*  4(a)   Certificate of Adoption of Resolutions designating Series A
          Junior Participating Preferred Stock, adopted February 22,
          1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).
*  4(b)   Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
          Agent, which was filed as Exhibit 1 to SouthTrust
          Corporation's Registration Statement on Form 8-A (File No.
          1-3613).
*  4(c)   Indenture, dated as of May 1, 1987 between SouthTrust
          Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration
          Statement on Form S-3 (Registration No. 33-13637).
*  4(d)   Subordinated Indenture, dated as of May 1, 1992, between
          SouthTrust Corporation and Chemical Bank, which was filed as
          Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-52717).
*  4(e)   Composite Restated Bylaws of SouthTrust Corporation, as
          amended through October 13, 1989, which was filed as Exhibit
          4(m) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-50107).
*  4(f)   Composite Restated Certificate of Incorporation of SouthTrust
          Corporation, as amended through June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-50107).
   5 Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
   8      Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
   23(a)  Consent of Arthur Andersen & Co.
   23(b)  Consent of George Russell.
   23(c) Consent of Bradley, Arant, Rose & White (included in Exhibit 5). 23(d) Consent of Bradley, Arant, Rose & White (included in Exhibit 8).
   24     Powers of Attorney.


______________________________________
*   Incorporated by reference.

ITEM 22.  UNDERTAKINGS.


(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       (1)    The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately proceeding, or
                 (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 11, 1994.


                                             SOUTHTRUST CORPORATION

                                   By:/s/ Wallace D. Malone, Jr.
                                      -------------------------------------
                                          Wallace D. Malone, Jr.
                                          Its Chairman of the Board of
                                      Directors and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                              Title                            Date
          ---------                              -----                            ----
/s/ Wallace D. Malone, Jr.               Chairman, Chief Executive
- ----------------------------------            Officer, Director                 May 11, 1994
    Wallace D. Malone, Jr.

     /s/ Roy W. Gilbert, Jr.             President, Chief Operating
- ----------------------------------            Officer, Director                 May 11, 1994
     Roy W. Gilbert, Jr.

      /s/ Aubrey D. Barnard              Secretary, Treasurer and
- ----------------------------------         Controller (Principal                May 11, 1994
        Aubrey D. Barnard                    Accounting and
                                           Financial Officer)


                                               Director
- ----------------------------------                                              May __, 1994
         H. Allen Franklin

                                               Director
- ----------------------------------                                              May __, 1994
         Herbert Stockham

                                               Director
- ----------------------------------                                              May __, 1994
         Bill L. Harbert

               *                               Director
- ----------------------------------                                              May 11, 1994
         T. W. Mitchell

                                               Director
- ----------------------------------                                              May __, 1994
         William C. Hulsey



                                               Director                         May __, 1994
- --------------------------------------
         John M. Bradford


                *                              Director                         May 11, 1994
- --------------------------------------
     Wm. Kendrick Upchurch, Jr.


                *                              Director                         May 11, 1994
- --------------------------------------
         Charles G. Taylor


                *                              Director                         May 11, 1994
- --------------------------------------
         Allen J. Keesler, Jr.


* /s/ William L. Prater                                                         May 11, 1994
- --------------------------------------
      William L. Prater
      Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                                                                    PAGE IN
                                                                                                                 SEQUENTIALLY
     EXHIBIT                                                                                                       NUMBERED
       NO.                                   DESCRIPTION                                                            FILING
    ---------                                -----------                                                           --------
          2(a)   Agreement and Plan of Merger between SouthTrust Bank of Sarasota County and The Bank of
                 Bradenton, and joined in by SouthTrust Corporation and SouthTrust of Florida, Inc. (included as
                 Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
 *        4(a)   Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                 Statement on Form 8-A (File No. 1-3613).
 *        4(b)   Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
                 Registration Statement on Form 8-A (File No. 1-3613).
 *        4(c)   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster
                 Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement
                 on Form S-3 (Registration No. 33-13637).
 *        4(d)   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical
                 Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust
                 Corporation (Registration No. 33-44857).
 *        4(e)   Composite Restated Bylaws of SouthTrust Corporation, as amended through October 13, 1989, which was filed as Exhibit 4(m) to the Registration Statement on Form S-3 of SouthTrust
                 Corporation (Registration No. 33-50107).
 *        4(f)   Composite Restated Certificate of Incorporation of SouthTrust Corporation, as amended through
                 June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of
                 SouthTrust Corporation (Registration No. 33-50107).
          5      Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
          8      Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
         23(a)   Consent of Arthur Andersen & Co.
         23(b)   Consent of George Russell.
         23(c)   Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
         23(d)   Consent of Bradley, Arant, Rose & White (included in Exhibit 8).
         24      Powers of Attorney.
______________________________________
*   Incorporated by reference.


